UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fidelity National Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

FIDELITY NATIONAL FINANCIAL, INC.

601 RIVERSIDE AVENUE

JACKSONVILLE, FLORIDA 32204

APRIL 28, 2025

Dear Shareholder:

On behalf of the board of directors, I cordially invite you to attend the annual meeting of the shareholders of Fidelity National Financial, Inc. The meeting will be held virtually on June 11, 2025 at 10:00 a.m., Eastern Time. Instructions for accessing the virtual meeting platform online are included in the Proxy Statement for this meeting. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including who can vote and the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card. Whether or not you plan to attend the virtual annual meeting, please vote by one of the outlined methods to ensure that your shares are represented and voted in accordance with your wishes.

On behalf of the board of directors, I thank you for your support.

Sincerely,

Michael J. Nolan

Chief Executive Officer

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

To the Shareholders of Fidelity National Financial, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Shareholders of Fidelity National Financial, Inc. will be held via live webcast on June 11, 2025, at 10:00 a.m., Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/FNF2025 and using your 16-digit control number, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m. Eastern Time. Please note that there will not be a physical location for the 2025 Annual Meeting and that you will only be able to attend the meeting by means of remote communication. We designed the format of our virtual annual meeting to ensure that our shareholders who attend the virtual annual meeting will have the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions.

The meeting is being held in order to:

1.	Elect three Class II directors to serve until the 2028 Annual Meeting of Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal;

2.	Approve the redomestication of the Company to the State of Nevada by conversion;

3.	Approve or disapprove a shareholder proposal to elect each director annually;

4.	Approve a non-binding advisory resolution on the compensation paid to our named executive officers (the Say-on-Pay Proposal);

5.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year.

At the meeting, we will also transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The board of directors set April 14, 2025 as the record date for the meeting. This means that owners of FNF’s common stock at the close of business on that date are entitled to:

•	Receive notice of the meeting; and

•	Vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the virtual annual meeting. Please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting.

You may vote your shares through the Internet, by telephone, or by mailing your proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 3 of the proxy statement.

Sincerely,

Michael L. Gravelle

Corporate Secretary

Jacksonville, Florida

April 28, 2025

PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND MAIL IT PROMPTLY IN AN ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2025: The Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available www.proxyvote.com.

TABLE OF CONTENTS

1	General Information About the Company

2	General Information About the Virtual Annual Meeting

8	Corporate Governance Highlights

8	Corporate Governance and Related Matters

21	Certain Information About Our Directors

30	Proposal No. 1: Election of Directors

31	Proposal No. 2: Approval of Redomestication of Fidelity National Financial, Inc. from the State of Delaware to the State of Nevada

63	Proposal No. 3: Elect Each Director Annually

64	Certain Information About Our Executive Officers

65	Compensation Discussion and Analysis

85	Executive Compensation

114	Proposal No. 4: Advisory Vote on Executive Compensation

115	Proposal No. 5: Ratification of Independent Registered Public Accounting Firm

116	Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

118	Certain Relationships and Related Person Transactions

124	Delinquent Section 16(a) Reports

124	Shareholder Proposals and Nominations

125	Other Matters

125	Available Information

Annex A:	Plan of Conversion

Annex B:	Nevada Articles of Incorporation

Annex C:	Nevada Bylaws

PROXY STATEMENT

The proxy is solicited by the board of directors, or the board, of Fidelity National Financial, Inc., or FNF or the Company, for use at the Annual Meeting of Shareholders to be held on June 11, 2025 at 10:00 a.m., Eastern Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held virtually at www.virtualshareholdermeeting.com/FNF2025.

It is anticipated that such proxy, together with this proxy statement, will first be mailed on or about April 28, 2025 to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 854-8100.

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business and future performance, as well as ESG targets, goals, and commitments outlined in this proxy statement or elsewhere. These statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods, or by the inclusion of forecasts or projections. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024.

GENERAL INFORMATION ABOUT THE COMPANY

We are a leading provider of (i) title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty products, (ii) technology and transaction services to the real estate and mortgage industries and (iii) annuity and life insurance products. FNF is one of the nation’s largest title insurance companies operating through its title insurance underwriters - Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Insurance and National Title Insurance of New York Inc. - which collectively issue more title insurance policies than any other title company in the United States. Through our subsidiary ServiceLink Holdings, LLC, we provide mortgage transaction services including title-related services and facilitation of production and management of mortgage loans. We are also a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through our majority-owned subsidiary, F&G Annuities & Life, Inc. (F&G).

On December 1, 2022, we completed our previously announced separation and distribution to our shareholders, on a pro rata basis, of approximately 15% of the common stock of F&G (the F&G Distribution). Following the F&G Distribution, we retained control of F&G through our approximate 85%

1	Fidelity National Financial, Inc.

ownership stake. The F&G Distribution was accomplished by the distribution of 68 shares of common stock, par value $0.001 per share, of F&G for every 1,000 shares of our common stock, par value $0.0001 per share, as a dividend to each holder of shares of our common stock as of the close of business on November 22, 2022, the record date for the F&G Distribution.

As a result of the F&G Distribution, F&G is a separate, publicly traded company and its businesses, assets and liabilities consist of those related to F&G’s business as a provider of insurance solutions serving retail annuity and life customers and institutional clients. Through F&G’s insurance subsidiaries, including Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, F&G intends to continue to market a broad portfolio of deferred annuities (including fixed indexed annuities and multi-year guarantee annuities or other fixed rate annuities), immediate annuities, indexed universal life insurance, funding agreements (through funding agreement-backed notes issuances and the Federal Home Loan Bank of Atlanta) and pension risk transfer solutions. All of FNF’s core title insurance, real estate, technology and mortgage related businesses, assets and liabilities that are not held by F&G remain with FNF.

FNF has a long history of delivering consistent, industry-leading results, driven by a steadfast focus on our customers and shareholders, a culture of employee excellence, and an ability to deliver outstanding performance even in a challenging market environment. FNF generated $13.9 billion of total revenue (excluding $189 million of noncash, valuation losses on investment securities) and $1,391 million of net earnings in 2024. Our strong performance despite one of the most challenging mortgage markets in more than three decades is a testament to our experienced leadership team, strong balance sheet, and diversified business model.

Our consistent operating results have translated to strong returns for our shareholders. We also remain focused on deploying capital to best maximize shareholder value through investments in our business and returning capital to our shareholders. During the five-year period from January 1, 2020 through December 31, 2024, we returned approximately $2.4 billion to our shareholders in the form of cash dividends and approximately $1.3 billion through share repurchases.

GENERAL INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING

Your shares can be voted at the virtual annual meeting only if you vote by proxy or if you are present and vote at the meeting. Even if you expect to attend the virtual annual meeting, please vote by proxy to assure that your shares will be represented.

WHY DID I RECEIVE THIS PROXY STATEMENT?

The board is soliciting your proxy to vote at the virtual annual meeting because you were a holder of our common stock at the close of business on April 14, 2025, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company’s directors and executive officers.

Fidelity National Financial, Inc.	2

WHO IS ENTITLED TO VOTE?

All record holders of our common stock as of the close of business on April 14, 2025 are entitled to vote. As of the close of business on that day, 274,639,798 shares of our common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the virtual annual meeting.

If you hold your shares of FNF common stock through a broker, bank or other holder of record, you are considered a "beneficial owner" of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet or by telephone.

WHAT SHARES ARE COVERED BY THE PROXY CARD?

The proxy card covers all shares of FNF common stock held by you of record (i.e., shares registered in your name) and any shares of FNF common stock held for your benefit in our 401(k) plan.

HOW DO I VOTE?

You may vote using any of the following methods:

At the virtual annual meeting. All shareholders may vote at the virtual annual meeting. Please see "How do I access the virtual annual meeting? Who may attend?" for additional information on how to vote at the annual meeting.

By proxy. There are three ways to vote by proxy:

•	By mail, using your proxy card and return envelope;

•	By telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

•	By the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting virtually, please vote by proxy to assure that your shares will be represented.

WHAT DOES IT MEAN TO VOTE BY PROXY?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Corporate Secretary and Assistant Corporate Secretary, who are sometimes referred to as the "proxy holders." By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the board for such proposal.

3	Fidelity National Financial, Inc.

ON WHAT AM I VOTING?

You will be asked to consider five proposals at the annual meeting.

•	Proposal No. 1 asks you to elect three Class II directors to serve until the 2028 Annual Meeting of Shareholders.

•	Proposal No. 2 asks you to approve the redomestication of the Company to the State of Nevada by conversion.

•	Proposal No. 3 asks you to approve or disapprove a shareholder proposal to elect each director annually.

•	Proposal No. 4 asks you to approve, on a non-binding advisory basis, the compensation paid to our named executive officers in 2024 (the Say-on-Pay Proposal).

•	Proposal No. 5 asks you to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year.

HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THESE PROPOSALS?

The board recommends that you vote "FOR ALL" director nominees in Proposal 1, and "FOR" Proposals 2, 4 and 5. The board would like to understand shareholders views on Proposal 3 and is making no recommendation with respect to that proposal.

WHAT HAPPENS IF OTHER MATTERS ARE RAISED AT THE MEETING?

Although we are not aware of any matters to be presented at the virtual annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the virtual annual meeting in accordance with the procedures specified in our certificate of incorporation and bylaws, or applicable law, all proxies given to the proxy holders will be voted in accordance with their best judgment.

WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the virtual annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the virtual annual meeting; or casting a ballot at the virtual annual meeting.

WHO WILL COUNT THE VOTES?

Broadridge Investor Communications Services will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

Fidelity National Financial, Inc.	4

HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

The following votes must be received:

•	For Proposal No. 1 regarding the election of directors, a majority of votes of our common stock cast is required to elect a director. Abstentions and broker non-votes are not counted as votes cast and will therefore have no effect.

•	For Proposal No. 2 regarding the approval of the redomestication of the Company to Nevada through conversion, the affirmative vote of a majority of the shares of our outstanding common stock entitled to vote thereon would be required for approval. Abstentions and broker non-votes will have the effect of a vote against Proposal No. 2.

•	For Proposal No. 3 regarding electing each director annually, our bylaws require that proposals relating to matters other than the election of directors be approved by the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting, in which case abstentions and broker non-votes have the effect of a vote against Proposal No. 3.

•	For Proposal No. 4 regarding a non-binding advisory vote on the compensation paid to our named executive officers, this vote is advisory in nature. Our bylaws require that proposals relating to matters other than the election of directors be approved by the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting, in which case abstentions and broker non-votes have the effect of a vote against Proposal No. 4. Because the vote on Proposal No. 4 is advisory and therefore will not be binding on the Company, the board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers.

•	For Proposal No. 5 regarding the ratification of the appointment of Ernst & Young LLP, the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a "routine" matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions, and, therefore, there will be no broker non-votes on this proposal.

WHAT CONSTITUTES A QUORUM?

A quorum is present if a majority of the outstanding shares of our capital stock issued and entitled to vote at the annual meeting are present in person or represented by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum of each class is present.

WHAT ARE BROKER NON-VOTES? IF I DO NOT VOTE, WILL MY BROKER VOTE FOR ME?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the Securities and Exchange Commission and the rules promulgated by the New York Stock Exchange thereunder.

5	Fidelity National Financial, Inc.

The Company believes that all the proposals to be voted on at the annual meeting, except for Proposal No. 5 regarding the appointment of Ernst & Young LLP as our independent registered public accounting firm, are not "routine" matters. On non-routine matters, such as Proposals No. 1, 2, 3 and 4, nominees cannot vote unless they receive voting instructions from beneficial owners. Please be sure to give specific voting instructions to your nominee so that your vote can be counted. With respect to Proposals 2, 3, and 4, broker non-votes will have the effect of a vote against such proposals.

WHAT EFFECT DOES AN ABSTENTION HAVE?

With respect to Proposal No. 1, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to each of Proposals No. 2, 3, 4 and 5, abstentions will have the effect of a vote against the proposals.

WHO PAYS THE COST OF SOLICITING PROXIES?

We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of our common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $11,000 plus reimbursement of expenses.

WHAT IF I SHARE A HOUSEHOLD WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the Securities and Exchange Commission, called "householding." Under this procedure, FNF shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are a shareholder who resides in the same household with another shareholder, or if you hold more than one account registered in your name at the same address, and wish to receive a separate proxy statement and annual report or notice of internet availability of proxy materials for each account, please contact, Broadridge, toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, at 51 Mercedes Way, Edgewood, New York 11717. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. We hereby undertake to deliver promptly upon written or oral request, a separate copy of the Annual Report to Shareholders, or this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered.

Fidelity National Financial, Inc.	6

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

In accordance with the rules of the Securities and Exchange Commission, we have elected to furnish to our shareholders this Proxy Statement and our Annual Report on Form 10-K by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, the Notice of Internet Availability is being mailed to our shareholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct shareholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available for shareholders at www.proxyvote.com. Instead of receiving future copies of our Proxy Statement and Annual Report on Form 10-K by mail, shareholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to you; an electronic link to the proxy voting site will be provided to you. Shareholders of record can enroll at www.proxyvote.com for online access to future proxy materials. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

HOW DO I ACCESS THE VIRTUAL ANNUAL MEETING? WHO MAY ATTEND?

At the virtual annual meeting, shareholders will be able to listen to the meeting live and vote. To be admitted to the virtual annual meeting at www.virtualshareholdermeeting.com/FNF2025, you must enter the 16-digit control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from your broker, bank or other nominee. Although you may vote online during the annual meeting, we encourage you to vote via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.

The meeting webcast will begin promptly at 10:00 a.m., Eastern Time, on June 11, 2025, and we encourage you to access the meeting prior to the start time.

WILL I BE ABLE TO ASK QUESTIONS DURING THE VIRTUAL ANNUAL MEETING?

Shareholders will be able to ask questions through the virtual meeting website during the meeting through www.virtualshareholdermeeting.com/FNF2025. The Company will respond to as many appropriate questions during the annual meeting as time allows.

7	Fidelity National Financial, Inc.

HOW CAN I REQUEST TECHNICAL ASSISTANCE DURING THE VIRTUAL ANNUAL MEETING?

A technical support line will be available on the meeting website for any questions on how to participate in the virtual annual meeting or if you encounter any difficulties accessing the virtual meeting.

CORPORATE GOVERNANCE HIGHLIGHTS

Our board is focused on good governance practices, which promote the long-term interests of our shareholders and support accountability of our board of directors and management. Our board of directors has implemented the following measures to improve our overall governance practices.

See "Corporate Governance and Related Matters" for more detail on FNF’s governance practices.

•	Proxy access right adopted in response to support from shareholders

•	Majority voting in uncontested director elections, with a resignation policy

•	Lead Independent Director with robust duties

•	Shareholders may act by written consent

•	Independent audit, compensation, corporate governance and nominating committees

•	Shareholder engagement on compensation and governance issues

•	Annual performance evaluations of the board of directors and committees

•	Robust stock ownership guidelines for our executive officers and directors

•	Clawback policy in compliance with NYSE rules

•	No supermajority voting requirement for shareholders to act

•	Stand-alone independent related person transaction committee

CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE GUIDELINES

Our corporate governance guidelines provide, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and establish a common set of expectations as to how the board of directors should perform its functions. The Corporate Governance Guidelines address a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board of directors, Chief Executive Officer and Lead Director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing

Fidelity National Financial, Inc.	8

education, evaluation of senior management and management succession planning. These guidelines specifically provide that a majority of the members of the board of directors must be outside directors whom the board of directors has determined have no material relationship with us and who otherwise meet the independence criteria established by the New York Stock Exchange. The board of directors reviews these guidelines and other aspects of our governance at least annually. A copy of our Corporate Governance Guidelines is available for review on our website at www.investor.fnf.com.

CODES OF ETHICS

Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, and a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics are designed to maintain our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on our website at www.investor.fnf.com.

Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on our website at www.investor.fnf.com.

SUSTAINABILITY

Our Company and board of directors are committed to addressing sustainability issues to better serve our employees, business partners, and the communities impacted by our business operations.

Maintaining a sustainable business starts with being transparent about our business practices, corporate governance, environmental impact, and our commitments to our stakeholders. Each year we publish a Sustainability Report that discusses our progress. To learn more about our efforts, please view our most recent reports via our website, www.fnf.com/sustainability. We expect to publish our 2024 report in Summer 2025.

Our sustainability commitments focus on:

Supporting Financial Goals and Protecting Homeownership: Our policyholders depend on the strength and security of a trustworthy title insurance company to protect their ownership rights for years to come. As a provider of title insurance, we diligently safeguard the rights of both residential and commercial property owners against unexpected legal and financial claims that may arise after closing.

9	Fidelity National Financial, Inc.

F&G’s product solutions also support our clients in achieving their retirement goals and improving their financial lives, while protecting against unforeseen events through life insurance policies.

Consumer Data and Fraud Protection: The safety and security of our policyholders, customers, vendors, and employees is one of our top priorities. This means ensuring rigorous information security and internal auditing protocols, and monitoring to help ensure the safety of funds and private information that are in our custody. We work hard to protect our stakeholders from fraud and educate them through our fraud prevention programs.

Preserving the Environment: FNF works to integrate environmental management practices into our operations, including our facilities. As part of our commitment to preserve the environment, we understand that we not only have a duty to protect the local environments where we operate, but that climate change may pose risks and present opportunities to our business. Annually, we conduct a climate risk assessment to understand climate-related risks that may impact our business and to manage these risks through our enterprise risk management systems.

We have several efforts underway to reduce our environmental footprint across our locations. Our efforts include monitoring and mitigating our carbon footprint and participating in recycling programs. Additionally, by digitizing a traditionally paper-intensive industry, we have implemented customer- centric technology that also significantly reduces paper consumption in real estate transactions. We are committed to moving the title insurance industry in a more sustainable direction.

Supporting Our Employees and Communities: Our employees are our greatest asset, and we are committed to providing opportunities to expand their knowledge base and develop skills for career advancement. Additionally, we are committed to building a diverse and inclusive workplace. With over 1,300 locations throughout the United States and Canada and over 20,000 employees, we are positioned to make a difference within the communities in which we operate. Through local community involvement, corporate initiatives, philanthropic giving, and an active community volunteer ethos, we work hard each day to support the communities where we live and operate.

High Standard of Conduct: The Company adheres to applicable laws, regulations and principles of conduct to protect the public’s trust, ensure conscientious performance and preserve the Company’s legacy of honesty and strong ethical standards. FNF has implemented strong governance practices, policies, training, and reporting avenues designed to encourage all employees to adhere to our high standards for business integrity.

KEY 2024 SUSTAINABILITY ACCOMPLISHMENTS

•	Continued to monitor risks and opportunities related to our climate risk assessment.

•	Invested in technology that allows us to calculate our emissions scopes across our real estate portfolio.

•	Revised and developed key policies and statements to reflect our ongoing commitment to sustainability-related risks.

BOARD AND SUSTAINABILITY OVERSIGHT

FNF is committed to strong governance systems and policies that ensure fair, transparent and efficient business practices. To honor that commitment, our management team leads our sustainability efforts with oversight from the audit committee, which reports to the board of directors.

Fidelity National Financial, Inc.	10

SUSTAINABILITY DUE DILIGENCE

Sustainability is embedded across FNF’s approach to mergers and acquisitions. In order to maximize the value of each of our diverse assets, our management team takes a holistic approach and reviews sustainability practices that are material to a potential investment. We believe that managing sustainability issues in our mergers and acquisitions helps FNF generate stronger returns for our shareholders while improving our impact on the community.

SUSTAINABILITY RISK MANAGEMENT

FNF recognizes that sustainability risks, including climate change and severe weather conditions, cybersecurity breaches, pandemic diseases, and other catastrophic events may impact our business. At FNF, we manage material risks, including sustainability risks, through our Enterprise Risk Management (ERM) program. Our ERM program is overseen by our Chief Risk Officer. Our Chief Risk Officer reports to the audit committee of our board of directors regularly about our ERM and Business Continuity programs. At the management level, FNF manages risk through a cross- functional committee of members of senior management known as the Enterprise Risk Steering Committee (ERSC). This group identifies key enterprise risks, from strategic, operational, financial, legal, information technology and cyber and physical security, and compliance perspectives.

Our ERM program works diligently to identify, assess, and manage risks. This includes conducting risk assessments on our material risks and reviewing proposed new products and services for possible climate impacts outside of current operations. Consistent with FNF's processes for other risk assessments, our ERM team meets with key stakeholders in FNF's corporate control and operational groups to develop an overall risk inventory related to climate-related risk. In conjunction with our climate-related risk assessment, we enhanced and developed key policies and statements to further embed consideration of climate risk into our business strategy and financial planning. Our approach includes our Environmental Policy Statement, integration of climate-related and other sustainability risks into our ERM program, and consideration of climate-related and other sustainability risks when conducting due diligence for potential acquisitions and new product and service offerings.

As part of our investment strategy, we regularly identify and monitor numerous risks that could have a detrimental impact on our investment portfolio. We have revised our Investment Policy to incorporate consideration of material climate-related risk, including risks that relate to the changing domestic and global market for energy generation and the related regulatory environment, as part of our investment strategy.

We maintain a dedicated Business Continuity Office (BCO) that is responsible for the implementation of our business continuity program and reports to the Chief Risk Officer. Our business continuity program is part of our ERM program and establishes plans for our core products, processes, and services. This includes predetermined actions to be taken, resources to be used, and procedures to be followed before, during, and after a disaster or other crisis.

FNF’s headquarters are in Jacksonville, Florida, an area at high risk of hurricane and flood damage. We have taken steps to harden our corporate offices in Jacksonville and provided the majority of our employees with the tools they need to work remotely.

INCLUSION

We believe that the diversity of our employees’ ideas, perspectives, and experiences, allows us to offer our customers meaningful and customized products and services. FNF considers

11	Fidelity National Financial, Inc.

inclusivity with respect to all aspects of our business operations; particularly with respect to hiring, compensation, and growth opportunity. We are committed to being an equal opportunity employer and promoting inclusion efforts across our business.

FNF’s goal is to foster an inclusive workplace, where each employee receives equal access to opportunities throughout the organization. We prohibit employment discrimination on the basis of race, color, creed, religion, age, sex/gender, pregnancy, national origin or ancestry, citizenship status, veteran status, marital status, physical or mental disability, sexual orientation, gender identity or expression (including transgender status), genetic information and/or any other characteristic protected by applicable federal, state or local laws.

FNF’s corporate policies, such as its Code of Business Conduct & Ethics, Harassment, Discrimination, and Bullying Policy, Americans with Disabilities Act Compliance Policy, and Workplace Violence Prevention Policy, prohibit discrimination and harassment. Our Employee Handbook contains our Equal Employment Opportunity and other non-discrimination statements.

Annually, employees must acknowledge our key corporate non-discrimination policies and complete trainings including: Code of Business Conduct and Ethics Training, and Reporting Harassment: Everyone’s Responsibility. FNF maintains an open-door culture that encourages both employee feedback and provides employees several channels through which to report potential violations.

We have many women in leadership roles throughout our organization. As of January 1, 2025, out of approximately 18,500 U.S.-based FNF employees, 69% are women and 31% are men. Two out of eleven board members are women, 42% percent of the members of FNF’s leadership team are women and 67% of FNF’s non-executive managers are women. Our annual Women in Leadership Program for female executives, managers, and future managers provides mentoring and development opportunities to encourage and promote women into more active leadership roles within the Company.

Our board of directors leads by example in its commitment to diversity. In 2018, our board’s commitment to consider diversity when selecting new director nominees, including diversity of viewpoints, background, experience, and other demographics such as age, nationality, race, ethnicity, and sexual orientation, is codified in our Corporate Governance Guidelines. FNF’s corporate governance and nominating committee is responsible for identifying and nominating future FNF board members. The corporate governance and nominating committee’s charter requires it to consider the characteristics of directors and director nominees with the goal of maintaining a mix of skills, background, gender diversity, ethnic diversity, and tenure on the board to support and promote the Company’s strategic vision.

DATA PRIVACY AND CYBERSECURITY

We are highly dependent on information technology in the operation of our various businesses. Cybersecurity is an integral part of our operations and is a focus of all employees, including senior management, and our board of directors.

We assess, identify and manage cybersecurity risks through various processes within our Enterprise Risk Management Program and Information Security Program. We focus on all areas of cybersecurity, including threat and vulnerability management, security monitoring, identity and access management, phishing awareness, risk oversight, third-party risk management, disaster recovery and continuity management. We have established policies, including those related to

Fidelity National Financial, Inc.	12

privacy, information security and cybersecurity, and we employ a broad and diversified set of cybersecurity risk monitoring and risk mitigation techniques. Internal audits, external audits, and self-assessments are conducted to assess the effectiveness and maturity of our Enterprise Risk Management Program and Information Security Program.

Our employees are one of our strongest assets in protecting our customers' information and mitigating cybersecurity risk. We maintain comprehensive and tailored training programs that focus on applicable privacy and cybersecurity requirements. Additionally, we make strategic investments in cybersecurity to protect our customers and information systems, including both capital expenditures and operating expenses for hardware, software, personnel and consulting services. To reduce the residual risk associated with cybersecurity, we maintain Miscellaneous Professional Liability Insurance, which provides coverage for cybersecurity incidents.

Our Corporate Information Security Group is led by our Chief Information Security Officer (CISO) who is responsible for our information security strategy. This strategy includes policy management, security engineering, identity and access management, vulnerability management and cyber threat detection and response through our Security Operations Center. Our CISO has extensive information technology and program management experience as do many of our employees in our information security group. We believe cybersecurity is a shared responsibility throughout the organization and thus we also manage cybersecurity risks through a cross-functional committee of members of senior management known as the Enterprise Risk Steering Committee, which includes the CISO.

Our board has a strong focus on cybersecurity. Our approaches to cybersecurity and privacy risk are overseen by the audit committee. At each regular meeting of the audit committee of our board of directors, our Chief Risk Officer, Chief Compliance Officer, Chief Security Officer, Chief Information Security Officer and Chief Audit Officer provide reports relating to existing and emerging cyber and data security risks, as well as reports on the Company’s risk assessments and security incidents. Our audit committee chairman reports on these discussions to our board of directors on a quarterly basis.

For additional information regarding our approach to cybersecurity and related risks, see Item 1A – "Risk Factors" and Item 1C – "Cybersecurity" in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025.

THE BOARD

Our board is composed of William P. Foley, II (Chairman), Raymond R. Quirk (Executive Vice- Chairman), Douglas K. Ammerman, Halim Dhanidina, Thomas M. Hagerty, Daniel D. (Ron) Lane, Heather H. Miller, Sandra D. Morgan, John D. Rood, Peter O. Shea, Jr. and Cary H. Thompson.

Our board met four times in 2024. All directors attended at least 75% of the meetings of the board and of the committees on which they served during 2024. Our non-management directors also met periodically in executive sessions without management, and our Lead Director presides over these executive sessions. We do not, as a general matter, require our board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2025 annual meeting. During 2024, none of our board members attended the annual meeting of shareholders.

13	Fidelity National Financial, Inc.

MAJORITY VOTING

Our board of directors has implemented "majority voting" in uncontested director elections. Pursuant to Section 3.1 of our bylaws, each director is elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. However, if as of 10 days in advance of the date we file our proxy statement with the SEC the number of director nominees exceeds the number of directors to be elected in such election (a contested election), the directors are elected by a plurality of the votes cast.

In an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his resignation to the board of directors. The board will decide, after considering the recommendation of the corporate governance and nominating committee, whether to accept or reject the tendered resignation, or whether other action should be taken. The director nominee in question will not participate in the recommendation or decision-making process. We will publicly disclose an explanation by the board of its decision within 90 days after we publish the election results. If the board determines to accept a director’s resignation, or if a director nominee who is not an incumbent director is not elected, then the board, in its sole discretion, may fill any resulting vacancy in accordance with our bylaws.

DIRECTOR INDEPENDENCE

All of our directors are non-employees other than Mr. Foley, who serves as Executive Chairman of our majority owned subsidiary F&G since November 2022, and Mr. Quirk, who serves as our Executive Vice-Chairman. The board of directors has determined that Douglas K. Ammerman, Halim Dhanidina, Daniel D. Lane, Sandra D. Morgan, Heather H. Miller, John D. Rood, Peter O. Shea, Jr. and Cary H. Thompson are independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. The board of directors also reviewed the additional New York Stock Exchange (NYSE) independence considerations applicable to compensation committee members and determined that Messrs. Hagerty, Lane and Thompson are independent for purposes of service on the compensation committee.

In determining independence, the board considered all relationships that might bear on our directors’ independence from FNF. The board determined that Mr. Quirk is not independent because he is our Executive Vice-Chairman and an employee of FNF. The board of directors also determined that William P. Foley, II is not independent because he is Executive Chairman of F&G and an employee of FNF and F&G. For additional information concerning these transactions, see the section titled "Certain Relationships and Related Transactions" below.

In considering the independence of Douglas K. Ammerman, Thomas M. Hagerty, John D. Rood and Cary H. Thompson, the board of directors considered the following factors:

•	Messrs. Ammerman, Hagerty and Rood each own a small non-voting minority interest in Black Knight Sports and Entertainment LLC, which owns the Vegas Golden Knights. Mr. Foley is the majority interest holder, and is Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC. Mr. Ammerman and Mr. Rood also own a minority interest in Black Knight Football Club US, LP (BKFC), which owns the AFC Bournemouth football club. Mr. Foley is the general partner of BKFC and owns a 28% economic interest in BKFC.

•	Mr. Thompson is Executive Vice Chairman of Investment Banking at Bank of America Merrill Lynch, and FNF made payments to and received payments from entities affiliated with Bank of America Merrill Lynch in 2024. The board of directors determined that these payments do not

Fidelity National Financial, Inc.	14

impair Mr. Thompson’s independence because his compensation from Bank of America Merrill Lynch is not dependent on the amount of business Bank of America Merrill Lynch or its affiliates does with FNF or its subsidiaries.

•	Mr. Hagerty serves as a director of Dayforce, Inc., which provides certain payroll related services to FNF.

•	Mr. Ammerman serves on the board of directors of Cannae Holdings, Inc. (Cannae). Mr. Foley serves as Chairman, Chief Executive Officer and Chief Investment Officer of Cannae, which was split-off from FNF in 2017.

•	Mr. Ammerman and Mr. Hagerty serve on the board of directors of Dun & Bradstreet Holdings, Inc. (DNB). Mr. Foley serves as Executive Chairman of the board of directors of DNB and he and Cannae are significant investors in DNB.

•	Messrs. Ammerman and Rood serve on the board of directors of majority-owned subsidiary F&G. Mr. Foley is executive chairman of the board of F&G.

The board of directors determined that these relationships were not of a nature that would impair these directors' independence.

COMMITTEES OF THE BOARD

The board has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and a related person transaction committee. The charter of each standing committee is available on the Investor Info page of our website at www.fnf.com. Each committee reviews its charter annually. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under "Available Information" below.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The members of the corporate governance and nominating committee are Peter O. Shea, Jr. (Chair), Sandra D. Morgan and John D. Rood. Each of Messrs. Shea, Rood and Ms. Morgan was deemed to be independent by the board, as required by the New York Stock Exchange. The corporate governance and nominating committee did not meet in 2024, but took action by written consent.

The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

•	Identifying individuals qualified to become members of the board and making recommendations to the board regarding nominees for election;

•	Reviewing the independence of each director and making a recommendation to the board with respect to each director’s independence;

•	Overseeing the evaluation of the performance of the board and its committees on a continuing basis, including an annual self-evaluation of the performance of the corporate governance and nominating committee;

•	Developing and recommending to the board the corporate governance principles applicable to us and reviewing our corporate governance guidelines at least annually;

15	Fidelity National Financial, Inc.

•	Making recommendations to the board with respect to the membership of the audit, compensation, corporate governance and nominating, and related person transaction committees;

•	Considering director nominees recommended by shareholders; and

•	Reviewing our overall corporate governance and reporting to the board on its findings and any recommendations.

AUDIT COMMITTEE

The members of the audit committee are Douglas K. Ammerman (Chair), John D. Rood and Peter O. Shea, Jr. The board has determined that each of the audit committee members is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, and that each of Messrs. Ammerman, Rood and Shea is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. The board of directors also reviewed Mr. Ammerman's service on the audit committee in light of his concurrent service on the audit committees of three other companies. The board of directors considered Mr. Ammerman's extensive financial and accounting background and expertise as a former partner of KPMG, his knowledge of our company and understanding of our financial statements as a longtime director and audit committee member, and the fact that Mr. Ammerman is retired from active employment, and determined that Mr. Ammerman's service on the audit committees of four public companies, including our audit committee, would not impair his ability to effectively serve on our audit committee. The audit committee met five times in 2024.

The primary functions of the audit committee include:

•	Appointing, compensating and overseeing our independent registered public accounting firm;

•	Overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	Discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	Establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•	Approving audit and non-audit services provided by our independent registered public accounting firm;

•	Discussing earnings press releases and financial information provided to analysts and rating agencies;

•	Discussing with management our policies and practices with respect to risk assessment and risk management, including those relating to information technology and cybersecurity risk and ESG risk, including human capital management and health and safety risk;

•	Except to the extent authority has been delegated to the related person transaction committee, reviewing any material transaction between our Chief Financial Officer or Chief Accounting Officer that has been approved in accordance with our Code of Ethics for Senior Financial Officers, and providing prior written approval of any material transaction between us and our Chief Executive Officer; and

•	Producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

Fidelity National Financial, Inc.	16

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the year 2024:

The primary function of our audit committee is oversight of (i) the quality and integrity of our financial statements and related disclosures, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. The audit committee also oversees information technology and cybersecurity risk and ESG risk and is responsible for reporting to the board on those matters. Our audit committee acts under a written charter, and we review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by the board of directors to be independent as defined by New York Stock Exchange independence standards. In addition, our board of directors has determined that each of Messrs. Ammerman, Rood and Shea is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

In performing our oversight function, we reviewed and discussed with management and Ernst & Young LLP, or EY, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2024. Management and EY reported to us that our consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FNF and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with EY matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and have discussed with EY their independence. In addition, we have considered whether EY’s provision of non-audit services to us is compatible with their independence.

Finally, we discussed with our internal auditors and EY the overall scope and plans for their respective audits. We met with EY at each meeting. Management was present for some, but not all, of these discussions. These discussions included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommended to our board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and that EY be appointed independent registered public accounting firm for FNF for 2025.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of our financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing our annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm

17	Fidelity National Financial, Inc.

is also responsible for auditing our internal controls and expressing an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Exchange Act of 1934, as amended, in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constitute the committee:

AUDIT COMMITTEE

Douglas K. Ammerman (Chair)
John D. Rood

Peter O. Shea, Jr.

COMPENSATION COMMITTEE

The members of the compensation committee are Thomas M. Hagerty (Chair), Daniel D. Lane and Cary H. Thompson. Each of Messrs. Hagerty, Lane and Thompson was deemed to be independent by the board, as required by the New York Stock Exchange. The compensation committee met five times during 2024. The functions of the compensation committee include the following:

●	Reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating his performance in light of those goals and objectives, and setting the Chief Executive Officer’s compensation level based on this evaluation;

●	Setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who are designated as Section 16 officers by our board;

●	Administering and interpreting the Company’s incentive-based recovery policy;

●	Producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations;

●	Making recommendations to the board with respect to incentive compensation programs and equity-based plans that are subject to board approval;

●	Granting any awards under equity compensation plans and annual bonus plans to our Chief Executive Officer and other Section 16 Officers; and

●	Approving the compensation of our directors.

For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled "Compensation Discussion and Analysis and Executive and Director Compensation" above.

RELATED PERSON TRANSACTION COMMITTEE

The members of the related person transaction committee are Halim Dhanidina (Chair) and Sandra D. Morgan. Each of Judge Dhanidina and Ms. Morgan was deemed to be independent by the board, as defined by the New York Stock Exchange. The related person transaction committee was

Fidelity National Financial, Inc.	18

established by our board in August 2022 and met four times in 2024. The functions of the related person transaction committee include the following:

●	Reviewing and considering the approval or ratification of transactions that arise under the Company’s Related Person Transaction Policy (the RPT Policy);

●	Conducting an annual review of all Related Person Transactions (as defined in the RPT Policy); and

●	Performing any other duties or responsibilities expressly delegated to the related person transaction committee by the board from time to time.

BOARD LEADERSHIP STRUCTURE

The Board believes that stockholders are best served by the Board having flexibility to consider and determine the best leadership structure for the Company based on current relevant facts and circumstances rather than by adhering to a formal standing policy on the subject. The Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders. We have separated the positions of CEO and Chairman of the board of directors in recognition of the differences between the two roles. As our non-executive Chairman of the board, Mr. Foley, while no longer an executive or involved in the day-to-day operation of FNF, continues to be the driving force behind the development and execution of our strategic direction. Raymond R. Quirk serves as Executive Vice-Chairman of our board and Michael J. Nolan serves as our Chief Executive Officer. As Executive Vice-Chairman, Mr. Quirk promotes our real estate technology efforts, the expansion of our digital initiatives, and strategic investments in title insurance and technology related M&A activities. Mr. Nolan leads all activities related to the growth and expansion of our title insurance related businesses and operations, overall financial performance, and investor relations.

Douglas K. Ammerman, one of our independent directors, serves as our independent Lead Director. The board believes there are advantages to having an independent Lead Director and considers it to be useful and appropriate for the Lead Director to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the board may determine. Our Board believes that stockholders are best served by the Board’s current leadership structure because it provides the Company with the benefits of the leadership roles of Chair and Chief Executive Officer, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors. Mr. Ammerman has extensive board governance experience and has a deep understanding of the Company’s business from serving on our board for over 16 years and serving as a partner of KPMG for 18 years. Since commencing service as our independent Lead Director, Mr. Ammerman has provided a clear and independent voice on the board that appropriately balances our leadership structure.

Our Corporate Governance Guidelines define the responsibilities of the Lead Director, which include:

●	Preside at meetings of the board of directors in the absence of, or upon the request of, the Chairman;

●	Review board meeting agendas and schedules in collaboration with the Chairman and recommend matters for the board to consider and information to be provided to the board;

19	Fidelity National Financial, Inc.

●	Serve as a liaison and supplemental channel of communication between non-employee/ independent directors and the Chairman without inhibiting direct communications between the Chairman and other directors;

●	Serve as the principal liaison for consultation and communication between the non- employee/independent directors and shareholders;

●	Advise the Chairman concerning the retention of advisors and consultants who report directly to the board; and

●	Be available to major shareholders for consultation and direct communication.

Our Board believes that stockholders are best served by the Board’s current leadership structure because it provides the Company with the benefits of the leadership roles of Chair and Chief Executive Officer, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors.

BOARD ROLE IN RISK OVERSIGHT

The board of directors administers its risk oversight function directly and through committees. The audit committee oversees FNF’s financial reporting process, risk management program, including information technology and cybersecurity risk, ESG risk, legal and regulatory compliance, performance of the independent auditor, the internal audit function, and financial and disclosure controls. Management also reports quarterly to the audit committee and the board of directors regarding claims, and the audit committee receives quarterly reports on compliance matters. Our audit committee oversees our environmental sustainability policies and programs.

Our board has a strong focus on cybersecurity. Our approach to cybersecurity and privacy risk are overseen by the audit committee. At each regular meeting of the audit committee of our board of directors, our Chief Risk Officer, Chief Compliance Officer, Chief Security Officer, Chief Information Security Officer and Chief Audit Officer provide reports relating to existing and emerging cyber and data security risks, as well as reports on the Company’s risk assessments and security incidents. Our audit committee chairman reports on these discussions to our board of directors on a quarterly basis. Mr. Ammerman, Ms. Morgan and Mr. Rood have attended third-party director education courses on cybersecurity and privacy issues and trends. Ms. Morgan has also attended continuing education courses on corporate governance, artificial intelligence and, in her role as President of the Las Vegas Raiders football club, diversity, equity and inclusion. Judge Dhanidina holds a certificate in Board Governance from the UCLA Anderson School of Management and certain of our other directors have attended various director continuing education programs.

The related person transaction committee reviews and considers all transactions that arise under the RPT Policy. The compensation committee reviews and approves FNF’s compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on FNF. The corporate governance and nominating committee considers the adequacy of FNF’s governance structures and policies. Each committee provides reports on its activities to the full board of directors.

On an ongoing basis management identifies our strategic risks and aligns both our disclosure controls and procedures and our annual audit plan with the identified and addressable risks. Risks are evaluated over all timeframes, however the focus of management’s risk assessment is on risks

Fidelity National Financial, Inc.	20

to the long-term viability of FNF. Risks with the potential for an adverse impact to the Company in the near term are prioritized to the extent they present a risk to the viability of the Company. Management presents updates on the current year progress of the Company’s risk management program to the audit committee quarterly.

CONTACTING THE BOARD

Any shareholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, FL 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.

CERTAIN INFORMATION ABOUT OUR DIRECTORS

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE AND PROCESS FOR SELECTING DIRECTORS

FNF is a leading provider of title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty products, as well as transaction services to the real estate and mortgage industries. Title insurance revenue is closely related to the level of real estate activity which includes sales, mortgage financing and mortgage refinancing. The levels of real estate activity are primarily affected by the average price of real estate sales, the availability of funds to finance purchases and mortgage interest rates. As of February 2025, the MBA expected mortgage originations to increase in 2025 when compared to 2024 as a result of increases in both purchase and refinance activity, followed by further mortgage origination increases in 2026 and 2027.

We continually monitor mortgage origination trends and believe that, based on our ability to produce industry-leading operating margins through all economic cycles, we are well-positioned to adjust our operations for adverse changes in real estate activity and to take advantage of increased volume when demand increases.

We are also a provider of annuity and life insurance products through our majority-owned subsidiary F&G. F&G provides a diversification of our cash and income streams away from title insurance and is expected to provide predictable counter-cyclical income that performs best in a rising long-term interest rate environment through an attractive retirement insurance business with strong growth tailwinds as demand for retirement insurance products are propelled by an aging demographic.

F&G is a great example of our long history of making strategic investments and acquisitions in other companies, both within and outside of our core title business, and driving shareholder value creation through identifying cost savings, undertaking strategy shifts, eliminating siloed organizational structures and accelerating product expansion.

In 2025, our board and management team will be focused on the organic growth of our core title operations while carefully managing expenses to address any changes in the mortgage industry in the current economic and political environment, including impacts from the difficulty of predicting

21	Fidelity National Financial, Inc.

long-term title market and economic conditions, increasing uncertainty related to geopolitical conflicts and unrest, an uncertain long-term regulatory environment and other factors that could impact our long-term growth and performance. The board and management team, especially Messrs. Foley, Ammerman, Nolan, Quirk and Rood who serve on the F&G board, will also be focused on the successful execution of F&G’s strategic plan.

Our board and the corporate governance and nominating committee are committed to including the best available candidates for nomination to election to our board based on merit. Certain of our directors have attended director continuing education programs on various matters including cybersecurity and corporate governance. Our board and our corporate governance and nominating committee periodically evaluate our board’s composition with the goal of developing a board that meets our strategic goals, and one that includes diverse, experienced and highly qualified individuals.

The corporate governance and nominating committee does not set specific, minimum qualifications that nominees must meet for the committee to recommend them to the board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the board. In accordance with our Corporate Governance Guidelines, the corporate governance and nominating committee considers, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

●	Personal qualities and characteristics, accomplishments and reputation in the business community;

●	Current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

●	Ability and willingness to commit adequate time to the board and committee matters;

●	The fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

●	Diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity to enable the Board to perform its duties and responsibilities effectively.

Each year in connection with the nomination of candidates for election to the board, the corporate governance and nominating committee evaluates the background of each candidate, including candidates that may be submitted by shareholders.

BOARD COMPOSITION, TENURE AND RECENT REFRESHMENT

We believe that the current composition of our board serves us well and that our current directors possess relevant experience, skills and qualifications that contribute to a well-functioning board that effectively oversees our long-term strategy. As the need arises, we selectively add new board members who have important skill sets, experience or diversity of viewpoint. For example, in 2020, our board elected Sandra D. Morgan to serve as a director. Ms. Morgan brings to our board a strong legal and regulatory background as an attorney and former Chair of the Nevada Gaming Control Board. In 2021, we added the Honorable Halim Dhanidina, who has a strong legal background and understanding of the regulatory landscape and corporate governance. Both Ms. Morgan and Judge Dhanidina add to the diversity of our board. Our board is composed of a mix of directors, some of whom have served on our board since our initial public offering and have a strong understanding of our business, operational and strategic goals, as well as our industry and the risks we face, and others who have joined our board in more recent years

Fidelity National Financial, Inc.	22

and bring new skills, experience and perspectives to our board. We recognize the importance of having directors with a longevity of service and deep understanding of our business to our ability to effectively execute on our long-term strategy as we selectively identify new highly talented directors to broaden the skills and experience of our board as a whole and add new and diverse viewpoints.

Our corporate governance and nominating committee regularly examines ways that it can foster the diversity of our board across many dimensions to maintain its ability to operate at a high- functioning level and to reflect the board’s commitment to inclusiveness. In connection with this examination, our corporate governance and nominating committee considers a variety of skills, qualifications and other factors, including age, gender, nationality, race, ethnicity, and sexual orientation as a part of the criteria the committee may consider when selecting nominees for election to the board, all in the context of the needs of our board at any given point in time.

Our corporate governance and nominating committee also considers whether our directors have sufficient time to devote to service on our board. Mr. Foley, who also serves as Chairman and Chief Executive Officer of Cannae and as Chairman of the boards of several other public companies, provides high-value added services to our Company and board. Mr. Foley is a founder of FNF and has served as Chairman of our board of directors since 1984. He served as our Chief Executive Officer until May 2007 and as President of FNF until December 1994. He has unparalleled knowledge of our business, industry and customers that is invaluable to our Company and our board as we continually evaluate, evolve and execute on our long-term strategy. Mr. Foley has a strong track record of building and maintaining shareholder value and successfully negotiating and executing mergers, acquisitions and other strategic transactions.

We believe that Mr. Foley is able to fulfill his role and devote sufficient time to FNF while serving as Chief Executive Officer of Cannae. Cannae is a holding company engaged in managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses. Mr. Foley is not charged with overseeing the day-to-day operations of those businesses, as each of those businesses has a management team, and in that way Mr. Foley is not a typical public company chief executive officer. Rather, a significant component of Mr. Foley’s role as Cannae’s Chief Executive Officer is his service on the boards of certain of Cannae’s largest investments, including as Executive Chairman of Dun & Bradstreet and as a director of Alight. Additionally, Mr. Foley’s service as Executive Chairman of F&G is part of our board’s strategy for the long-term success of F&G as our majority- owned subsidiary and we believe his service in that role will drive long-term value for both our shareholders and F&G shareholders. Based on these factors and Mr. Foley’s unique skills and history with FNF, we believe he has sufficient time to devote to his service as non-executive Chairman of FNF and that his continued involvement in our strategy and execution is an important factor in our long-term and future success.

In 2024, our board focused particularly on the importance of retaining Mr. Foley as our Chairman. Mr. Foley has been the principal architect of FNF’s performance over the past 40 years. His leadership and vision have been instrumental in driving significant shareholder value growth for both FNF ($5.2 billion growth in market capitalization and more than $1.0 billion of dividends paid to shareholders in the past two years) and F&G ($2.6 billion growth in market capitalization and dividends of $227 million paid to F&G shareholders over the past four years). In light of the difficulty of predicting long-term title market and economic conditions and other factors that

23	Fidelity National Financial, Inc.

could impact our long-term growth and performance, as well as statements Mr. Foley has made publicly regarding his desire to focus less on public company work and more on investing in private companies where he believes he can have a greater impact, our compensation committee believed it was important for FNF’s continued success to retain Mr. Foley’s leadership and focus for at least three additional years, through 2027, to continue guiding FNF’s strategic direction. As a result, in November 2024, our compensation committee and related person transaction committee each approved a Special Award of restricted stock to Mr. Foley. For additional information concerning the decision to grant the Special Award to Mr. Foley, please see the section titled "Director Compensation – 2024 Special Equity Award to Mr. Foley" below.

PROXY ACCESS

Our bylaws include a "proxy access" procedure for shareholder director nominations. Pursuant to Section 3.1 of our bylaws, a shareholder, or a group of up to 25 shareholders, may include in our proxy materials director nominees constituting up to two individuals or 20% of our board, whichever is greater, provided that:

●	The nominating shareholder(s) own several shares representing 3% or more of the total voting power of the Company’s outstanding shares of capital stock entitled to vote in the election of directors;

●	The nominating shareholder(s) have owned that number of shares continuously for at least three years; and

●	The nominating shareholder(s) and their director nominee(s) otherwise satisfy the applicable requirements of Section 3.1 of the amended and restated bylaws.

The corporate governance and nominating committee considers qualified candidates suggested by current directors, management and our shareholders. A shareholder who wishes to suggest a qualified candidate for director to the corporate governance and nominating committee but does not meet the requirements described above may do so by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See "Shareholder Proposals and Nominations" below.

INFORMATION ABOUT THE DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The matrix on the next page lists the skills and experience that we consider most important for our directors in light of our current business and structure. In addition, biographical information concerning our nominees proposed for election at the annual meeting as Class II directors of the Company, as well as our continuing Class II and Class III directors, including each director’s relevant experience, qualifications, skills and diversity, is included.

Fidelity National Financial, Inc.	24

Knowledge, Skills & Experience:	BOARD OF DIRECTORS
	William P. Foley, II (Non-Executive Chairman)	Raymond R. Quirk (Executive Vice-Chairman)	Douglas K. Ammerman	Halim Dhanidina	Thomas M. Hagerty	Daniel D. Lane	Sandra D. Morgan	Heather H. Miller	John D. Rood	Peter O. Shea, Jr.	Cary H. Thompson
Board of Directors Experience	·	·	·	·	·	·	·	·	·	·	·
Industry Experience	·	·				·			·	·
CEO/Business Head/Leadership	·	·		·		·	·	·	·	·	·
International	·		·		·						·
Human Capital Management/ Compensation	·	·			·	·	·		·	·	·
Finance/Capital Allocation	·	·	·		·	·	·	·	·	·	·
Financial Literacy	·	·	·		·	·	·	·	·	·	·
Regulatory	·	·	·	·			·	·	·	·	·
Real Estate	·	·				·			·	·	·
Risk Management	·	·	·	·	·	·	·	·	·	·	·
Corporate Governance	·	·	·	·	·	·	·	·	·	·	·
Technology/Systems	·	·			·			·	·
Legal	·			·			·				·
Marketing/Sales	·	·	·		·	·		·	·	·	·
Board Tenure	19	8	19	4	19	19	5	8	11	18	19
Age	80	78	73	52	62	90	47	58	70	58	67

Class II Directors – Term Expiring 2028 (if Re-elected)
Name	Position
Hon. Halim Dhanidina	Member of the Related Person Transaction Committee
Daniel D. (Ron) Lane	Member of the Compensation Committee
Cary H. Thompson	Member of the Compensation Committee

The Honorable Halim Dhanidina. Judge Dhanidina has served as a director of the Company since May 2021. Judge Dhanidina is a retired Associate Justice of the California Court of Appeal where he served from 2018 until April 2021. He was previously appointed as a Judge of the Los Angeles County Superior Court in 2012, making him the first Muslim judge in California history. Judge Dhanidina served as a Partner with the firms Werksman, Jackson & Quinn LLP from April 2022 until May

25	Fidelity National Financial, Inc.

2023 and Umberg/Zipser from April 2021 to April 2022. He is currently a mediator and arbitrator at Signature Resolution. He also teaches law at the University of California Irvine, University of California Los Angeles and Chapman University. He earned a Bachelor of Arts in International Relations from Pomona College and a Juris Doctorate from the University of California, Los Angeles. Judge Dhanidina holds a certificate in Board Governance from the UCLA Anderson School of Management.

Judge Dhanidina’s qualifications to sit on our board include his long and distinguished career as a practicing attorney and judge and his extensive teaching experience in various areas of law. He also serves as a member of the related person transaction committee of our board.

Daniel D. (Ron) Lane. Mr. Lane has served as a director of the Company since 2005, and as a director of predecessors of FNF since 1989. Since February 1983, Mr. Lane has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation comprising several community development and home building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane served as a director of CKE Restaurants, Inc. from 1993 through 2010, and served as a director of FIS from February 2006 to July 2008, and as a director of Lender Processing Services, Inc. from July 2008 until March 2009. Mr. Lane is also a member of the Board of Trustees of the University of Southern California.

Mr. Lane’s qualifications to serve on the FNF board include his extensive experience in and knowledge of the real estate industry, particularly as Chairman and Chief Executive Officer of Lane/ Kuhn Pacific, Inc., his deep knowledge of FNF and our business landscape as a long-time director, and his experience as a member of the boards of directors of other companies.

Cary H. Thompson. Mr. Thompson has served as a director of the Company since 2005, and as a director of predecessors of FNF since 1992. Mr. Thompson currently is Executive Vice Chairman of Global Corporate and Investment Banking, BofA Securities, Inc., having joined that firm in May 2008. From 1999 to May 2008, Mr. Thompson was Senior Managing Director and Head of West Coast Investment Banking at Bear Stearns & Co., Inc. Mr. Thompson served as a director of FIS from February 2006 to July 2008 and as a director of Lender Processing Services, Inc. from July 2008 to March 2009.

Mr. Thompson’s qualifications to serve on the FNF board include his experience in corporate finance and investment banking, his knowledge of financial markets, and his expertise in running a large and complex business organization and negotiating and consummating complicated financial transactions

Class III Directors — Term Expiring 2026
Name	Position
William P. Foley, II	Chairman of the Board
Douglas K. Ammerman	Chairman of the Audit Committee
Thomas M. Hagerty	Chairman of the Compensation Committee
Peter O. Shea, Jr	Chairman of the Corporate Governance and Nominating Committee Member of the Audit Committee

William P. Foley, II. Mr. Foley is a founder of Fidelity National Financial, Inc. and has served as Chairman of the board of directors of FNF since 1984. He served as Chief Executive Officer of FNF until May 2007 and as President of FNF until December 1994. Mr. Foley has served as Chairman, Chief Executive Officer and Chief Investment Officer of Cannae Holdings, Inc.

Fidelity National Financial, Inc.	26

(Cannae) since February 2024, and has served as Chairman of Cannae since July 2017. Mr. Foley has also served as non-executive Chairman of the board of directors of Dun & Bradstreet Holdings, Inc. (Dun & Bradstreet) since February 2019 and as Executive Chairman since February 2022. Mr. Foley has served as Executive Chairman of F&G since November 2022. Mr. Foley serves as a director of Alight Inc., where he served as non-executive Chairman from April 2021 until February 2025 and served on the board of its predecessor, Foley Trasimene Acquisition Corporation (FTAC) from May 2020 until April 2021. Mr. Foley serves as a non- executive director of Foley Wines Ltd., a New Zealand company, since January 2025. Mr. Foley served as a director of System1 from January 2022 to March 2023. From January 2014 to June 2021, Mr. Foley served as Chairman of the Board of Black Knight and its predecessors. He served as non-executive Chairman of the board of directors of Paysafe Limited and its predecessor, Foley Trasimene Acquisition Corp. II (FTAC II) from March 2020 until March 2022. Mr. Foley formerly served as Co-Chairman of FGL Holdings, as a director of Ceridian HCM Holding, Inc. (now known as Dayforce, Inc.) and as Vice Chairman of FIS. Mr. Foley formerly served on the boards of Austerlitz Acquisition Corporation I (AUS) and Austerlitz Acquisition Corporation II (ASZ ) and Trebia Acquisition Corp., which were blank check companies, but resigned from those boards in April 2021.

After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain. Mr. Foley received his Master of Business Administration from Seattle University and his Juris Doctor from the University of Washington. Mr. Foley serves on the boards of various foundations and charitable organizations.

Mr. Foley provides high-value added services to the FNF board. Mr. Foley’s qualifications to serve on the FNF board include 40 years as a director and executive officer of FNF, his strategic vision, his experience as a board member and executive officer of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating and executing mergers, acquisitions and other strategic transactions.

Douglas K. Ammerman. Mr. Ammerman has served as a director of the Company since 2005. Mr. Ammerman is a retired partner of KPMG LLP, where he became a partner in 1984. Mr. Ammerman formally retired from KPMG in 2002. He also serves as a director of Stantec Inc. since 2011, where he serves as Chairman, a director of F&G since December 2022, a director Dun & Bradstreet since February 2019, and a director of Cannae since February 2024. Mr. Ammerman formerly served on the boards of J. Alexander’s Holdings, Inc. and FTAC.

Mr. Ammerman’s qualifications to serve on the FNF board of directors include his financial and accounting background and expertise, including his 18 years as a partner with KPMG, and his experience as a director on the boards of other companies.

Thomas M. Hagerty. Mr. Hagerty has served as a director of the Company since 2005 and as a director of predecessors of FNF since 2014. Mr. Hagerty is a Managing Director of Thomas H. Lee Partners (THL), which he joined in 1988. Mr. Hagerty also serves as a director of Corpay, Inc. (formerly known as FleetCor Technologies) since November 2014, Dayforce since September 2013 and Dun & Bradstreet since February 2019. Mr. Hagerty formerly served on the boards of Black Knight, FTAC, First Bancorp, MoneyGram International and FIS.

27	Fidelity National Financial, Inc.

Mr. Hagerty’s qualifications to serve on the FNF board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, a leading private equity firm, and his experience in enhancing value at such companies, along with his expertise in corporate finance.

Peter O. Shea, Jr. . Mr. Shea has served as a director of the Company since April 2006. Mr. Shea is the President and Chief Executive Officer of J.F. Shea Co., Inc., a private company with operations in home building, commercial property development and management and heavy civil construction. Prior to his service as President and Chief Executive Officer, he served as Chief Operating Officer of J.F. Shea Co., Inc.

Mr. Shea’s qualifications to serve on the FNF board of directors include his experience in managing multiple and diverse operating companies and his knowledge of the real estate industry, particularly as President and Chief Executive Officer of J.F. Shea Co., Inc.

Class I Directors – Term Expiring 2027
Name	Position
Raymond R. Quirk	Executive Vice-Chairman and Director
Sandra D. Morgan	Member of the Corporate Governance and Nominating Committee Member of the Related Person Transaction Committee
Heather H. Miller	Director
John D. Rood	Member of the Audit Committee Member of the Corporate Governance and Nominating Committee

Raymond R. Quirk. Mr. Quirk has served as Executive Vice-Chairman of our board since February 2022 and formerly served as Chief Executive Officer of FNF since December 2013. He has served as a director of FNF since February 2017. Previously, Mr. Quirk served as the President of FNF from May 2007 until December 2013. Mr. Quirk served Co-Chief Operating Officer of FNF from October 2006 until May 2007. Since joining FNF in 1985, Mr. Quirk has served in numerous executive and management positions, including Executive Vice President, Division Manager and Regional Manager, with responsibilities for managing direct and agency operations nationally. Mr. Quirk has also served on the board of directors of F&G since August 2020 and formerly served on the board of directors of J. Alexander’s Holdings, Inc.

Mr. Quirk’s qualifications to serve on the FNF board of directors include his 40 years of experience with FNF, his deep knowledge of our business and industry and his strong leadership abilities.

Sandra D. Morgan. Ms. Morgan has served on our board since 2020. Ms. Morgan is the President of the Las Vegas Raiders, a member club of the National Football League. She is a past Chairwoman of the Nevada Gaming Control Board. She was appointed to this role by Governor Steve Sisolak and is the first African-American to have served as Chair. Ms. Morgan was previously appointed to the Nevada Gaming Commission by Governor Brian Sandoval in April 2018. While serving as a Commissioner, Ms. Morgan also served as Director of External Affairs for AT&T Services, Inc. from September 2016 to January 2019 and was responsible for managing AT&T’s government and community affairs in Nevada. She previously served as the City Attorney for the City of North Las Vegas from May 2008 to August 2016 and was the first African-American City Attorney in the State of Nevada. Prior to her public service with

Fidelity National Financial, Inc.	28

the City of North Las Vegas, Ms. Morgan served as Litigation Attorney for MGM Mirage (now known as MGM Resorts) from 2005 to May 2008. Ms. Morgan previously served as an Athletic Commissioner on the Nevada State Athletic Commission and served on the Board of Directors for Jobs for Nevada’s Graduates. In 2021, Ms. Morgan was Of Counsel with Covington & Burling LLP in multiple practice areas, including gaming, sports and technology, as well as the firm’s regulatory, data privacy and cybersecurity practice, litigation and investigations and white- collar defense. She also serves on the board of directors of Allegiant Travel Company since 2021, the Raiders Foundation since 2022, the UNLV Foundation since 2023, and formerly served on the board of directors of Caesars Entertainment from November 2021 to July 2022.

Ms. Morgan’s qualifications to serve on our board include her legal expertise and experience, her governmental and regulatory experience on the Nevada Gaming Commission, her leadership in both the private and public sectors, and her independence. Ms. Morgan also serves on the related person transaction committee of our board.

Heather H. Miller. Ms. Miller has served on our board since 2017. Ms. Miller is a private investor. She retired as a Managing Director and group head of Global Securities and Economics at Merrill Lynch in 2002 after more than a decade on Wall Street. In 2002, Ms. Miller founded the nonprofit Nevada Cancer Institute, a cancer research and treatment center, where she served as Chairwoman and CEO and then as a board member until the institute merged into Roseman University in 2013. She was appointed by Congress to serve on the Financial Crisis Inquiry Commission from 2009 to 2011. The Commission’s findings, "The Financial Crisis Inquiry Report" was listed on the New York Times bestseller list. Ms. Miller was appointed and served as a Commissioner on the White House Commission on Enhancing National Cybersecurity in 2016. The Commission’s findings were presented to President Obama in December 2016. She serves on the Board of Trustees of the Johns Hopkins University and Johns Hopkins Medicine and as the Chair of Johns Hopkins University Applied Physics Laboratory. Ms. Miller formerly served on the board of MannKind Corporation.

Ms. Miller’s qualifications include her strong background in finance gained during her time at Merrill Lynch, her leadership experience as a group leader at a leading Wall Street firm and as founder, Chair and CEO at various non-profits, and her regulatory and cyber-security knowledge from serving on the Financial Crisis Inquiry Commission and Commission on Enhancing National Cybersecurity.

John D. Rood. Mr. Rood has served on our board of directors since May 2013. Mr. Rood is the founder and Chairman of The Vestcor Companies, a real estate firm with more than 30 years of experience in multifamily development and investment. Mr. Rood has also served on the board of directors of F&G since December 2022 and served as a director of Black Knight from December 2013 until it was acquired by Intercontinental Exchange, Inc. in September 2023. From 2004 to 2007, Mr. Rood served as the US Ambassador to the Commonwealth of the Bahamas. He was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Commission where he served until 2004. He was appointed by Governor Charlie Crist to the Florida Board of Governors, which oversees the State of Florida University System, where he served until 2013. Mr. Rood was appointed by Mayor Lenny Curry to the JAXPORT Board of Directors, where he served from October 2015 to July 2016. Governor Rick Scott appointed Mr. Rood to the Florida Prepaid College Board in July 2016, where Mr. Rood serves as Chairman of the Board. Mr. Rood served on the Enterprise Florida and Space Coast Florida board of directors from September 2016 until February 2019. He currently serves on several private boards.

29	Fidelity National Financial, Inc.

Mr. Rood’s qualifications to serve on the FNF board of directors include his experience in the real estate industry, his leadership experience as a United States Ambassador, his financial literacy, his understanding of cyber-security risks gained through director training programs, and his experience as a director on boards of both public and private companies. Mr. Rood has participated in numerous risk and audit training programs with KPMG, Booz Allen and the National Association of Corporate Directors, or NACD. He is a Board Leadership Fellow with NACD.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The certificate of incorporation and the bylaws of the Company provide that our board shall consist of at least one and no more than fourteen directors. Our directors are divided into three classes. The board determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The Class II directors elected at this annual meeting will hold office for their respective terms or until their successors are elected and qualified. The current number of directors is eleven. The board believes that each of the nominees will stand for election and will serve if elected as a director.

At this annual meeting, the persons listed below have been nominated to stand for election to the board as Class II directors for a three-year term expiring in 2028.

Hon. Halim Dhanidina
Daniel D. (Ron) Lane
Cary H. Thompson

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.

Fidelity National Financial, Inc.	30

PROPOSAL NO. 2: APPROVAL OF REDOMESTICATION OF FIDELITY NATIONAL FINANCIAL, INC. FROM THE STATE OF DELAWARE TO THE STATE OF NEVADA

The Board of Directors of Fidelity National Financial, Inc. has approved a proposal to redomesticate the Company, by conversion, from a corporation organized under the laws of the State of Delaware (the Delaware Corporation) to a corporation organized under the laws of the State of Nevada (the Nevada Corporation). We refer to the conversion of the Delaware Corporation into the Nevada Corporation as the "Redomestication." The Company’s Board of Directors recommends that our stockholders resolve to approve the Redomestication, including the Plan of Conversion, the Nevada Articles of Incorporation (the Nevada Charter) and the other documents and transactions contemplated by the Redomestication, which we refer to as the "Redomestication Resolution." Upon the completion of the Redomestication, the Company will become a Nevada corporation and will continue to operate its business under its current name, Fidelity National Financial, Inc.

A similar proposal to reincorporate FNF in Nevada was submitted to our stockholders at our 2024 annual meeting (the 2024 Redomestication Proposal), but did not receive the vote required to approve the Redomestication. We engaged in discussions with certain of our stockholders regarding the 2024 Redomesticaton Proposal both prior to and after the 2024 annual meeting. From these discussions, we understand that there is a desire to preserve, after the Redomestication, certain stockholder rights that are currently in our current Fifth Amended and Restated Certificate of Incorporation (the Delaware Charter). Since the Board of Directors continues to believe there are many important reasons the Redomestication is advisable and in the best interests of the Company and its stockholders, we have updated the proposed Nevada Charter to preserve certain stockholder rights under our Delaware Charter within the statutory framework established by Nevada law. In particular, the updated Nevada Charter provides that:

•	The limitation on individual liability afforded to our directors and officers under the Nevada Revised Statutes (as amended from time to time, the NRS) does not apply to any breach of fiduciary duty that (i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which a director or officer derived an improper personal benefit;

•	The Company is prohibited from effectuating any reverse split of our capital stock (that otherwise would not require stockholder approval pursuant to NRS 78.207) without stockholder approval; and

•	The exception to dissenter’s rights provided under NRS 92A.390(1) will not apply (if dissenter's rights would otherwise be available) to any stockholders who are required in the relevant transaction to accept cash-only consideration for their shares.

The Board of Directors believes that the updates to the Nevada Charter, as described above, address the issues identified as important to certain of our stockholders, while preserving the benefits of the Redomestication to the Company and its stockholders.

31	Fidelity National Financial, Inc.

REASONS FOR REDOMESTICATION

The Board believes that there are several important reasons the Redomestication is in the best interests of the Company and its stockholders. The Board took a balanced approach and considered various factors in reaching its decision to approve the Redomestication and to recommend that our stockholders vote in favor of this proposal. Especially with the modifications to the Nevada Charter as compared to the Nevada Charter included in the 2024 Redomestication Proposal (as outlined above and described in more detail below), we believe that our stockholders' rights under Nevada law will be substantially similar to those under Delaware law. The Company also considered a number of benefits and factors in making its decision and believes that such benefits are sufficiently compelling for our stockholders.

Further, the Board was aware and considered that a potential litigant might argue, and a court could determine, under Delaware law, that the directors and officers of the Company have an interest in the Redomestication to the extent that it might afford them greater limitations on liability under Nevada law for acts in their capacities as directors and officers occurring after the Redomestication. Nevertheless, the Board believes that there are several important reasons the Redomestication is in the best interest of the Company and its stockholders, as discussed below. The Board encourages all stockholders to read this proxy carefully (including the proposed changes to the Nevada Charter) and to consider the potential interests the directors and officers of the Company may have in the Redomestication in deciding whether to vote in favor of the Redomestication proposal.

SUMMARY OF RATIONALE FOR REDOMESTICATION AND COMPANY PRACTICES

Financial Benefits and Cost Savings. We believe that the Redomestication will result in significant financial benefits, including, but not limited the following:

•	We anticipate tax savings of close to $250,000 . As discussed below, for Fiscal 2024, we paid approximately $250,000 in Delaware franchise taxes. We anticipate that, if we remain a Delaware Corporation, for Fiscal 2025, our Delaware franchise taxes will be approximately the same as 2024 (based on our current capital structure and assets). By comparison, if we redomesticate in Nevada, our current annual fees will consist of an annual Nevada state business license fee of $500, and the current fee for filing the Company’s annual list of directors and officers, based on the number of authorized shares and their par value, would equal to $400.

•	Potential cost savings in D&O insurance premiums from reduced litigation and litigation costs, including attorneys’ fees, which can be significant for corporate litigation. For example, as discussed further below, the Company’s D&O premium increased when renewed (in part, due to the F&G derivative litigation) from approximately $3.68 million in 2021-2022, to a high of approximately $4.87 million in 2022-2023.

•	In addition, the Board believes that in recent years there has been an increased risk of opportunistic litigation for Delaware public companies, which has made Delaware a less attractive place of incorporation due to the substantial costs associated with defending against such suits. These costs are often borne by the Company’s stockholders through, among other things, indemnification obligations, distraction to Company management and employees, and increased insurance premiums.

Fidelity National Financial, Inc.	32

Governance Best Practices and Stockholder Rights. In connection with the Redomestication, we considered our existing best practices and stockholder rights, and determined to further enhance stockholder rights as follows:

•	As a Delaware Corporation, we currently have adopted the following best practices which will continue at the Nevada Corporation:

o	Majority of independent directors, and entirely independent key committees
o	Majority voting in election of directors with a resignation policy
o	Strong lead independent director
o	No exclusive forum
o	Proxy access
o	Stockholders may act by written consent
o	No dual class
o	Annual say-on-pay vote

•	If the Redomestication is approved we will also enhance stockholder rights and benefits as follows:

o	The Nevada Charter will provide that the limitation on individual liability afforded to our directors and officers under Nevada law does not apply to any breach of fiduciary duty that (i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which a director or officer derived an improper personal benefit.

o	The Company will be prohibited, under the Nevada Charter, from effectuating any reverse split of our capital stock without stockholder approval (that otherwise would not require such stockholder approval pursuant to NRS 78.207).

o	The Nevada Charter will provide that the exception to dissenter’s rights provided under NRS 92A.390(1) will not apply (if dissenter’s rights would otherwise be available) to any stockholders who are required in the relevant transaction to accept cash-only consideration for their shares.

o	The Nevada Bylaws will provide that holders of 25% or more of the voting power of our capital stock will be able to request that the Company call a special meeting of stockholders, where currently only the Chairman, the Chief Executive Officer, the President or the Board may do so.

o	Nevada law and the Nevada Bylaws will provide our stockholders with the ability to remove directors without cause, where currently our stockholders may only remove directors for cause.

The Board is committed to robust corporate governance and believes in maintaining policies and practices that serve the interests of the Company and all of its stockholders. The Board, taking a balanced approach, believes that the Redomestication is an opportune time to provide additional protections for our stockholders.

More Predictability and Certainty in Decision Making. We believe that the recent variety in and unpredictability of judicial interpretation in the Delaware courts will have a chilling effect on corporate decision making, which could result in a company not engaging in transactions potentially beneficial to stockholders. Nevada courts follow a more statute-based approach to director and officer duties that is less dependent on the vagaries of judicial interpretation in the Delaware courts. The uncertainty in Delaware as to what standards of conduct govern corporate decision making, and how a court may rule with respect to the propriety of a transaction after the fact, has created uncertainty for Delaware corporations, their officers and directors, and stockholders. This uncertainty has undermined what was previously touted as a significant benefit of incorporating in Delaware. The Board considered

33	Fidelity National Financial, Inc.

recent amendments to the DGCL that appear to attempt to address, at least in part, some of the uncertainty that has been created by recent Delaware court decisions, but the DGCL amendments are untested, subject to judicial interpretation and may not fully mitigate a variety of litigation and business planning concerns for the Company, and the Board believes that Nevada’s statute-based approach provides greater certainty for corporate decision making, which, in turn will benefit our stockholders.

Reduces Risk of Opportunistic Litigation. The increasing frequency and cost of claims directed towards directors and officers has greatly expanded the risk facing directors and officers of public companies in exercising their duties. This litigation can be time-consuming and burdensome, both for the directors and officers involved and other members of Company management and employees. The Board considered recent amendments to the DGCL that appear to be designed, at least in part, to reduce litigation risk for Delaware corporations, but the DGCL amendments are untested, subject to judicial interpretation and may not fully mitigate certain litigation concerns for the Company, and the Board believes that Nevada’s statute-based approach provides greater certainty for corporate decision making, which, in turn will benefit our stockholders.

Significant Company Operations. We have significant operations in our West Region, which has become the more active and dominant region for the Company in recent years as discussed further below. The number of direct title open orders is almost double those in the East Region. Las Vegas, Nevada is also the principal office for several members of our senior management, including our Chief Legal Officer, General Counsel and Corporate Secretary, and Senior Vice President Corporate Finance, and our Treasury Department. Most of our corporate events occur in Nevada. Las Vegas is the place of residence of three of our Board members: our Chairman of the Board, our Vice Chairman of the Board, and a member of our Corporate Governance and Nominating Committee. The Board believes that our Nevada operations are integral to our Company’s business as a whole. By contrast, the Company does not have any meaningful nexus to Delaware, other than Delaware being its state of incorporation.

GENERAL BACKGROUND AND CONTEXT FOR THE BOARD’S RECOMMENDATION

Historically, Delaware has dominated the market for incorporations for public companies and was the leading choice for a state of incorporation when the Company was founded. More recently, other states have amended their corporation laws and otherwise sought to make their jurisdictions more attractive as a place of incorporation. Nevada in particular has developed and advanced its corporate laws in order to provide businesses with a modern and predictable corporate governance framework, and as a result, Nevada has begun to compete with Delaware for public company incorporations. In considering the Redomestication, the Board considered, among other possibilities, Florida, where our headquarters are currently located in Jacksonville, and Nevada, where the Company has substantial operations due, in part, to the fact that the western United States has accounted for the majority of our business over the past several years. Approximately 60% of our employees report to our Western Operations located in Las Vegas, Nevada, and Las Vegas is the place of residence of three of our Board members: our Chairman of the Board, our Vice Chairman of the Board, and a member of our Corporate Governance and Nominating Committee. Approximately three out of every four meetings of our Board have taken place in Las Vegas, Nevada Las Vegas is also the principal office for several members of our senior management, including our Chief Legal Officer, General Counsel and Corporate Secretary, and Senior Vice President Corporate Finance. The Board believes that our Nevada operations are integral to our Company’s business as a whole. By contrast, the Company does not have any meaningful nexus to Delaware, other than Delaware being its state of incorporation. The Company does not have a significant employee presence or operations in Delaware and only a small portion of the Company’s business is generated in Delaware.

Fidelity National Financial, Inc.	34

In addition, the Board believes that in recent years there has been an increased risk of opportunistic litigation for the b public companies, which has made Delaware a less attractive place of incorporation due to the substantial costs associated with defending against such suits. Over the years, we have been subjected to stockholder demands and litigation claims arising under Delaware law, which has resulted in the Company incurring substantial legal fees and expenses, as well as increases in our Director and Officer (D&O) insurance premiums from year-to-year. For example, from time to time, we have responded to stockholder books and records inspection demands, pursuant to Section 220 of the Delaware General Corporation Law (the DGCL), purportedly seeking to investigate alleged mismanagement and wrongdoing, which, in turn, has caused us to expend substantial legal fees and costs in responding to such demands, in addition to the time and distraction for our management team in gathering records and providing information to our lawyers.

Two separate but integrally-related lawsuits recently involving the Company, now both resolved, illustrate the challenges public companies in Delaware can face. More specifically, in August of 2020, a Company stockholder filed a derivative lawsuit, purportedly on behalf of the Company, alleging breach of fiduciary duty claims and conflicts of interest against certain directors and officers on the purported basis that, among other things, the Company overpaid in acquiring FGL Holdings, Inc. (F&G). At the same time as the Delaware lawsuit was pending, former stockholders of F&G filed an appraisal petition in the Cayman Islands (F&G’s place of incorporation), alleging that the price the Company paid for F&G was too low.

With respect to the Delaware derivative litigation, the Board determined that although the Board believed the price the Company paid for F&G was fair to, and in the best interests of, the Company and its stockholders, the Delaware court was unlikely to dismiss the action at the pleading stage, and, accordingly, the Board appointed a special litigation committee to investigate the claims and determine how the Company should respond. In addition to the Company indemnifying the directors and officers who were named as defendants in the lawsuit for their legal fees and expenses in defending the litigation and responding to the special litigation committee, the special litigation committee also retained its own independent legal and financial advisors at considerable expense to the Company. Ultimately, to avoid the time, burden, expense (estimated to be millions of additional dollars to take the case to trial), and uncertainty of litigation in Delaware, the matter was settled for, among other things, a payment of $20 million to the Company (see the Company’s Form 8-K dated April 5, 2022). The settlement payment was largely funded through D&O insurance proceeds, and the plaintiff’s counsel who filed the claims recovered a Fee and Expense Award of $4.4 million. Although the Company received the net proceeds of the settlement in this matter, except for the legal fees paid to plaintiff’s counsel, the Company’s D&O premium increased when subsequently renewed, in part, because of this settlement, increasing from approximately $3.68 million in 2021-22 to a high of approximately $4.87 million in 2022-23 (followed by slight decreases in 2023-24 and 2024-25 to $4.33 million and $4.13 million, respectively, due to a more favorable market for such coverage).

With respect to the Cayman Island appraisal litigation, the Company determined to handle the litigation differently. After a trial on a complete factual record, the Cayman Island court issued a post-trial decision finding that the price paid by the Company for F&G was fair and entered judgment in favor of the Company.

The Board believes that the F&G case, with opposing stockholder claims concerning the fairness of a merger transaction price, illustrates the challenges a public company can face under Delaware law, with an active plaintiffs’ bar monitoring corporate transactions, which can often lead to

35	Fidelity National Financial, Inc.

substantial settlement payments—even where defendants believe that the claims lack merit—in order to avoid the uncertainty of litigation and the significant costs (both money and management time) associated with defending such claims.

The Board is aware of, and has considered, recent amendments to the DGCL that appear to be designed to address, at least in part, some of the uncertainty that has been created by recent Delaware court decisions and to reduce litigation risk for Delaware corporations, but the DGCL amendments are untested, subject to judicial interpretation and may not fully mitigate a variety of litigation and business planning concerns for the Company, and the Board believes that Nevada’s statute-based approach provides greater certainty for corporate decision making, which, in turn will benefit our stockholders.

A summary of the Board’s additional considerations and reasons for its decision to recommend the Redomestication follows:

MORE PREDICTABILITY AND CERTAINTY IN BOARD DECISION MAKING

The Board believes Nevada law is more advantageous than Delaware law because Nevada courts follow a more statute-based approach to director and officer duties, that is less dependent upon the vagaries of judicial interpretation and therefore tends to be more stable, predictable and efficient than decisions rendered under Delaware law, which largely consists of judicial decisions that develop and potentially shift over time. Recent Delaware Chancery Court decisions have raised questions in the market about the predictability of the Delaware courts, thus, in the Board's view, undermining what was previously touted as a significant benefit of incorporating in Delaware. Uncertainty as to what standards of conduct govern corporate decision making, and how a court may rule with respect to the propriety of a transaction after the fact, can have a chilling effect on corporate decision making, particularly where directors and officers face risk (even if unlikely) of personal liability, which could result in a company not engaging in transactions potentially beneficial to its stockholders. In addition, the imposition of onerous standards of post hoc judicial review, including standards that can preclude the possibility of obtaining dismissal of claims at the pleading stage, thereby encouraging litigation from the corporate plaintiff's bar, can create unnecessary friction and delay that may discourage pursuit of transactions the Board might otherwise believe to be in the best interests of the Company and its stockholders.

The Board believes that Nevada's statute-based approach provides greater certainty for corporate decision making, which, in turn will benefit our stockholders by reducing artificial friction or undue hesitation and allowing the Company to more fully consider and potentially enter advantageous business opportunities that our Board believes to be in the best interest of the Company and our stockholders.

REDUCED LITIGATION RISK AND COSTS

Delaware law provides that every person becoming a director or an officer of a Delaware corporation consents to the personal jurisdiction of the Delaware courts in connection with any action concerning the corporation. Accordingly, both directors and officers can be personally sued in Delaware. Similarly, Nevada law provides that every person who accepts election or appointment as a director or officer of a Nevada corporation consents to the personal jurisdiction of the Nevada courts in connection with all civil actions or proceedings brought in Nevada by, on behalf of, or against the entity in which the director or officer is a necessary or proper party, or in any action or proceeding against the director or officer for a violation of a duty in such capacity, whether or not the person continues to serve as a director or officer at the time the action or proceeding

Fidelity National Financial, Inc.	36

is commenced. The increasing frequency of claims and litigation directed towards directors and officers has greatly expanded the risks facing directors and officers of public companies in exercising their duties. This litigation can be time-consuming and burdensome, both for the directors and officers involved and other members of Company management and employees. It is also expensive, with the costs of such litigation often borne by the Company's stockholders through, among other things, indemnification obligations, distraction to Company management and employees, and increased insurance premiums.

Thus, while both Delaware and Nevada law provide for directors and officers to be sued for actions in their capacities as directors and officers, the Redomestication will potentially provide greater protection from litigation claims challenging corporate decisions and transactions, which, in turn, is expected to reduce the Company's potential liability for significant litigation and insurance costs often associated with such claims.

THE SIGNIFICANT COMPANY OPERATIONS ARE BASED IN THE WEST REGION OPERATING OUT OF NEVADA.

Our overall operations -- particularly our direct title and escrow closing operations -- are administratively divided into West and East Regions, managed out of Nevada and Florida, respectively. The West Region has increasingly become the more active and dominant region for the Company in recent years. The states in the West Region include California, Nevada, Washington, Oregon, Arizona, Colorado, New Mexico, Idaho, Utah, Montana and Hawaii. Consequently, the number of direct title opened orders for 2022 totaled 924,490 in the West Region, compared to 509,487 in the East Region. The West Region was also predominant in 2023, with 683,064 direct title opened orders, compared to 440,113 in the East Region in such year. For 2024, West Region direct title opened orders was 748,082, compared to 449,763 in the East region. The employees in the West Region for 2022 numbered 6,210, versus 4,064 employees for the East Region. For 2023, employees in the West Region numbered 5,703, versus 3,757 in the East Region. Similarly for 2024, employees in the West Region numbered 6,050, versus 3,809 in the East Region. We have approximately 582 employees in Nevada; in contrast, we have only three employees in our Delaware office and 14 employees working from their homes in Delaware, but reporting to other branches, primarily Pennsylvania.

Furthermore, for the years between 2020-2024: (i) losses paid emanating from owned operations totaled $462.0 million in the West Region, as compared to $100.8 million in the East Region; (ii) expenses for processing claims emanating from owned operations totaled $311.8 million in the West Region, as compared to $51.1 million in the East Region; and (iii) net payments totaled $520.8 million in the West Region, as compared to $120.4 million in the East Region. In addition, of the Company's historical top twenty claims from 2020 to 2024, the total amounts paid are $116.4 million from the West Region, as compared to $21.0 million from the East Region.

Our Treasury Department is also managed from Nevada, with the manager located in Las Vegas, involving approximately 100 wires a day, with about $500 million flowing through all the corporate operating accounts. This entails 104 banking relationships, involving negotiations over pricing, interest rates, products, and escalating high priority issues. This Nevada location is primarily responsible for managing banking relationships, most of which are located in the Pacific Time zone, and helping to settle situations on both sides of a transaction.

Nevada has also become the primary venue for our major corporate events, including managers' meetings, budget meetings and strategy meetings. Between 2018 and 2024 (except for the

37	Fidelity National Financial, Inc.

Covid time frame when no such meetings were held in person), approximately 3,900 employees, including our most senior officers and managers, attended such corporate events in Nevada, thus significantly surpassing the number of employees attending major corporate events in other states during this period. During the same time frame, there was only one such meeting in Delaware attended by five employees.

ATTRACTING QUALIFIED DIRECTORS AND OFFICERS

Although both Delaware and Nevada law afford some protections to directors and officers in the form of exculpation from potential liability for money damages for certain acts in their capacities as directors and officers, Nevada law affords potentially greater protections. Specifically, Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of the duty of care, but not for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law. Moreover, pursuant to a recent amendment to the DGCL, similar protections can be extended to senior officers of Delaware corporations in certain circumstances, but officers cannot be protected to the same degree as directors. For example, the DGCL does not permit a corporation to exculpate officers for breaches of the duty of care in claims asserted derivatively.

By contrast, Nevada law permits a broader exclusion of individual liability of both officers and directors to a company and its stockholders. Specifically, under Nevada law, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer unless (a) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the company, has been rebutted, and (b) it is proven that (i) the director's or officer's act or failure to act constituted a breach of their fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law. The Nevada Charter provides that, to the fullest extent permitted by the NRS, the liability of directors and officers of the Company shall be eliminated or limited, except for acts or omissions proven to constitute a breach of fiduciary duty that (i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which a director or officer derived an improper personal benefit. The Nevada Charter also expressly provides for director liability pursuant to NRS 78.300 for the payment of unlawful distributions. Thus, as a practical matter, for any acts occurring after the Redomestication, the Redomestication will generally result in, among other things, the elimination of any liability of an officer or director for a breach of fiduciary duty unless arising from intentional misconduct, fraud, or a knowing violation of law, subject to the exceptions provided in the Nevada Charter. By potentially reducing the risk of lawsuits being filed against the Company's directors and officers, the Board believes the Redomestication may, among other things, help us attract and retain qualified management and directors.

TAX OBLIGATIONS

The Redomestication will eliminate our obligation to pay the annual Delaware franchise tax, which we expect will result in substantial savings to the Company over the long term. For Fiscal 2024, we paid approximately $250,000 in Delaware franchise taxes. We anticipate that, if we remain a Delaware Corporation, for Fiscal 2025, our Delaware franchise taxes will be approximately the same as 2024 (based on our current capital structure and assets). By comparison, if we redomesticate

Fidelity National Financial, Inc.	38

in Nevada, our current annual fees will consist of an annual Nevada state business license fee of $500, and the current fee for filing the Company's annual list of directors and officers, based on the number of authorized shares and their par value, would equal to $400.

*                     *                     *

In summary, for the reasons discussed above and throughout this proxy statement, the Board believes that the Redomestication is in the best interests of the Company and its stockholders. Nevada is an important state for the Company's business in ways that Delaware is not, and is expected to remain so for the foreseeable future. Furthermore, in the Board's view, the increased certainty offered by Nevada law around corporate decision making for transactions that the Board determines to be in the best interest of the Company and its stockholders, coupled with an expected reduction in the risk of litigation challenging those transactions (except in the specific circumstances recognized by Nevada law), will promote the pursuit of value-maximizing business strategies, reduce the Company's exposure to the substantial costs of corporate litigation and enhance stockholder value over the long term.

In reaching its decision to approve the Redomestication and to recommend that our stockholders vote in favor of this proposal, the Board was aware and considered that a potential litigant might argue, and a court could determine, under Delaware law, that the directors and officers of the Company have an interest in the Redomestication to the extent that it might afford them greater limitations on liability under Nevada law for acts in their capacities as directors and officers occurring after the Redomestication. Nevertheless, as set forth above, the Board believes that the interests of the Company and its stockholders will greatly benefit from, the proposed Redomestication, and therefore that the Redomestication is fully justified on such grounds and in the best interests of the Company and its stockholders, irrespective of any potential benefit to our directors and officers.

As also discussed above, the Redomestication could potentially provide us greater flexibility to consider and engage in certain types of corporate transactions that might provide stockholders an opportunity to realize greater value for their shares in the Company that the Board determines to be in the best interests of our stockholders. Nevada has enacted a statute codifying the business judgment rule and this statute has been interpreted by the Nevada Supreme Court as mandating application of the business judgment rule to transactions that, under Delaware law, may be subject to judicial review under the entire fairness standard. As a result, the Redomestication may allow the Company to accomplish certain types of transactions with a reduced risk of litigation and/or a court overturning the business decisions of our Board, to the detriment of the Company and its stockholders.

No such transactions potentially implicating the entire fairness standard under Delaware law are currently being discussed or considered by the Board. Consequently, the Redomestication is not being proposed to prevent a change in control, or as a response to any present attempt known to the Board to acquire control of the Company or obtain representation on the Board. Nevertheless, certain effects of the proposed Redomestication may be considered to have anti-takeover implications by virtue of being subject to Nevada law. See "Anti-Takeover Implications of the Redomestication" below for additional information.

PRINCIPAL TERMS OF THE REDOMESTICATION

The Redomestication would be effected through a conversion pursuant to Section 266 of the DGCL as set forth in the Plan of Conversion, which is included as Annex A to this proxy statement.

39	Fidelity National Financial, Inc.

Approval of this Proposal 2 will constitute approval of the Plan of Conversion and the other documents contemplated by the Redomestication. The Plan of Conversion provides that we will convert from a Delaware corporation into a Nevada corporation pursuant to Section 266 of the DGCL and Sections 92A.195 and 92A.205 of the NRS. Pursuant to Section 92A.250 of the NRS, the Redomestication is a continuation of the existence of the constituent entity.

The Plan of Conversion provides that, upon the Redomestication, each outstanding share of common stock of the Delaware Corporation will be automatically converted into one outstanding share of common stock of the Nevada Corporation. Securityholders will not have to exchange their existing stock certificates for new stock certificates. At the same time, upon the Redomestication, each outstanding right to acquire shares of common stock of the Delaware Corporation will automatically become a right to acquire an equal number of shares of common stock of the Nevada Corporation under the same terms and conditions. At the Effective Time (as defined herein) of the Redomestication, the common stock will continue to be traded on New York Stock Exchange under the symbol "FNF." The Redomestication is not expected to cause any interruption in the trading of FNF's common stock.

We have multiple series of senior unsecured notes outstanding under an indenture dated as of December 8, 2005, as to which The Bank of New York Mellon Trust Company, N.A., serves as trustee. On April 22, 2024, we announced that we had received the requisite consent of noteholders under each series of our outstanding senior notes to an amendment to the indenture which provides that the Redomestication is permitted thereunder.

The Board currently intends that the Redomestication will occur as soon as practicable following the Annual Meeting. If the Redomestication is approved by our stockholders, it is anticipated that the Redomestication will become effective at the date and time (the Effective Time) specified in each of (i) the Articles of Conversion to be executed and filed with the office of the Nevada Secretary of State in accordance with NRS 92A.205 and 92A.230; and (ii) the Certificate of Conversion to be executed and filed with the Office of the Secretary of State of Delaware in accordance with Section 265 of the DGCL. However, the Redomestication may be delayed by the Board, or the Plan of Conversion may be terminated and abandoned by action of the Board, at any time prior to the Effective Time of the Redomestication, whether before or after the approval by the Company's stockholders, should the Board determine for any reason that the consummation of the Redomestication should be delayed or terminated because it is inadvisable or not in the best interests of the Company and its stockholders, as the case may be, including in the event that the Board should determine that the appropriate consents under the indenture pursuant to which our outstanding senior notes were issued cannot be obtained on terms which, in our sole discretion, are commercially reasonable.

EFFECTS OF THE REDOMESTICATION

Following the Redomestication, the Company will be governed by the NRS instead of the DGCL, as well as by the form of the Nevada Charter and the form of Nevada Bylaws (the Nevada Bylaws), included as Annex B and Annex C, respectively, to this proxy statement. Approval of this Proposal 2 will constitute approval of the Nevada Charter and Nevada Bylaws. The Delaware Charter and our current Fifth Amended and Restated Bylaws (as amended, the Delaware Bylaws) will no longer be applicable following completion of the Redomestication. Copies of the Delaware Charter and

Fidelity National Financial, Inc.	40

Delaware Bylaws are available as Exhibits 3.1 and 3.2 of our Annual Report on Form 10-K for the year ended December 31, 2024, which is available to the public over the Internet at the SEC's website at http://www.sec.gov.

Following completion of the Redomestication, in addition to being governed by the Nevada Charter, Nevada Bylaws and the NRS, the Company will continue to exist in the form of a Nevada corporation. By virtue of the Redomestication, all the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, will remain vested in the Nevada Corporation and will be the property of the Nevada Corporation. In addition, all debts, liabilities, and duties of the Delaware Corporation will remain attached to the Nevada Corporation and may be enforced against the Nevada Corporation.

There will be no change in our business, properties, assets, liabilities, obligations, or management because of the Redomestication. Similarly, our directors and officers immediately prior to the Redomestication will continue to serve in the same capacity immediately following the completion of the Redomestication. We will also continue to maintain our headquarters in Jacksonville, Florida, and our Western Region headquarters in Las Vegas, Nevada.

NO SECURITIES ACT CONSEQUENCES

The Company will continue to be a publicly held company following completion of the Redomestication, and its common stock will continue to be listed on the New York Stock Exchange and traded under the symbol "FNF." The Company will continue to file required periodic reports and other documents with the SEC. There is not expected to be any interruption in the trading of the common stock as a result of the Redomestication. We and our stockholders will be in the same respective positions under the federal securities laws after the Redomestication as we and our stockholders were prior to the Redomestication.

KEY DIFFERENCES BETWEEN DELAWARE CHARTER AND BYLAWS AND THE NEVADA CHARTER AND BYLAWS

The Nevada Charter and Nevada Bylaws differ in several respects from the Delaware Charter and Delaware Bylaws, respectively. Set forth below is a table summarizing certain material differences in the rights of our stockholders under Nevada and Delaware law, and under the respective charters and bylaws. This chart does not attempt to address each difference, but instead focuses on those differences which we believe are most relevant and material to our stockholders. This chart is qualified in its entirety by reference to the NRS, the Nevada Charter, the Nevada Bylaws, the DGCL, the Delaware Charter and the Delaware Bylaws.

41	Fidelity National Financial, Inc.

Provision	Delaware	Nevada
Charter Regarding Limitation of Liability

The Delaware Charter provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) for the payment of unlawful dividends, stock repurchases or redemptions; or (d) for any transaction in which the director received an improper personal benefit.

The Nevada Charter provides that, to the fullest extent permitted by the NRS, the liability of directors and officers of the Company shall be eliminated or limited, except for acts or omissions proven to constitute a breach of fiduciary duty that

(i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which a director or officer derived an improper personal benefit. The Nevada Charter also expressly provides for director liability pursuant to NRS 78.300 for the payment of unlawful distributions.

Charter Regarding Indemnitee's Right to Advanced Payment of Expenses	The Delaware Charter does not specify whether an indemnitee's right to advanced payment of expenses related to a proceeding is subject to the satisfaction of any standard of conduct nor is it conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding (or the absence of any prior determination to the contrary).

The Nevada Charter does not specify whether an indemnitee's right to advanced payment of expenses related to a proceeding is subject to the satisfaction of any standard of conduct nor is it conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding (or the absence of any prior determination to the contrary).

Charter Regarding Forum Adjudication for Disputes	The Delaware Charter does not specify the forum for adjudication of disputes.	The Nevada Charter does not specify the forum for adjudication of disputes.
Charter Regarding Stockholder Ability to Call Special Meeting	Under the Delaware Charter and the Delaware Bylaws, a special meeting of stockholders may be called by a majority vote of the board, the Chairman or by the Chief Executive Officer.	The Nevada Bylaws provide that holders of 25% or more of the voting power of our capital stock will be able to request that the Company call a special meeting of stockholders.
Classified Board	The Delaware Charter provides that directors shall be divided into three classes, each serving for terms of three years.	The Nevada Charter and the Nevada Bylaws provide that directors shall be divided into three classes, each serving for terms of three years.

Fidelity National Financial, Inc.	42

Provision	Delaware	Nevada
Removal of Directors	The Delaware Charter provides that any director or the entire board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors.

The Nevada Bylaws provide that any director or the entire board may at any time be removed, with or without cause, by the vote, either in person or represented by proxy, of not less than two-thirds of the voting power generally in the election of directors, which is the lowest permitted voting threshold for removal of a director under the NRS.

Bylaws Regarding Proxies	Under the DGCL, no proxy authorized by a stockholder shall be valid after three years from the date of its execution unless the proxy provides for a longer period.	Under the NRS, proxies are valid for six months from the date of creation unless the proxy provides for a longer period of up to seven years.
Bylaws Regarding Advance Notice

The DGCL does not have a statutory advance notice requirement, but a Delaware corporation is permitted to set forth such requirements in its bylaws. The Delaware Bylaws provide that advance notice of not less than 120 days prior to the first anniversary of the Company's preceding year's annual meeting must be received.

The NRS does not have any statutory advance notice requirements, but a Nevada corporation is permitted to set forth such requirements in its bylaws. The Nevada Bylaws provide that the same advance notice of not less than 120 days prior to the first anniversary of the Company's preceding year's annual meeting must be received.
Bylaws Regarding Proxy Access

The Company has adopted a proxy access bylaw that provides that certain eligible stockholders may propose a limited number of nominees for inclusion in the Company's proxy statement, subject to the limitations provided for in such bylaw.

The Nevada Bylaws have a similar proxy access bylaw.
Bylaws Regarding Annual Meetings of Stockholders

The Delaware Bylaws provide that annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated from time to time by the board.

The Nevada Bylaws provide that annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated from time to time by the board.
Bylaws Regarding Quorum

The Delaware Bylaws provide that holders of a majority of the capital stock issued and entitled to vote thereat, present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business.

The Nevada Bylaws provide that a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on any matter constitutes a quorum for the transaction of business.

43	Fidelity National Financial, Inc.

Provision	Delaware	Nevada
Bylaws Regarding Conduct of Stockholder Meetings

The Delaware Bylaws provide that the meetings of stockholders shall be presided over by the Chairman of the board, or if they are not present, by the Vice-Chairman, or if there is none, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President. The Secretary will act as secretary of the meeting, but in the Secretary's absence, and the absence of any Assistant Secretary, then the board, the Chief Executive Officer or the President may choose another officer to act as secretary of the meeting. If the Chairman determines that business was not properly brought before the meeting in accordance with the procedures set forth in the bylaws, the Chairman shall declare to the meeting that the business was not property brought before the meeting and such business shall not be discussed or transacted.

The Nevada Bylaws provide that the meetings of stockholders shall be presided over by the Chair of the board, or if they are not present, by the Vice Chair, or if there is none, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, or, in the absence of any of the foregoing persons, by a chair designated by the board or by a chair chosen by the stockholders. The Secretary will act as secretary of the meeting, but in the Secretary's absence, and the absence of any Assistant Secretary, the chair of the meeting may appoint another officer to act as secretary of the meeting.

The board may adopt by resolution guidelines and procedures as it may deem appropriate for the conduct of any meeting of stockholders, including guidelines on stockholder participation by remote communication.

The chair of any meeting of stockholders shall have the authority to convene, recess and/or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as are appropriate for the proper conduct of the meeting. The chairman, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether a matter or business was not properly brought before the meeting.

Bylaws Regarding Officers

The Delaware Bylaws provide that officers of the Company shall be chosen by the board and shall consist of a Chief Executive Officer, President and Secretary. The board, in its discretion may also appoint a Chairman or Vice-Chairman, a Chief Financial Officer, an Assistant Chief Financial Officer, a Controller, Treasurer, Assistant Treasurer and one or more Vice Presidents, Assistant Secretaries and other officers who shall have such authority and perform such duties as may be prescribed in such appointment.

The Nevada Bylaws provide that officers of the Company shall be chosen by the board and shall include a Chief Executive Officer, President, Secretary, and Treasurer or their equivalents. The board, in its discretion may also appoint a Chair or Vice Chair, Chief Financial Officer, Assistant Chief Financial Officer, Controller, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, each of whom shall have such authority and perform such duties as may be prescribed by the board.

Fidelity National Financial, Inc.	44

COMPARISON OF STOCKHOLDER RIGHTS UNDER DELAWARE AND NEVADA LAW

The rights of our stockholders are currently governed by the DGCL, the Delaware Charter and the Delaware Bylaws. Following completion of the Redomestication, the rights of the Company's stockholders will be governed by the NRS, the Nevada Charter and the Nevada Bylaws.

The statutory corporate laws of Nevada, as governed by the NRS, are similar in many respects to those of Delaware, as governed by the DGCL. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of the Company following completion of the Redomestication. The following discussion does not provide a complete description of the differences that may affect your rights as a stockholder. This summary is qualified in its entirety by reference to the NRS and DGCL as well as to the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws.

INCREASING OR DECREASING AUTHORIZED CAPITAL STOCK

Under both Delaware and Nevada law, stockholders must approve an increase or decrease in the number of authorized shares in accordance with the provisions of the applicable statutes. NRS 78.207 also allows the board of directors of a Nevada corporation, unless otherwise provided in the articles of incorporation, to increase or decrease the number of authorized shares of a class or series of the corporation's shares and correspondingly effect a forward or reverse split of the same class or series of the corporation's shares (and change the par value thereof) without a vote of the stockholders, as long as the action taken (i) does not adversely change or alter any right or preference of the stockholders and does not include provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and (ii) who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law has no similar provision. In such circumstances, the proposed increase or decrease must be approved by the stockholders holding a majority of the voting power of the affected class or series. The Nevada Charter expressly prohibits any reverse stock split pursuant to NRS 78.207 without stockholder approval.

CLASSIFIED BOARD OF DIRECTORS

The DGCL permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. If this is done, the stockholders elect only one class each year and each class would have a term of office of three years. The Delaware Charter and Delaware Bylaws also provide for a classified board of directors, with only one class elected each year, each to serve a term of three years in office. The NRS also permits any Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, as long as at least one- fourth of the total number of directors is elected annually. The Nevada Charter and Nevada Bylaws also provide for a classified board of directors, and thus our stockholders will continue to elect one class of directors each year for a three-year term following the consummation of the Redomestication.

CUMULATIVE VOTING

Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder, multiplied by the number of directors to be elected, and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not be able to elect any directors without cumulative voting.

45	Fidelity National Financial, Inc.

Although the DGCL does not generally grant stockholders cumulative voting rights, a Delaware corporation may provide in its certificate of incorporation for cumulative voting in the election of directors. The NRS also permits any Nevada corporation to provide in its articles of incorporation the right to cumulative voting in the election of directors if certain procedures are followed.

The Delaware Charter does not provide for cumulative voting in the election of directors. Similarly, the Nevada Charter does not provide for cumulative voting.

VACANCIES

Under both the DGCL and the NRS, subject to the certificate or articles of incorporation and bylaws, vacancies on the board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the term of the director no longer on the board. Both the Delaware Charter and Nevada Bylaws follow this default provision.

REMOVAL OF DIRECTORS

Under the DGCL, the holders of a majority of shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board, in which case directors may be removed only for cause, or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against their removal would be sufficient to elect him or her. Currently, as permitted by the DGCL when a company's board of directors is classified, the Delaware Charter provides that directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company then entitled to vote generally in the election of directors. However, the NRS does not make a distinction between removal for or without cause, and, therefore, the Nevada Corporation will permit removal with or without cause. The NRS requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. Nevada law does not permit the vote of less than the holders of at least two-thirds of the voting power to remove a director; however, the Nevada Bylaws will afford stockholders the ability to remove directors without cause, which right does not exist currently for the Company's stockholders.

FIDUCIARY DUTIES AND BUSINESS JUDGMENT

Nevada requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation but, unlike some other jurisdictions (such as Delaware), fiduciary duties of directors and officers are codified in the NRS. As a matter of statute, directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be based upon: (i) advice or information provided by legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent; and (ii) the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation's board of directors, and if the committee's work was within its designated authority and relates to matters on which the committee was reasonably believed to merit confidence. However,

Fidelity National Financial, Inc.	46

directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

Under Delaware law, members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person's professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information. Both Delaware and Nevada law extend the statutory protection for reliance on such persons to corporate officers. The Nevada directors and officers will, therefore, be subject to their statutory duties and protections as set forth above.

FLEXIBILITY FOR DECISIONS, INCLUDING TAKEOVERS

Nevada provides directors with more discretion than Delaware in making corporate decisions, including decisions made in takeover situations. Under Nevada law, director and officer actions taken in response to a change or potential change in control are generally protected by the statutory business judgment rule. However, in the case of an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, directors will only be given the benefit of the presumption of the business judgment rule if the directors have reasonable grounds to believe a threat to corporate policy and effectiveness exists, and if the action taken that impedes the exercise of the stockholders' rights is reasonable in relation to such threat.

In exercising their powers, including in response to a change or potential change of control, directors and officers of Nevada corporations may consider all relevant facts, circumstances, contingencies or constituencies, which may include, without limitation, the effect of the decision on several corporate constituencies in addition to the stockholders, including the corporation's employees, suppliers, creditors and customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. The NRS specifically states that such directors and officers are not required to consider the effect of a proposed corporate action upon any constituent as a dominant factor. Further, a director may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change of control is opposed to or not in the best interest of the corporation, upon consideration of any relevant facts, circumstances, contingencies or constituencies, including that there are reasonable grounds to believe that, within a reasonable time the corporation or any successor would be or become insolvent and subjected to bankruptcy proceedings.

Significantly, the DGCL does not provide a similar list of statutory factors that corporate directors and officers may consider in making decisions. Instead, in a number of cases and in certain situations, Delaware law has been interpreted to provide that fiduciary duties require directors to accept an offer from the highest bidder regardless of the effect of such sale on the corporate constituencies other than the stockholders. Thus, the flexibility granted to directors of Nevada corporations when making business decisions, including in the context of a hostile takeover, are

47	Fidelity National Financial, Inc.

significantly greater than those granted to directors of Delaware corporations. In light of the Nevada constituency statute, our Board will have greater discretion in determining the appropriate factors to take into consideration when making corporate decisions, than they currently have under Delaware law.

LIMITATION ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

The NRS and the DGCL each, by way of statutory provisions or permitted provisions in corporate charter documents, eliminate or limit the personal liability of directors and officers to the corporation or their stockholders for monetary damages for breach of a director's fiduciary duty, subject to the differences discussed below.

The DGCL permits corporations to adopt charter provisions exculpating directors from monetary liability to the corporation and its stockholders for breaches of the directors' duty of care, but the statute precludes liability limitation for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and for paying dividends or repurchasing stock out of other than lawfully available funds. With respect to a corporation's most senior officers namely, the chief executive officer, president, chief financial officer, chief operating officer, chief legal officer, controller, treasurer and chief accounting officer, as well as any other persons identified as "named executive officers" in the Company's most recent SEC filings or who otherwise consent to jurisdiction under Delaware's long-arm statute applicable to directors and officers of Delaware corporations the DGCL authorizes similar limitations of liability, but only in connection with direct claims brought by stockholders, including class actions. The DGCL does not, however, authorize a limitation on liability of officers for breach of fiduciary duty arising out of claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

Under the NRS, and unless the articles of incorporation provide for greater liability, in order for a director or officer to be individually liable to the corporation or its stockholders or creditors for damages as a result of any act or failure to act, the presumption of the business judgment rule must be rebutted and it must be proven that the director's or officer's act or failure to act constituted a breach of their fiduciary duties as a director or officer, and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Unlike the DGCL, however, the limitation on director and officer liability under the NRS does not distinguish the duty of loyalty or transaction from which a director derives an improper personal benefit, but does, pursuant to NRS 78.300, impose limited personal liability on directors for distributions made in violation of NRS 78.288. Further, the NRS permits a corporation to renounce in its articles of incorporation any interest or expectancy to participate in specific or specified classes or categories of business opportunities. Both the DGCL and the NRS permit limitation of liability which applies to both directors and officers, though the NRS also expressly applies this limitation to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary for a corporation to adopt provisions in its articles of incorporation limiting personal liability of directors or officers, as this limitation is provided by statute.

The Delaware Charter provides for exculpation of directors to the fullest extent permitted by the DGCL but does not provide for exculpation of directors and officers as described above under Nevada law.

As described above, the NRS generally provides broader protection from personal liability for directors and officers than the DGCL. The Nevada Charter provides a limitation to director and officer liability to the fullest extent permitted by Nevada law; however, the Nevada Charter also

Fidelity National Financial, Inc.	48

includes an exception thereto for acts or omissions proven to constitute a breach of fiduciary duty that (i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which a director or officer derived an improper personal benefit. The Nevada Charter also expressly provides for director liability pursuant to NRS 78.300 for the payment of unlawful distributions.

INDEMNIFICATION

The NRS and the DGCL each have statutory mechanisms that permit corporations to indemnify directors, officers, employees and agents in similar circumstances, subject to the differences discussed below.

In suits that are not brought by or in the right of the corporation, both jurisdictions' statutory indemnification mechanisms permit a corporation to indemnify current and former directors, officers, employees and agents for attorneys' fees and other expenses, judgments and amounts paid in settlement that the person actually and reasonably incurred in connection with the action, suit or proceeding. The person seeking indemnity may recover under these statutory provisions as long as they acted in good faith and believed their actions were either in the best interests of or not opposed to the best interests of the corporation. Under the indemnification mechanism provided under the NRS, the person seeking indemnity may also be indemnified if they are not held liable for breach of their fiduciary duties. Similarly, with respect to a criminal proceeding, the person seeking indemnification must not have had any reasonable cause to believe their conduct was unlawful. The articles of incorporation may provide for further indemnification than that described in the statutory mechanism provided under the NRS.

In derivative suits, a corporation in either jurisdiction may indemnify its directors, officers, employees or agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders.

Under the statutory indemnification mechanism in either jurisdiction, no corporation may indemnify a party unless it decides that indemnification is proper. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel will determine whether the conduct of the person seeking indemnity conformed to the statutory provisions governing indemnity. Similarly, under the statutory indemnification mechanisms under the NRS, the corporation through its stockholders, directors or independent counsel must determine that the indemnification is proper.

The indemnification pursuant to the statutory mechanisms available under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. However, unless otherwise ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Both the Delaware Charter and the Nevada Charter provide for indemnification to the fullest extent permitted by their respective laws, which is necessary to ensure that we can attract high quality and experienced directors.

49	Fidelity National Financial, Inc.

ADVANCEMENT OF EXPENSES

The DGCL and NRS have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents.

The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined that they are not entitled to be indemnified by the corporation as authorized under the DGCL. A Delaware corporation has the discretion to decide whether or not to advance such defense expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement.

The NRS similarly provides that unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay defense expenses of a director or officer in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the corporation. Similar to Delaware, such advancement of expenses would be discretionary unless the articles of incorporation, the bylaws, or an agreement made by the corporation require the corporation to pay such expenses upon receipt of such an undertaking.

DIRECTOR COMPENSATION

The DGCL does not have a specific statute governing either the establishment of director compensation, or the fairness of director compensation. In contrast, the NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, the board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors so establishes the compensation of directors, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence. The Company's Board after Redomestication will establish the compensation of its directors, as it did before the Redomestication.

ACTION BY WRITTEN CONSENT OF DIRECTORS

Both the DGCL and NRS provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.

Neither the Delaware Charter or Delaware Bylaws, nor the Nevada Charter or Nevada Bylaws, limit the type or nature of a board action taken by written consent.

ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS

Both the DGCL and NRS provide that, unless the articles or certificate of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock, having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders, consent to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. There is no equivalent notice requirement under the NRS.

Fidelity National Financial, Inc.	50

The NRS also permits a corporation to prohibit stockholder action by written consent in lieu of a meeting of stockholders by including such prohibition in its articles of incorporation or bylaws.

The Delaware Charter and Bylaws provide that any stockholder may act by written consent if such consent is signed by holder of not less than minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, so long as action is taken in accordance with the Delaware Charter. The Nevada Bylaws contain a substantially similar provision.

DIVIDENDS AND DISTRIBUTIONS

Delaware law is more restrictive than Nevada law with respect to dividend payments. Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus, or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of the corporation.

The NRS provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders (this clause (ii) condition, the Balance Sheet Test). Directors may consider financial statements prepared on the basis of accounting practices that are reasonable under the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable under the circumstances. The Nevada Charter does not, however, eliminate the Company's requirement to comply with the Balance Sheet Test with respect to any distribution. The payment of dividends following the consummation of the Redomestication will be within the discretion of the Board. The Board anticipates that the Company will pay dividends in the foreseeable future.

RESTRICTIONS ON BUSINESS COMBINATIONS

Both Delaware and Nevada law provide certain protections to stockholders in connection with certain business combinations. These protections can be found in Section 203 of the DGCL, and NRS 78.411 through 78.444.

Under Section 203 of the DGCL, certain "business combinations" with "interested stockholders" of the Company are subject to a three-year moratorium unless specified conditions are met. For purposes of Section 203, the term "business combination" is defined broadly to include (i) mergers with or caused by the interested stockholder; (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of either the corporation's consolidated assets or

51	Fidelity National Financial, Inc.

its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 of the DGCL does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) at or after the time on which such stockholder becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by at least two-thirds (66-2/3%) of the outstanding voting stock not owned by the interested stockholder.

In contrast, the NRS imposes a maximum moratorium of two years versus Delaware's three-year moratorium on business combinations. However, NRS 78.411 through 78.444 regulate business combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the two-year moratorium can be lifted only by advance approval of the combination or the transaction by which such person first becomes an interested stockholder by a corporation's board of directors or unless the combination is approved by the board and 60% of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates, as opposed to Delaware's provision that allows interested stockholder combinations with stockholder approval at the time of such combination. Finally, after the two-year period, a combination remains prohibited unless (i) it is approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates or (ii) the interested stockholders satisfy certain fair value requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. These combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record.

Companies are entitled to opt out of the business combination provisions of the DGCL and NRS. The Company has opted into the business combination provisions of Section 203 of the DGCL and the Company opts into the business combination provisions of NRS 78.411 through 78.444 under the Nevada Charter. Any opt-out of the business combinations provisions of the NRS must be contained in an amendment to the Nevada Charter approved by a majority of the outstanding voting power not then owned by interested stockholders, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Fidelity National Financial, Inc.	52

ACQUISITION OF CONTROLLING INTERESTS

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects the corporation and its stockholders from persons acquiring a "controlling interest" in a corporation. The provisions can be found in NRS 78.378 through 78.3793. Delaware law does not have similar provisions.

Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a "controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation's stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly or through an affiliated corporation in Nevada. NRS 78.378(2) provides that the corporation, by virtue of its articles of incorporation, bylaws or resolutions adopted by directors, may impose stricter requirements if it so desires.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Nevada Charter and the Nevada Bylaws, the Company does not opt out of these provisions.

STOCKHOLDER VOTE FOR MERGERS AND OTHER CORPORATE REORGANIZATIONS

Under the DGCL, unless the certificate of incorporation specifies a higher percentage, the stockholders of a corporation that is being acquired in a merger or sale involving substantially all of its assets must authorize such merger or sale of assets by vote of an absolute majority of outstanding shares entitled to vote. The corporation's board of directors must also approve such transaction. Similarly, under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation's board of directors. Although a substantial body of case law has been developed in Delaware as to

53	Fidelity National Financial, Inc.

what constitutes the "sale of substantially all of the assets" of a corporation, it is difficult to determine the point at which a sale of virtually all, but less than all, of a corporation's assets would be considered a "sale of all of the assets" of the corporation for purposes of Nevada law. It is possible that many sales of less than all of the assets of a corporation requiring stockholder authorization under Delaware law would not require stockholder authorization under Nevada law.

The DGCL and NRS have substantially similar provisions with respect to approval by stockholders of a surviving corporation in a merger. The DGCL does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the plan of merger does not amend the existing certificate of incorporation, (ii) each share of stock of such constituent corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the effective date of merger and (iii) either no shares of the common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of the common stock of the surviving corporation to be issued or delivered under the plan of merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan, do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. The NRS does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

The Delaware Charter does not require a higher percentage to vote to approve certain corporate transactions. The Nevada Charter also does not specify a higher percentage.

APPRAISAL OR DISSENTER’S RIGHTS

In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal or dissenter's rights permit a stockholder to receive cash generally equal to the fair value of the stockholder's shares (as determined by agreement of the parties or by a court) in lieu of the consideration such stockholder would otherwise receive in any such transaction.

Under Section 262 of the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger, consolidation or conversion, provided that no appraisal rights are available with respect to shares of any class or series of stock if, at the record date for the meeting held to approve such transaction, such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is listed on a national securities exchange or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.

In addition, Section 262 of the DGCL allows beneficial owners of shares to file a petition for appraisal without the need to name a nominee holding such shares on behalf of such owner as a nominal plaintiff and makes it easier than under Nevada law to withdraw from the appraisal process and accept the terms offered in the merger, consolidation or conversion. Under the DGCL, no appraisal rights are available to stockholders of the surviving or resulting corporation if the merger did not require their approval. The Delaware Charter and Delaware Bylaws do not provide for appraisal rights in addition to those provided by the DGCL.

Fidelity National Financial, Inc.	54

Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder's shares in the event of (i) certain acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (iv) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, or (v) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder's outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. The NRS prohibits a dissenting stockholder from voting their shares or receiving certain dividends or distributions after their dissent.

Also under NRS 92A.390, holders of covered securities (generally those that are listed on a national securities exchange), any shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20,000,000, and any shares issued by an open-end management investment company registered under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, are generally not entitled to dissenter's rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3) or any combination thereof. The Nevada Charter provides that the foregoing exception is not available with respect to any corporate action for which dissenter's rights would otherwise be available which requires stockholders to accept only cash in exchange for their shares.

The mechanics and timing procedures vary somewhat between Delaware and Nevada, but both require technical compliance with specific notice and payment protocols.

SPECIAL MEETINGS OF THE STOCKHOLDERS

The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.

Currently, under the Delaware Charter and Bylaws, a special meeting of stockholders may be called by a majority vote of the board, the Chairman or by the Chief Executive Officer. Taking into consideration a balanced approach to stockholder rights, the Board determined to add an additional stockholder right to the Nevada Bylaws, providing holders of 25% or more of our stock with the right to call a special meeting of stockholders.

55	Fidelity National Financial, Inc.

MEETINGS PURSUANT TO PETITION OF STOCKHOLDERS

The DGCL provides that a director or a stockholder of a corporation may apply to the Court of Chancery of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting.

Under the NRS, stockholders having not less than 15% of the voting power may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

ADJOURNMENT OF STOCKHOLDER SPECIAL MEETINGS

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

In contrast, under the NRS, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors of the corporation fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

DURATION OF PROXIES

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.

Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

QUORUM AND VOTING

The DGCL provides that the certificate of incorporation and bylaws may establish quorum and voting requirements, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. If the certificate of incorporation and bylaws are silent as to specific quorum and voting requirements: (a) a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders; (b) in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (d) where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series present at the meeting shall be the act of such class or series, or classes or series. A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board. The Delaware Bylaws

Fidelity National Financial, Inc.	56

provide that (i) the holders of shares representing a majority of capital stock issued and entitled to vote thereat present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business, (ii) directors shall be elected by a majority of the votes cast for such director at any meeting where a quorum is present in an uncontested election or by a plurality of the votes cast in a contested election, and (iii) in an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender their resignation to the board, which will then decide, after considering the recommendation of the corporate governance and nominating committee, whether to accept or reject the tendered resignation or take other action.

The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business. Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation's articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote. The Nevada Bylaws provide that unless otherwise required by law or the articles of incorporation of the Company, the holders of a majority of the voting power of the Company's capital stock represented in person or by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business. The Nevada Bylaws provide except as otherwise provided by law, in the articles of incorporation or bylaws of the corporation, that action by the stockholders on a matter other than the election of directors is approved if the holders of a majority of the stock represented and entitled to vote at such meeting vote to approve the action. The Nevada Bylaws also provide that (i) directors shall be elected by a majority of the votes cast for such director at any meeting where a quorum is present in an uncontested election or by a plurality of the votes cast in a contested election, and (ii) in an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender their resignation to the board, which will then decide, after considering the recommendation of the corporate governance and nominating committee, whether to accept or reject the tendered resignation or take other action.

STOCKHOLDER INSPECTION RIGHTS

Section 220 of the DGCL grants any stockholder or beneficial owner of shares the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from a corporation's stock ledger, list of stockholders and its other books and records for any proper purpose. A proper purpose is one reasonably related to such person's interest as a stockholder. The Board is aware of, and has considered, the recent amendments to the DGCL that potentially limit the books and records available for inspection under Section 220 of the DGCL by specifying certain corporate documents that are required to be produced and permitting a corporation to impose reasonable restrictions on the confidentiality, use or distribution thereof. Stockholders may still seek records in addition to those listed in the statute – including emails and text messages – but must, among other things, show a compelling need and demonstrate that the records are necessary and essential to further the stockholder's proper purpose.

Inspection rights under Nevada law are more limited. The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its

57	Fidelity National Financial, Inc.

outstanding shares, upon at least five days' written demand the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to their interest as a stockholder of the corporation.

In addition, the NRS grants certain stockholders the right to inspect the books of account and financial statements of a corporation for any proper purpose. The right to inspect the books of account and financial statements of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. In addition, the board of directors may condition such inspection on the stockholders exercising such rights to enter into and comply with a confidentiality agreement having such terms and scope as reasonably related to protecting the legitimate interests of the corporation. However, these requirements do not apply to any corporation that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

BUSINESS OPPORTUNITIES

Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for their own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation's line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for their own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation. The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Similar to the DGCL, the NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. The Nevada Charter contains a substantially similar provision with regard to the renunciation of corporate opportunities with regard to F&G Annuities & Life, Inc., as was in the Delaware Charter with regard to Fidelity National Services Information, Inc.

OTHER CONSIDERATIONS

POTENTIAL RISKS AND DISADVANTAGES OF THE REDOMESTICATION

The Board is aware of, and has considered, recent amendments to the DGCL that appear to be designed to address, at least in part, some of the uncertainty that has been created by recent Delaware court decisions and to reduce litigation risk for Delaware corporations, but the DGCL amendments are untested, subject to judicial interpretation and may not fully mitigate a variety of litigation and business

Fidelity National Financial, Inc.	58

planning concerns for the Company, and the Board believes that Nevada's statute-based approach provides greater certainty for corporate decision making and reduced litigation risk, which, in turn will benefit our stockholders.

In addition, because of Delaware's prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. While Nevada also has encouraged incorporation in that state and has adopted comprehensive, modern and flexible statutes that the Nevada Legislature, which meets every other year, updates and revises to meet changing business needs, Nevada case law concerning the application of its statutes and regulations is more limited than in Delaware due in part to Nevada's more statute-focused approach. As a result, to the extent Nevada's statutes do not provide a definitive answer and a Nevada court must make a determination about issues concerning the Company's governance without clear guidance or precedent, the Company and its stockholders may experience less predictability with respect to whether certain corporate decisions or transactions are proper and/or the extent to which stockholders maintain the right to challenge such decisions or transactions. Recent Nevada Supreme Court cases such as Wynn Resorts v. Eighth Judicial Dist. Court, 399 P.3d 334 (Nev. 2017), Chur v. Eighth Judicial District Court, 458 P.3d 336 (Nev. 2020), and Guzman v. Johnson, 483 P.3d 531 (Nev. 2021), have emphasized application of the plain meaning of the statutes enacted by the Nevada Legislature, which is consistent with the directive of NRS 78.012(3): "The plain meaning of the laws enacted by the Legislature . . . including, without limitation, the fiduciary duties and liability of the directors and officers of a [Nevada] corporation set forth in NRS 78.138 and 78.139, must not be supplanted or modified by laws or judicial decisions from any other jurisdiction." However, that same statute expressly provides that directors and officers of Nevada corporations "may be informed by the laws and judicial decisions of other jurisdictions and the practices observed by business entities in any such jurisdiction" without such actions constituting or indicating a breach of fiduciary duty. Further, in the absence of Nevada law, Nevada courts have historically looked to Delaware law for guidance. See, e.g., Brown v. Kinross Gold U.S.A., Inc., 531 F. Supp. 2d 1234, 1245 (D. Nev. 2008) ("the Nevada Supreme Court frequently looks to the Delaware Supreme Court and the Delaware Courts of Chancery as persuasive authorities on questions of corporation law"). Thus, it is possible that a Nevada court could reach a similar conclusion as the Delaware Court of Chancery in an area where the two jurisdictions have similar laws, or in an instance where Nevada law is silent but Delaware has addressed the issue.

Also, underwriters and other members of the financial services industry may be less willing and able to assist the Company with capital-raising programs because they might perceive Nevada's laws as being less flexible or developed than those of Delaware. Certain investment funds, sophisticated investors and brokerage firms may likewise be less comfortable and less willing to invest in a corporation incorporated in a jurisdiction other than Delaware, whose corporate laws may be less understood or perceived to be less responsive to stockholder rights or demands.

The Company will also incur certain non-recurring costs in connection with the Redomestication, including legal and other transaction costs. A majority of these costs have already been incurred or will be incurred regardless of whether the Redomestication is ultimately approved and completed. Many of the expenses that will be incurred are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Redomestication.

59	Fidelity National Financial, Inc.

REGULATORY MATTERS

The consummation of the Redomestication requires the filing of the Articles of Conversion and the Nevada Charter with the office of the Nevada Secretary of State and the Certificate of Conversion with the Office of the Secretary of State in Delaware. No other regulatory or governmental approvals or consents will be required in connection with the Redomestication.

NO APPRAISAL RIGHTS

Under the DGCL, holders of our common stock are not entitled to appraisal rights based on the Redomestication described in this Proposal.

NO EXCHANGE OF STOCK CERTIFICATES REQUIRED

Stockholders will not have to exchange their existing stock certificates for new stock certificates.

NO MATERIAL ACCOUNTING IMPLICATIONS

Effecting the Redomestication will not have any material accounting implications for the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences of the Redomestication to holders of the shares of our common stock of the Delaware Corporation (the Delaware Common Stock), each of which shares will be converted into one outstanding share of common stock of the Nevada Corporation (the Nevada Common Stock) in connection with the Redomestication. No ruling will be sought from the Internal Revenue Service (the IRS) with respect to the U.S. federal income tax consequences of the Redomestication, and no assurance can be given that the IRS will not take a contrary position to the U.S. federal income tax consequences described below or that any such contrary position will not be sustained by a court.

This discussion is based on the Internal Revenue Code of 1986, as amended (the Code), applicable Treasury regulations promulgated or proposed thereunder (collectively, the Treasury Regulations), judicial authority, and administrative rulings and practice, all as in effect as of the date of this proxy statement, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could materially affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is limited to holders of the Delaware Common Stock that are U.S. holders (as defined below) and that hold their shares of common stock as capital assets, within the meaning of Section 1221 of the Code. Further, this discussion does not discuss all tax considerations that may be relevant to holders of the Delaware Common Stock in light of their particular circumstances (including without limitation the Medicare tax imposed on net investment income and the alternative minimum tax), nor does it address any tax consequences to holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, tax-exempt entities, partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein), mutual funds, real estate investment trusts, regulated investment companies, holders that acquired their shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation, banks and other financial institutions, insurance companies, brokers, dealers or traders in securities, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates and former citizens or former long- term residents of the U.S., persons subject to the alternative minimum tax, person subject to the alternative minimum tax, non-U.S. persons, and holders that hold Delaware Common Stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or

Fidelity National Financial, Inc.	60

other risk-reduction transaction for U.S. federal income tax purposes. This discussion also does not address any potential consequences of any alternative minimum tax or U.S. federal estate, gift, or other non-income taxes, or of any state, local, or foreign taxes.

ALL HOLDERS OF THE DELAWARE COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO ANY POTENTIAL SPECIFIC TAX CONSEQUENCES TO THEM OF THE REDOMESTICATION, INCLUDING ANY APPLICABLE U.S. FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES.

For purposes of this section, a "U.S. holder" is a beneficial owner of the Delaware Common Stock that is, for U.S. federal income tax purposes, (i) an individual that is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as partnership for U.S. federal income tax purposes) holds shares of the Delaware Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding shares of the Delaware Common Stock should consult its tax advisor regarding the U.S. federal income tax consequences of the Redomestication.

TREATMENT OF THE REDOMESTICATION

Subject to the caveats and qualifications noted above, we intend the Redomestication, under U.S. federal income tax law, to qualify as a tax-free "reorganization" within the meaning of Section 368(a) (1) (F) of the Code. Assuming the Redomestication qualifies as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, then, for U.S. federal income tax purposes:

•	no gain or loss will be recognized by, and no amount will be included in the income of, a holder of the Delaware Common Stock upon the conversion of such Delaware Common Stock into the Nevada Common Stock in connection with the Redomestication;

•	the aggregate tax basis of the shares of the Nevada Common Stock received by a holder of shares of the Delaware Common Stock in connection with the Redomestication will equal the aggregate tax basis of the shares of the Delaware Common Stock converted into such shares of the Nevada Common Stock; and

•	the holding period of the shares of the Nevada Common Stock received by a holder of the Delaware Common Stock in connection with the Redomestication will include the holding period of the Delaware Common Stock converted into such shares of the Nevada Common Stock.

Stockholders that have acquired different blocks of the Delaware Common Stock at different times or at different prices, and whose blocks of such common stock are converted into shares of Nevada Common Stock in connection with the Redomestication, should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, such shares of the Nevada Common Stock.

61	Fidelity National Financial, Inc.

INFORMATION REPORTING

A U.S. holder of the Delaware Common Stock that owns at least 5% of the outstanding stock of the Company (by vote or value) immediately before the Redomestication will generally be required to attach to such holder's U.S. federal income tax return for the year in which the Redomestication occurs a statement setting forth certain information relating to the Redomestication, including the aggregate fair market value and tax basis of the stock of such holder converted in connection with the Redomestication. Holders of the Delaware Common Stock should consult their tax advisors to determine whether they are required to provide the foregoing statement.

THE PRECEDING DISCUSSION IS INTENDED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. FURTHER, IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A SPECIFIC HOLDER OF DELAWARE COMMON STOCK. THUS, ALL HOLDERS OF DELAWARE COMMON STOCK ARE STRONGLY ENCOURAGED TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE REDOMESTICATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ANTI-TAKEOVER IMPLICATIONS OF THE REDOMESTICATION

The Redomestication is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or to obtain representation on the Board. Nevertheless, certain effects of the Redomestication may be considered to have anti-takeover implications by virtue of being subject to Nevada law.

Delaware law and the Delaware Charter and Delaware Bylaws contain provisions that may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or negative effect on the Company and its stockholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by a board can be opportunistically timed to take advantage of an artificially depressed stock price. Takeover attempts can also be coercively structured, can disrupt the business and management of a corporation and can generally present a risk of terms that may be less favorable than would be available in a board-approved transaction. In contrast, board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders by determining and pursuing the best strategic alternative, obtaining negotiating leverage to achieve the best terms available, and giving due consideration to matters such as tax planning, the management and business of the acquiring corporation and the most effective deployment of corporate assets.

The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may be beneficial to stockholders, providing them with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent measures are needed to give the Board the time and flexibility to determine and pursue potentially superior strategic alternatives and take other appropriate action in an effort to maximize stockholder value. Accordingly, the Delaware Charter and Delaware Bylaws include certain provisions that are intended to accomplish these objectives, but which may have the effect of discouraging or deterring hostile takeover attempts.

Fidelity National Financial, Inc.	62

Nevada law includes some features that may deter hostile takeover attempts. The Nevada Charter contains certain anti-takeover provisions similar to those set forth in the Delaware Charter; both the Delaware Charter and Nevada Charter allow the Board alone to fill any directorship vacancies. Notwithstanding these similarities, there are several differences between Nevada and Delaware law and between the governing documents of the Delaware Corporation and the Nevada Corporation which could have a bearing on unapproved takeover attempts. For example, the Delaware Charter allows the stockholders to remove the directors only for cause by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote generally in the election of directors, whereas the Nevada Charter provides that directors can be removed with or without cause, by not less than two-thirds of the voting power of the issued and outstanding shares of the class that elected such director and which are entitled to vote at the meeting, which is the lowest voting standard for removing a director permitted under the NRS.

The Board may in the future propose other measures designed to address hostile takeovers apart from those discussed in this proxy statement, if warranted from time to time in the judgment of the Board.

REQUIRED VOTE

We ask our stockholders to approve the Redomestication and the adoption of the Redomestication Resolution. This proposal requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote thereon.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE REDOMESTICATION AND THE ADOPTION OF THE REDOMESTICATION RESOLUTION.

PROPOSAL NO. 3: ELECT EACH DIRECTOR ANNUALLY

We have been notified by a shareholder that it intends to submit the proposal set forth below at the annual meeting for action by our stockholders. Pursuant to Rule 14a-8(l)(1) of the Exchange Act, we will provide the name, address and number of shares of our common stock held by the shareholder proponent of the proposal promptly upon receipt of a written or oral request submitted to our Corporate Secretary. The proposal has been considered by our board, which has determined that it would like to understand our shareholders’ views on this important matter and has therefore determined not to recommend that shareholders vote "For" or "Against" this proposal.

This proposal and supporting statement are presented as received from the shareholder proponent in accordance with the rules of the SEC. The board and the Company disclaim any responsibility for its content.

RESOLVED, shareholders ask that our Company take all the steps necessary to organize the Board of Directors in order that each director stands for election at each annual meeting.

63	Fidelity National Financial, Inc.

Although Fidelity National Financial can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to phase it in.

Classified Boards, like the Fidelity National Financial Board, have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, have adopted this important proposal topic since 2012. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value at no extra cost to shareholders. Thus it was not a surprise that this proposal topic won majority support at Tesla in 2024 even when the biased insider shares, which voted every eligible share, were opposed.

Annual election of each director gives shareholders more leverage if Directors perform poorly. For instance if Directors approve excessive executive pay shareholders can soon vote against Directors on the executive pay committee instead of potentially waiting 3 long years under the current setup.

Fidelity National Financial Directors appear to have performed poorly in proposing the redomestication of FNF from Delaware to Nevada. This Nevada proposal was rejected by more than 49% of FNF shares. The Nevada proposal raises alarm bells because worthwhile Board of Director proposals routinely receive more than 90% shareholder approval.

Please vote yes:

Elect Each Director Annually – Proposal No. 3

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company are set forth in the table below, together with biographical information, except for Mr. Quirk, whose biographical information is included in this proxy statement under the section titled "Certain Information about our Directors–Information About the Director Nominees and Continuing Directors."

Name	Position	Age
Raymond R. Quirk	Executive Vice-Chairman	78
Michael J. Nolan	Chief Executive Officer	65
Anthony J. Park	Executive Vice President and Chief Financial Officer	58
Peter T. Sadowski	Executive Vice President and Chief Legal Officer	70
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	63

Fidelity National Financial, Inc.	64

Michael J. Nolan. Mr. Nolan has served as Chief Executive Officer of the Company since February 2022 and previously served as President of the Company since January 2016. Mr. Nolan has also served on the board of directors of F&G since August 2020. He served as the Co-Chief Operating Officer of FNF from September 2015 until January 2016. Additionally, he has served as President of Eastern Operations for Fidelity National Title Group since January 2013 and Executive Vice President and Division Manager since May 2010. Previously, Mr. Nolan served in various executive and management positions, including Division Manager and Regional Manager from the time he joined FNF in 1983, with responsibilities for managing direct and agency operations for the Midwest and East Coast, as well as the Company’s operations in Canada, Fidelity’s 1031 exchange company, Fidelity’s relocation business, LoanCare and ServiceLink.

Anthony J. Park. Mr. Park has served as Executive Vice President and Chief Financial Officer of FNF since October 2005. Prior to being appointed CFO of the Company, Mr. Park served as Controller and Assistant Controller of FNF from 1991 to 2000 and served as the Chief Accounting Officer of FNF from 2000 to 2005.

Peter T. Sadowski. Mr. Sadowski has served as Executive Vice President and Chief Legal Officer of FNF since 2008 and Executive Vice President and General Counsel of FNF from 1999 until 2008. Mr. Sadowski has also served as Executive Vice President and Chief Legal Officer of Cannae since April 2017. Mr. Sadowski is a Trustee of the Folded Flag Foundation, the Vegas Golden Knights Foundation and the Vegas Silver Knights Foundation.

Michael L. Gravelle. Mr. Gravelle has served as the Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010. He has served as Corporate Secretary since April 2008. Mr. Gravelle joined FNF in 2003, serving as Senior Vice President. Mr. Gravelle joined a subsidiary of FNF in 1993. Mr. Gravelle has also served as Executive Vice President, General Counsel and Corporate Secretary of Cannae since April 2017 and as Executive Vice President, General Counsel and Corporate Secretary of F&G since May 2024. Mr. Gravelle previously served as Executive Vice President and General Counsel of Black Knight and its predecessors from January 2014 until December 2023, where he also served as Corporate Secretary from January 2014 until May 2018. He previously served as General Counsel and Corporate Secretary of AUS and ASZ from January 2021 through December 2022, of FTAC II from July 2020 through March 2021, and of FTAC from March 2020 to July 2021.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation programs should be read with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Compensation programs that we adopt in the future may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

65	Fidelity National Financial, Inc.

In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2024, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based. Our named executive officers, and their titles, in 2024 were:

•	Michael J. Nolan, Chief Executive Officer

•	Raymond R. Quirk, Executive Vice-Chairman of our Board

•	Anthony J. Park, Executive Vice President and Chief Financial Officer

•	Peter T. Sadowski, Executive Vice President and Chief Legal Officer

•	Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY

FINANCIAL HIGHLIGHTS

FNF has a long history of delivering consistent, industry-leading results, driven by a steadfast focus on our customers and shareholders, a culture of employee excellence, and an ability to deliver outstanding performance even in a challenging market environment. FNF generated $13.7 billion of total revenue and $1,270 million of net earnings in 2024. Our strong performance is a testament to our experienced leadership team, strong balance sheet, and diversified business model. Our strong operating and financial performance led to a significant return for our shareholders of about 14% (including dividends) for 2024.

Our Title business delivered $7.7 billion of total revenue in 2024, which will be remembered as one of the most challenging mortgage environments in three decades with elevated interest rates and rising home prices. Our management team has a proven track record of operating through varying economic cycles and moved swiftly to adjust our cost structure in 2024 to counteract the high mortgage rate environment that suppressed residential and commercial title order volumes. Despite the challenges, our leadership team’s experience and efforts allowed us to realize an industry leading 15.1% adjusted pre-tax title margin.

Our F&G Segment achieved record gross sales of $15.3 billion, an increase of 16% as compared to 2023, and finished 2024 with record assets under management of $53.8 billion, an increase of 10% compared to year end 2023.

As reflected in the following charts, over the past five years, we have delivered consistently strong consolidated revenue and earnings. We also remain focused on deploying capital to best maximize shareholder value through investments in our business and returning capital to our shareholders. In 2024, we invested $250 million in F&G to help accelerate their retained asset growth and deployed $62 million across more than ten acquisitions to opportunistically expand our Title business through the market downturn. Additionally, F&G deployed $482 million for two acquisitions in support of its owned distribution strategy, which further strengthens F&G’s relationships with its key partners. During the five-year period from January 1, 2020 through December 31, 2024, we returned approximately $2.4 billion to our shareholders in the form of cash dividends and approximately $1.3 billion through share repurchases.

Fidelity National Financial, Inc.	66

	Year ended December 31,
	2020	2021	2022	2023	2024
Total Revenue Excluding Valuation Gains/Losses (in millions)	$10,209	$15,908	$12,512	$11,364	$13,870
Net Earnings from Continuing Operations (in millions)	$1,551	$2,809	$1,306	$518	$1,391
Adjusted Title Revenue (in millions)	$9,231	$11,890	$9,549	$7,047	$7,708
Adjusted Pre-Tax Margin	19.6%	21.7%	16.7%	13.7%	15.1%

TOTAL REVENUE

(EXCLUDING VALUATION GAINS/LOSSES)

NET EARNINGS FROM CONTINUING OPERATIONS

67	Fidelity National Financial, Inc.

ADJUSTED TITLE REVENUE AND ADJUSTED PRE-TAX TITLE MARGIN

PAY FOR PERFORMANCE

Our compensation committee takes great care to develop and refine an executive compensation program that recognizes our stewardship responsibility to shareholders while our talent supports a culture of growth, innovation, and performance.

The primary goal of our executive compensation programs in 2024 was to drive continued growth and successful execution of our strategic business objectives. We believe our programs achieve this goal by:

•	Tying material portions of our named executive officers’ compensation to the performance of our core title operations;

•	Structuring our performance-based programs to focus our named executive officers on attaining pre-established, objectively determinable key performance goals that are aligned with and support our key strategic business objectives, which, in turn, are aimed at growing long-term value for our shareholders;

•	Recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements; and

•	Attracting, motivating, and retaining a highly qualified and effective management team that can deliver superior performance and build shareholder value over the long-term.

As in past years, there was a direct correlation between our named executive officers’ pay and our performance in 2024. Here are a few highlights:

•	We exceeded both our adjusted title revenue and adjusted pre-tax title margin targets as set by our compensation committee under our annual incentive plan. Consistent with this strong performance, our named executive officers earned an annual incentive payout equal to 186.9% of their respective target annual incentive opportunities. See the “FNF Annual Incentive Performance Measures and Results" section below.

Fidelity National Financial, Inc.	68

•	We exceeded the quarterly adjusted pre-tax title margin goals set by our compensation committee as performance criteria for our 2024 restricted stock awards. As a result, these awards will vest upon the passage of time, subject to each executive’s continued employment with us.

We continued to use adjusted pre-tax title margin as the primary performance objective for our 2024 cash-based annual incentive plan, with 75% of the award tied to this objective and the remaining 25% tied to achievement of adjusted title revenue. We also continued to use adjusted pre-tax title margin as the performance-based vesting condition in our 2024 long-term performance-based restricted stock awards. Our compensation committee considered whether this measure should be used in both the annual incentive plan and our long-term incentive awards. In recognition of the fact that it is one of the most important measures to our investors of the financial performance of our business, the committee determined it should be used in both programs. The committee determined it should be used in our cash-based annual incentive plan because it is a leading measure of operating performance and efficiency, has a strong correlation to our annual strategic plan and is directly affected by the actions of our executives in both strong and weak real estate markets. The committee determined it should be used in our long-term performance-based restricted stock awards because it reflects our ability to convert revenue into operating profits for shareholders and measures our progress toward achieving our long-term strategy, and therefore can have a significant impact on our long-term stock price and investor expectations.

Note that the financial measures used as performance targets for our named executive officers described in this discussion are non-GAAP measures and differ from the comparable GAAP measures reported in our financial statements. The measures are adjusted to exclude the impact of certain non-recurring and other items. We explain how we calculate these measures in the “Analysis of Compensation Components” section below.

SHAREHOLDER VOTE ON 2023 EXECUTIVE COMPENSATION

At our 2024 annual meeting of shareholders, we held a non-binding advisory vote, also called a “say on pay” vote, on the compensation of our named executive officers in 2023 as disclosed in the 2024 proxy statement. Approximately 94.7% of the votes cast were voted in favor of our “say- on-pay” proposal. The compensation committee considered these results when evaluating our executive compensation programs and determined to keep the current executive compensation platform in place without any changes.

SHAREHOLDER OUTREACH IN 2024

Our compensation committee is committed to listening and responding to the views of our shareholders in creating and tailoring our executive compensation programs. Following the 2024 annual meeting of shareholders and the 2023 “say on pay” shareholder vote, our Chief Executive Officer and Chief Financial Officer met with our investors in break-out sessions at investor conferences, as well as in independent one-on-one investor meetings, to discuss our business and stock price performance, and to discuss and receive feedback on our compensation programs. In this regard, we met with investors at four investor conferences and numerous one-on-one meetings. The investors with whom we met in 2024 represented approximately 45% of our top 20 active shareholders, who collectively owned more than 20% of our shares as of December 31, 2024. Generally, our shareholders did not express any concerns about FNF’s executive compensation plans and practices in 2024.

69	Fidelity National Financial, Inc.

GOVERNANCE AND COMPENSATION BEST PRACTICES

We periodically review our compensation programs and make adjustments that are believed to be in the best interests of our company and our shareholders. As part of this process, we review compensation trends and consider current best practices, and make changes in our compensation programs when we deem it appropriate, all with the goal of continually improving our approach to executive compensation.

Some of the best practices adopted by our compensation committee or full board of directors include the following:

	Things We Do		Things We Don’t Do
✓	Deliver total compensation predominantly through variable pay	X	Provide tax gross-ups or reimbursement of taxes
✓	Maintain robust stock ownership requirements	X	Have liberal change in control definitions
✓	Maintain a clawback policy for incentive-based compensation	X	Include modified single trigger severance provisions – which provide severance upon a voluntary termination of employment following a change in control – in our executive employment agreements
✓	High ratio of performance-based compensation to total compensation, and a low ratio for fixed benefits/perquisites (non-performance-based)
✓	Undertake an annual review of compensation risk	X	Allow hedging and pledging transactions involving our securities without board approval
✓	Limit perquisites
✓	Have performance-based vesting provision in restricted stock grants to our officers, including our named executive officers	X	Have multi-year guarantees for salary increases, non-performance-based bonuses or guaranteed equity compensation in our executive employment agreements
✓	Require that any dividends or dividend equivalents on restricted stock and other awards are subject to the same underlying vesting requirements applicable to the awards – that is, no payment of dividends or dividend equivalents are made unless and until the award vests
✓	Have transparent executive compensation disclosures in our annual proxy statements
✓	Use a thorough methodology for comparing our executive compensation to market practices
✓	Have a policy that annual grants of restricted stock will utilize a vesting schedule of not less than three years
✓	Retain an independent compensation consultant that reports solely to our compensation committee, and that does not provide our compensation committee services other than executive compensation consulting
✓	Cap payouts on incentive awards
✓	Use non-discretionary, pre-established, objectively determinable performance goals for our incentive awards
✓	Utilize a below market run rate for the number of annual shares granted under our equity incentive plan

Fidelity National Financial, Inc.	70

COMPONENTS OF TOTAL COMPENSATION AND PAY MIX

We compensate our executive officers primarily through a mix of base salary, annual cash incentives and long-term equity-based incentives. We also provide our executive officers with the same retirement and employee benefit plans that are offered to our other employees, as well as limited other benefits, although these items are not significant components of our compensation programs. The following table provides information regarding the elements of compensation provided to our named executive officers in 2024:

Category of Compensation	Type of Compensation	Purpose of the Compensation
Fixed Cash Compensation	Salary	Salary provides a level of assured, regularly paid, cash compensation that is competitive and helps attract and retain key employees
Short-term Performance-based Cash Incentives	Annual Cash Incentive Tied to Financial Metrics	Performance-based cash incentives under our annual incentive plan are designed to motivate our employees to work towards achieving our key annual adjusted title revenue and adjusted pre-tax title margin goals.
Long-term Equity Incentives	Performance- based Restricted Stock Tied to Financial Metrics	Performance-based restricted stock helps to tie our named executive officers’ long-term financial interests to our adjusted pre-tax title margin and to the long-term financial interests of our shareholders, as well as to retain key executives through a three-year vesting period and maintain a market competitive position for total compensation.
Benefits & Other	ESPP, 401(k) Plan, health insurance and other benefits	Our named executive officers’ benefits generally mirror our company-wide employee benefit programs. For security safety reasons and to make travel more efficient and productive for our named executive officers, they are eligible to travel on our corporate aircraft.

ALLOCATION OF TOTAL COMPENSATION FOR 2024

The following chart and table show the average allocation of 2024 Total Compensation reported in the Summary Compensation Table among the components of our compensation programs:

NAMED EXECUTIVE OFFICERS’

2024 Compensation Mix

71	Fidelity National Financial, Inc.

2024 COMPENSATION MIX

	Salary	Annual Cash Incentives	Performance- based Restricted Stock	Benefits and Other	Total Compensation	Performance- based Compensation
Michael J. Nolan	9.4%	33.6%	52.1%	4.9%	100%	85.7%
Raymond R. Quirk	8.5%	23.2%	60.3%	8.0%	100%	83.5%
Anthony J. Park	17.2%	37.2%	42.1%	3.5%	100%	79.3%
Peter T. Sadowski	17.5%	34.5%	44.8%	3.2%	100%	79.3%
Michael L. Gravelle	16.3%	32.2%	46.0%	5.5%	100%	78.2%

As illustrated above, more than 78% of each named executive officer’s total compensation is based on performance-based cash and equity incentives that are tied to our financial performance and stock price.

Our compensation committee believes this emphasis on performance-based incentive compensation is an effective way to use compensation to help us achieve our business objectives while directly aligning our executive officers’ interests with the interests of our shareholders

ANALYSIS OF COMPENSATION COMPONENTS

BASE SALARY

Our compensation committee typically reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by its external independent compensation consultant, as well as a number of qualitative factors, including each named executive officer’s experience, knowledge, skills, level of responsibility and performance. The compensation committee reviews these factors each year and, rather than providing a merit increase to executives each year, increases our executives’ base salaries only in years when the committee determines that such an increase is warranted.

In February 2024, our compensation committee reviewed market-based compensation for our named executive officers provided by Strategic Compensation Group LLC (SCG), our compensation committee’s independent compensation consultant. Our compensation committee increased Mr. Park’s base salary by $35,000, Mr. Sadowski’s base salary by $30,000 and Mr. Gravelle’s base salary by $25,000, and reduced Mr. Quirk’s base salary by $100,000, effective as of February 5, 2024.

ANNUAL PERFORMANCE-BASED CASH INCENTIVES

We award annual cash incentives based upon the achievement of pre-defined business and financial objectives relating to our title operations, which are specified in the first quarter of the year. Annual incentives play an important role in our approach to total compensation, as they motivate participants to achieve key fiscal year objectives by conditioning the payment of incentives on the achievement of defined, objectively determinable financial performance goals.

In April 2024, our compensation committee approved our fiscal year business performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range

Fidelity National Financial, Inc.	72

for maximum and threshold performance. No annual incentive payments are payable to a named executive officer if the pre-established, threshold performance levels are not met, and payments are capped at a maximum performance payout level. The financial performance results are derived from our annual financial statements (as reported in our Annual Report on Form 10-K filed with the SEC), which are subject to an audit by our independent registered public accounting firm, Ernst & Young LLP. However, as discussed below, the financial measures used as performance targets for our annual cash incentives for our named executive officers differ from the comparable GAAP measures reported in our financial statements. Below, we explain how we calculate the performance measures of our annual cash incentives.

The target opportunities of our annual cash incentives are expressed as a percentage of the individual’s base salary. In 2024, our compensation committee reviewed market incentive compensation for our named executive officers and determined not to change their target annual cash incentive opportunity percentages.

The amount of the annual cash incentives actually paid depends on the level of achievement of the pre-established goals as follows:

•	If threshold level of performance is not achieved, no incentive will be paid.

•	If threshold level of performance is achieved, the incentive payout will equal 50% of a named executive officer’s target incentive opportunity.

•	If target level of performance is achieved, the incentive payout will equal 100% of a named executive officer’s target incentive opportunity.

•	If maximum level of performance is achieved, the incentive payout will equal 200% of a named executive officer’s target incentive opportunity.

•	If performance falls between two levels, the incentive payout will be interpolated.

An important tenet of our pay-for-performance philosophy is to utilize our compensation programs to motivate our executives to achieve performance levels that reach beyond what is expected of us as a company. The performance targets for our incentive plans are approved by our compensation committee and are based on discussions between management and our compensation committee. Target performance levels are intended to be difficult to achieve, but not unrealistic. Maximum performance levels are established to limit short-term incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels.

When setting the performance targets for our 2024 annual cash incentives, our compensation committee considered the following factors, which are discussed in more detail below:

•	Our 2024 business plan, including our underlying assumptions relating to 2024 refinance volumes and residential purchase market projections following consideration of forecasts of the Mortgage Bankers Association (MBA) and Fannie Mae, projections for the national commercial market based upon forecasts by the Urban Land Institute, the interest rate environment, housing affordability, and recent and expected industry and company trends;

•	2024 performance targets as compared to 2023 performance results;

•	Alignment of the 2024 performance targets with the investment community’s published projections for us and our publicly-traded title company competitors; and

•	The effect that achieving the performance targets would have on our growth and margins.

73	Fidelity National Financial, Inc.

FNF Annual Incentive Performance Measures and Results. The performance goals for our 2024 annual cash incentives were based on adjusted revenue and adjusted pre-tax profit margin, which we refer to as “adjusted pre-tax title margin,” in each case relating to our title segment. We believe these two performance measures are among the most important measures to our investors of the financial performance of our business. Title revenue is a leading measure of growth, market share, customer satisfaction and product strength. Pre-tax margin relating to our title segment is a leading measure of operating performance and efficiency. Both measures are used by investors and analysts and can have a significant impact on long- term stock price and the investing community’s expectations. Additionally, when combined with the strong focus on long-term shareholder return created by our equity-based incentives and our named executive officers’ significant stock ownership, these two measures analyzed on an annual basis provide a degree of checks and balances, requiring our named executive officers to consider both short-term and long-term performance of our businesses and investments. Adjusted title revenue and adjusted pre-tax title margin correspond to our shareholders’ expectations, the performance of our stock price, our annual budget, our long-term financial plan, and our board of directors’ expectations. Further, both are measures that executives can directly affect.

In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	How Performance Measures are Calculated[1]	Reason for Use
Adjusted Title Revenue	Adjusted title revenue is based on GAAP revenue from our title segment as reported in our annual financial statements, excluding recognized gains and losses.

Adjusted title revenue is an important measure of our growth, our ability to satisfy and retain our clients, gain new clients and the effectiveness of our services and solutions. Adjusted title revenue is widely followed by investors and is reported in our quarterly earnings press releases.

Adjusted Pre-Tax Title Margin

Adjusted pre-tax title margin is determined by dividing the earnings before income taxes and non-controlling interests from our title segment, excluding recognized gains and losses, purchase accounting amortization and other unusual items, by total revenues of the title segment excluding recognized gains and losses.

Adjusted pre-tax title margin is a financial measure that is significantly influenced by the performance of our executives, promotes a focus on operational efficiency and cost management, aligns the executives’ short-term incentive opportunity with one of our key corporate growth objectives and is commonly used within the title industry. We believe maintaining strong margins is particularly important in a declining market. The exclusion of income taxes, non-controlling interests, recognized gains and losses, and purchase price amortization from the calculation of adjusted pre-tax title margin results in a measure that better reflects our continuing operations, which is more heavily influenced by the performance of our executives rather than ancillary market and economic factors. This measure is widely followed by investors and is reported in our quarterly earnings press releases.

1.	The adjustments to title revenue and pre-tax title margin are intended to produce a performance measure that reflects the financial performance of our continuing operations, which is directly influenced by the performance of our executives, and to exclude the impact of external market and economic factors.

The title insurance business is directly impacted by management’s effectiveness in executing on our business strategy, and macro-economic factors such as mortgage interest rates, credit availability, job

Fidelity National Financial, Inc.	74

markets, economic growth, and changing demographics. Changes to mortgage interest rates, in particular, can have a significant impact on our title revenues and title margin. In setting the target Adjusted Title Revenue and Adjusted Pre-Tax Title Margin goals, the compensation committee looks to set goals that are difficult to achieve but not unrealistic. Because Adjusted Title Revenue is closely related to the level of real estate activity, which is not within management’s control, the compensation committee heavily considers the expected trends and market conditions described above, which can fluctuate significantly from year to year, rather than looking to past years performance targets or results. In setting our Adjusted Pre-Tax Title Margin goal, the committee considers management’s ability to operate our business efficiently and control expenses in light of both current market conditions, trends and expectations, as well as management’s expertise and past performance in driving strong margins in that type of environment.

Our annual incentive plan targets correlate with our annual strategic financial plans, which are developed in the first quarter based on our forecasted mortgage originations for the year and the relative mix of purchase versus refinance originations. In setting the threshold, target and maximum goals relating to the performance measures under our annual incentive plan, our compensation committee considered management’s expectations for 2024, which were based on a combination of forecasts provided by the MBA and the Urban Land Institute, anticipated changes in interest rates, as well as historical and expected market dynamics and industry and company trends. When we set our 2024 performance targets in April 2024, our assumptions included an increase in residential purchase volumes of 1% with an expectation of continued home price appreciation and elevated interest rates, an increase in refinance volumes of 17%, a volatile interest rate environment, and an 11% decrease in the commercial market. Our assumptions also included rising home prices making housing less affordable and other recent and expected industry and company trends. We prepare a base plan as well as upside and downside scenarios, which, taken together, form the strategic financial plan and the basis of the performance measure targets. To establish threshold and maximum goals, percentage adjustments were applied to the target goals.

In light of the expected trends in refinance, residential purchase and commercial markets described above coupled with an elevated interest rate environment, which are outside of management’s control, our compensation committee determined to set our 2024 title revenue target at $6.65 billion, which was below our 2023 target of $7.25 billion and our 2023 result of $7.05 billion. However, the committee determined to set our 2024 adjusted pre-tax title margin performance target at 13%, which was significantly higher than our 2023 target of 10.5% and generally in line with our strong 2023 result of 13.7%, in order to drive continued strong operational efficiency and cost management. The committee believed achievement of these targets would reflect strong performance by management in what was expected to be an extraordinarily challenging market environment.

The adjusted pre-tax title margin threshold and maximum goals were set at 250 basis points below and 250 basis points above the target, respectively, and title revenue threshold and maximum goals were set at 7.5% below and 7.5% above the target, respectively. Target performance levels are intended to be difficult to achieve, but not unrealistic. Maximum performance levels are established to limit short-term incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. All of the goals are subject to review and approval by our compensation committee.

When calculating adjusted title revenues and adjusted pre-tax title margin, we adjust for recognized gains and losses, significant acquisitions and divestitures, major restructuring charges, non-

75	Fidelity National Financial, Inc.

budgeted discontinued operations and other unusual items. These adjustments encourage our executives to focus on achieving strong financial performance and efficient operation of our continuing businesses during the year to achieve the performance measures. The adjustments also ensure that our compensation committee is measuring management’s performance at the end of the annual performance period consistently with our budget for that period so that the measures serve as barometers of management’s performance in satisfying and retaining our clients, obtaining new clients, and operating the business efficiently. The adjustments also encourage our executives to focus on the long-term benefit and strategic fit of acquisitions or divestitures regardless of whether they may have a positive or negative impact on our adjusted revenue or pre-tax title margin in the current year.

Our 2024 adjusted revenue and adjusted title margin results both exceeded expectations and continued to lead the industry due to our continued focus on managing expenses, including reducing headcount in line with opened order trends and consolidating some of our direct title office locations. Our executives’ performance directly impacted our ability to effectively manage our business in response to each of these factors and deliver strong results for our shareholders.

The following charts set forth the 2024 threshold, target and maximum performance goals, the relative weighting of the performance measures, and 2024 performance results under our annual incentive plan, which resulted in a combined payout factor of 186.9%. Dollar amounts are in millions.

Performance Metric	Weight	Threshold	Target	Maximum	Results	Payout Factor
Adjusted Revenue Title Segment	25%	$6,151	$6,650	$7,149	$7,708	200%
Adjusted Pre-tax Margin Title Segment	75%	10.5%	13%	15.5%	15.1%	182%

The table below presents a reconciliation of our GAAP total revenue and pre-tax earnings to our adjusted revenue, adjusted pre-tax earnings and adjusted pre-tax margin for the title segment of the Company. Dollar amounts are in millions.

Twelve Months Ended December 31,	2020	2021	2022	2023	2024
Total revenue	$9,374	$11,497	$9,106	$7,038	$7,702
Pre-tax earnings	$1,878	$2,136	$1,090	$883	$1,096
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	$(143)	$393	$443	$9	$6
Purchase price amortization	$73	$57	$60	$72	$59
Other adjustments	$1	-	-	-	-
Total non-GAAP adjustments before taxes	$(69)	$450	$503	$81	$65
Adjusted revenue	$9,231	$11,890	$9,549	$7,047	$7,708
Adjusted pre-tax earnings	$1,809	$2,586	$1,593	$964	$1,161
Adjusted pre-tax margin	19.6%	21.7%	16.7%	13.7%	15.1%

Fidelity National Financial, Inc.	76

The following table shows each named executive officer’s 2024 base salary, target annual incentive opportunity expressed as a percentage of base salary, and the 2024 annual incentive earned based upon the combined payout factor of 186.9%.

Name	2024 Base Salary*	2024 Annual Incentive Target (%)	2024 Annual Incentive Target ($)	2024 Total Incentive Earned
Michael J. Nolan	$1,000,000	190%	$1,900,000	$3,550,496
Raymond R. Quirk	$550,000	150%	$825,000	$1,541,663
Anthony J. Park	$700,000	115%	$805,000	$1,504,289
Peter T. Sadowski	$630,000	105%	$661,500	$1,236,113
Michael L. Gravelle	$570,000	105%	$598,500	$1,118,406

* The amounts reflect base salary effective at the end of 2024.

LONG-TERM EQUITY INCENTIVES

On November 8, 2024, we granted performance-based restricted stock to each of our named executive officers.

We do not attempt to time the granting of awards to any internal or external events. Our general practice has been for our compensation committee to grant equity awards during the fourth quarter of each year following the release of our financial results for the third quarter. We also may grant awards in connection with significant new hires, promotions or changes in duties.

Our compensation committee’s determinations are not formulaic; rather, in the context of competitive market compensation data and our stated pay philosophy, our compensation committee determines the share amounts on a subjective basis in its discretion and award amounts may differ among individual executive officers in any given year. Following is a brief discussion regarding the awards made in 2024.

Performance-based Restricted Stock. In 2024, the proportion of the FNF equity awards consisting of performance-based restricted stock remained at 100%. As in recent years, we did not grant stock options or awards that vest solely based on continued service to our named executive officers.

The restricted stock awards vest over three years, provided we achieve adjusted pre-tax margin in our title segment of 9.5% in at least two of the five quarters beginning October 1, 2024. The compensation committee recognized that we also use pre-tax title margin as a metric in our annual incentive plan and considered various alternative measures for our 2024 performance- based restricted stock awards. However, the committee selected adjusted pre-tax title margin, which measures our executives' achievements in operating efficiency, profitability and capital management, as the performance measure for our 2024 restricted stock awards. The committee determined to use adjusted pre-tax title margin because it reflects our ability to convert revenue into operating profits for shareholders and measures our progress toward achieving our long-term strategy, and therefore can have a significant impact on our long-term stock price.

When we set our adjusted pre-tax title margin performance goal in October 2024, the compensation committee considered the current environment of rapidly rising interest rates, the current limited

77	Fidelity National Financial, Inc.

housing supply, high home prices, tight credit markets and uncertain economic expectations for 2025, as well as uncertainty related to geo-political conflicts. The committee considered that we expect a stable commercial real estate market in 2025 as compared to 2024. The compensation committee balanced these considerations against management’s historically strong performance in managing expenses during different real estate cycles and ability to drive industry leading margins.

Based on these considerations for the performance period, the compensation committee determined to set the performance goal for our 2024 restricted stock awards at 9.5%, which is 200 basis points higher than the 2023 performance goal of 7.5% due to the factors described above, in order to encourage management to continue to drive strong expense management and margins in our title business. Adjusted pre-tax title margin for purposes of the performance-based restricted stock awards is calculated in the same manner as it is calculated under our annual incentive plan.

Although we considered using a longer performance period for these awards, we determined that achievement of the criteria in at least two of the five quarters beginning October 1, 2024, which is the performance period we have historically used with respect to our performance-based equity awards, was the appropriate performance period because of the difficulty in predicting future performance of the mortgage market, particularly for a period of more than one year, because it is largely driven by interest rates, which may be volatile over a longer term, and other economic forces outside of our control, and because of the seasonality inherent in the title business, with the first quarter typically much weaker than the remaining quarters due to weather conditions and holidays impacting opened order activity in November and December resulting in fewer closings in the first quarter.

With respect to all restricted stock awards, credit is provided for dividends paid on unvested shares, but payment of those dividends is subject to the same vesting requirements as the underlying shares – in other words, if the underlying shares do not vest, the dividends are forfeited. The dividend payment is at the same rate as dividends paid to all other common shareholders. We also impose a restriction on the sale of executives’ restricted shares following vesting if the executive has not met our stock ownership guidelines, which are discussed below.

The timing of grants of equity-based incentive awards is discretionary and we generally grant these awards to our named executive officers in the fourth quarter of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an executive, the compensation committee may approve grants to be effective at other times. The Company does not currently grant stock options to our employees. The compensation committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

BENEFIT PLANS

Our named executive officers generally participate in the same compensation programs as our other executives and employees. All employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan and our employee stock purchase plan, or ESPP. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

401(k) Plan. We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement

Fidelity National Financial, Inc.	78

under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% of their eligible compensation, but not more than the statutory limit, which was generally $23,000 in 2024. Vesting in matching contributions, if any, occurs proportionally each year over an employee’s first three years of continuous employment with us.

Deferred Compensation Plan. We provide our named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a nonqualified deferred compensation plan. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the “Nonqualified Deferred Compensation” table and accompanying narrative.

Employee Stock Purchase Plan. We maintain our ESPP through which our executives and employees can purchase shares of our common stock through payroll deductions and through matching employer contributions. At the end of each calendar quarter, we make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For employees with more than 10 years of service and officers, including our named executive officers, matching contributions are equal to 1/2 of the amount contributed during the quarter that is one-year earlier than the quarter in which the matching contribution was made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. For information regarding the matching contributions made to our named executive officers in 2024, see "– Summary Compensation Table."

Health and Welfare Benefits. We sponsor various broad-based health and welfare benefit plans for our employees, including life insurance, and our executives are eligible to participate in an executive medical plan. The taxable portion of the premiums on this additional life insurance is reflected in the "Summary Compensation Table" under the column "All Other Compensation" and related footnote. We also offer a program under which we reimburse our employees escrow and title fees when they use one of our title companies in connection with the closing of their personal real estate transactions.

Other Benefits. We provide a few additional benefits to our executives. In general, the additional benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and our executives from certain business risks and potential threats. We also provide certain of our named executive officers with personal use of the corporate aircraft for security and safety reasons. Our compensation and audit committees regularly review the additional benefits provided to our executive officers and believe they are minimal. Further detail regarding other benefits in 2024 can be found in the "Summary Compensation Table" under the column "All Other Compensation" and related footnote.

EMPLOYMENT AGREEMENTS AND POST-TERMINATION COMPENSATION AND BENEFITS

We have entered into employment agreements with each of our named executive officers. These agreements provide us and the executives with certain rights and obligations during and following a termination of employment, and in some instances, following a change in control.

We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. For a discussion of the material terms of the agreements, see the narrative following "– Grants of Plan-Based Awards" and "– Potential Payments Upon Termination or Change in Control."

79	Fidelity National Financial, Inc.

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers. Our compensation committee is also responsible for administering our annual incentive plan and our Amended and Restated 2005 Omnibus Incentive Plan (the omnibus incentive plan).

During 2024, our compensation committee engaged SCG to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. SCG’s fees and terms of engagement were approved by our compensation committee. SCG reported directly to the compensation committee and received compensation only for services related to executive compensation issues.

In 2024, the compensation committee reviewed the independence of SCG in accordance with the rules of the New York Stock Exchange regarding the independence of consultants to the compensation committee and affirmed SCG’s independence and that no conflicts of interest existed.

The compensation consultant provided our compensation committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions. SCG also assisted our compensation committee in its annual review of a compensation risk assessment for 2024.

Our Chairman, Mr. Foley, participated in the 2024 executive compensation process by making recommendations with respect to the compensation of our Executive Vice-Chairman. Our Executive Vice-Chairman made recommendations with respect to the compensation of our Chief Executive Officer. Our Chief Executive Officer made recommendations with respect to the compensation of his direct reports, as discussed further below. In addition, Michael L. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and SCG in preparing the committee’s meeting agendas and, at the direction of the compensation committee, assisted SCG in gathering financial information about FNF and stock ownership information for our executives for inclusion in the consultant’s reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

While our compensation committee carefully considers the information provided by, and the recommendations of, SCG and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

ESTABLISHING EXECUTIVE COMPENSATION LEVELS

Our compensation committee considered several important qualitative and quantitative factors when determining the overall compensation of our named executive officers in 2024, including:

•	The executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our company’s performance;

•	The executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

Fidelity National Financial, Inc.	80

•	The business environment and our business objectives and strategy;

•	Our financial performance in the prior year;

•	The need to retain and motivate executives (in the current business cycle, it is critical that we not lose key talent and long-term incentives help to retain key executives);

•	Corporate governance and regulatory factors related to executive compensation; and

•	Marketplace compensation levels and practices and the competitive environment for top talent.

In evaluating the compensation of our named executive officers, our compensation committee considers the recommendations of our Chairman with respect to our Executive Vice-Chairman. Our compensation committee also considers our Executive Vice-Chairman’s recommendations with respect to our Chief Executive Officer’s compensation and considers our Chief Executive Officer’s recommendations with respect to the compensation of his direct reports. In making their recommendations, our Chairman, Executive Vice-Chairman and Chief Executive Officer review the performance of the other named executive officers, job responsibilities, importance to our overall business strategy, marketplace compensation levels and our compensation philosophy. Neither our Chairman, the Executive Vice-Chairman nor our Chief Executive Officer makes a recommendation to our compensation committee regarding his own compensation. The compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

To assist our compensation committee, in February 2024 and in October 2024, the compensation consultant conducted marketplace reviews of the compensation we pay to our executive officers. They gathered marketplace compensation data on total compensation, which consists of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from our omnibus incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter with respect to base salary and target bonus, and again in the fourth quarter with respect to total compensation and long-term incentive values. The marketplace compensation data provides a point of reference for our compensation committee, but our compensation committee ultimately makes subjective compensation decisions based on all the factors described above.

The compensation consultant used two marketplace data approaches: (1) a general executive compensation survey with a specific focus on companies with revenues of between $6 billion and $21 billion, and (2) compensation information for a group of 18 companies, or the FNF peer group. The compensation consultant recommended no changes to our peer group for 2024, and our compensation committee approved the same peer group as 2023.

The 2024 peer group consisted of:

Aflac Incorporated	Loews Corporation
American Financial Group	Markel Group Inc
Arch Capital Group Ltd.	Marsh & McLennan Companies, Inc.
Assurant Inc.	Old Republic International
Cincinnati Financial Corporation	Principal Financial Group, Inc.

81	Fidelity National Financial, Inc.

CNA Financial Corporation	The Hartford Financial Services Group, Inc.
Equitable Holdings, Inc.	Reinsurance Group of America, Incorporated
First American Financial Corporation	Unum Group
Lincoln National Corp.	W.R. Berkley Corporation

Our named executive officers’ 2024 total direct compensation (consisting of base salaries, annual performance-based cash incentives and long-term equity incentives) generally fell within a range between the 50th and 75th percentiles of the peer group data, with base salaries falling slightly below the 50th percentile. This approach aligns with our philosophy of emphasizing variable performance-based compensation over fixed compensation.

While the compensation decisions of our compensation committee ultimately were subjective judgments, our compensation committee also considered the following factors in making compensation decisions for our named executive officers:

•	FNF's overall performance, both past and expected future performance,

•	FNF's success with mergers and acquisitions,

•	Return to shareholders with both dividends and stock price performance,

•	Accomplishments with respect to each individual officer, such as individual performance over the past year, objectives to achieve over future quarters, performance expectations from the Board, years of service to FNF, and the impact that the officer will have to FNF’s performance going forward, and

•	The external marketplace within the insurance industry along with market trends and the advice from SCG.

The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

OUR NAMED EXECUTIVE OFFICERS HAVE SIGNIFICANT OWNERSHIP STAKES

We have formal stock ownership guidelines for all corporate officers, including our named executive officers and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and thereby align a significant portion of their own economic interests with those of our shareholders. Further, the award agreements for our 2024 restricted stock awards provide that our executives who do not hold shares of our stock with a value sufficient to satisfy the applicable stock ownership guidelines must retain 50% of the shares acquired as a result of the lapse of vesting restrictions (excluding shares withheld in satisfaction of tax withholding obligations) until the executive satisfies the applicable stock ownership guideline. The ownership levels are shown in the “Security Ownership of Management and Directors” table below. The guidelines call for the executive or director to reach the ownership multiple within four years. Shares of restricted stock count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Fidelity National Financial, Inc.	82

Position	Minimum Aggregated Value
Chairman of the Board	10 × annual cash retainer
Chief Executive Officer	5 × base salary
Other Officers	2 × base salary
Members of the Board	5 × annual cash retainer

Our named executive officers and our board of directors maintain significant long-term investments in our company. As of December 31, 2024, each of our named executive officers’ and non- employee directors’ holdings of our stock exceeded these stock ownership guidelines. Collectively, as reported in the “Security Ownership of Management and Directors” table, our named executive officers and directors beneficially own an aggregate of 15.2 million shares of our common stock as of April 14, 2025, which represents approximately 5.5% of our outstanding common stock with a value of approximately $945 million based on the closing price of our common stock on that date. The fact that our executives and directors hold such a large investment in our shares is part of our culture and our compensation philosophy. Management’s sizable investment in our shares aligns their economic interests directly with the interests of our shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team’s focus on achieving long-term results and increasing shareholder return.

HEDGING AND PLEDGING POLICY

In order to more closely align the interests of our directors and executive officers with those of our shareholders and to protect against inappropriate risk-taking, we maintain a hedging and pledging policy, which prohibits our executive officers and directors from engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding FNF securities in margin accounts or pledging them as collateral for loans without our approval. None of our executives or directors had outstanding hedges of our securities as of December 31, 2024.

CLAWBACK POLICY

We have a policy to clawback and recover incentive-based compensation paid to our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. Under the policy, in the event of such a restatement we will clawback any incentive-based compensation paid during the preceding three-year period to the extent it would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2024.

TAX AND ACCOUNTING CONSIDERATIONS

Our compensation committee considers the impact of tax and accounting treatment when determining executive compensation.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. While our compensation committee considers the deductibility of compensation as one factor in determining

83	Fidelity National Financial, Inc.

executive compensation, the compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

Our compensation committee also considers the accounting impact when structuring and approving awards. We account for share-based payments in accordance with ASC Topic 718, which governs the appropriate accounting treatment of share-based payments under GAAP.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Thomas M. Hagerty, Chair
Daniel D. (Ron) Lane
Cary H. Thompson

Fidelity National Financial, Inc.	84

EXECUTIVE COMPENSATION

The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($) [3]	All Other Compensation ($)[4]	Total ($)
Michael J. Nolan Chief Executive Officer	2024	996,154	5,800,039	3,550,496	221,064	10,567,753
	2023	947,308	5,510,038	3,236,333	197,906	9,891,585
	2022	871,731	4,476,678	2,103,362	269,831	7,721,602
Raymond R. Quirk Executive Vice- Chairman	2024	561,539	4,300,071	1,541,663	231,344	6,634,617
	2023	665,385	4,210,079	1,660,750	200,436	6,736,650
	2022	778,846	5,026,678	1,752,802	502,585	8,060,911
Anthony J. Park Executive Vice President and Chief Financial Officer	2024	695,962	1,700,052	1,504,289	142,974	4,043,277
	2023	657,308	1,635,036	1,302,624	131,324	3,726,292
	2022	610,192	1,510,000	1,006,108	225,478	3,351,778
Peter T. Sadowski Executive Vice President and Chief Legal Officer	2024	626,538	1,600,010	1,236,133	115,965	3,578,646
	2023	600,000	1,545,001	1,073,100	108,068	3,326,169
	2022	595,192	1,445,000	981,569	200,788	3,222,549
Michael L. Gravelle Executive Vice President, General Counsel and Corporate Secretary	2024	567,115	1,600,010	1,118,406	190,526	3,476,057
	2023	545,000	1,545,001	974,733	95,650	3,160,384
	2022	409,481	1,445,000	674,147	210,676	2,739,304

1.	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan, ESPP, or deferred compensation plans.

2.	Represents the grant date fair value of the restricted stock awards computed in accordance with ASC Topic 718, excluding forfeiture assumptions. See the “Grants of Plan-Based Awards” table for details regarding each award. Assumptions used in the calculation of the grant date fair value of the FNF restricted stock awards are included in Note U to our audited financial statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2025. The FNF restricted stock awards are performance-based. For Messrs. Nolan and Quirk, also includes the grant date fair value of F&G restricted stock awards in connection with their service as directors of F&G. Assumptions used in the calculation of the grant date fair value of the F&G restricted stock awards are included in Note R to F&G’s audited financial statements for the fiscal year ended December 31, 2024, included in F&G’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2025. The F&G restricted stock awards received by Messrs. Nolan and Quirk are time- based.

3.	Represents performance-based compensation earned under our annual incentive plan by each executive.

4.	Amounts shown include matching contributions to our ESPP; life insurance premiums paid by us; health insurance fees paid by us under the executive medical plan; personal use of a company airplane; matching contributions to our 401(k) plan; for Messr. Gravelle, escrow reimbursement; and, for Messrs. Nolan and Quirk, board retainers for their service on the F&G board of directors (which they elected to receive in F&G shares rather than cash), as reflected in the table below.

85	Fidelity National Financial, Inc.

	Nolan ($)	Quirk ($)	Park ($)	Sadowski ($)	Gravelle ($)
ESPP Matching Contributions	23,942	34,615	48,288	45,000	38,658
Life Insurance Premiums	1,143	321	387	1,854	594
Personal Airplane Use	—	25,616	—	—	—
Executive Medical	83,949	58,761	83,949	58,761	58,761
Company Match – 401(k)	10,350	10,350	10,350	10,350	10,350
Escrow Reimbursement	—	—	—	—	82,163
F&G Director Retainer (paid in F&G stock)	101,680	101,680	—	—	—

GRANTS OF PLAN-BASED AWARDS

The following tables set forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2024.

Fidelity National Financial, Inc.	86

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(J) All Other Awards: Number of Shares of Stock (#)(3)	(K) Grant Date Fair Value of Stock and Option Awards ($)(4)
(A) Name	(B) Grant Date	(C) Award Type	(D) Threshold ($)	(E) Target ($)	(F) Maximum ($)	(G) Threshold (#)	(H) Target (#)	(I) Maximum (#)
	11/8/2024	F&G Restricted Stock	—	—	—	—	—	—	6,515	300,016
		Performance-
Michael J. Nolan	11/8/2024	Based Restricted	—	—	—	—	91,317	—	—	5,500,023
		Stock
	4/5/2024	Annual Incentive Plan	$950,000	$1,900,000	$3,800,000	—	—	—	—	—
	11/8/2024	F&G Restricted Stock	—	—	—	—		—	6,515	300,016
		Performance-
Raymond R. Quirk	11/8/2024	Based Restricted	—	—	—	—	66,413	—	—	4,000,055
		Stock
	4/5/2024	Annual Incentive Plan	$412,500	$825,000	$1,650,000	—	—	—	—	—
		Performance-
Anthony J. Park	11/8/2024	Based Restricted Stock	—	—	—	—	28,226	—	—	1,700,052
	4/5/2024	Annual Incentive Plan	$402,500	$805,000	$1,610,000	—	—	—	—	—
		Performance-
Peter T. Sadowski	11/8/2024	Based Restricted Stock	—	—	—	—	26,565	—	—	1,600,010
	4/5/2024	Annual Incentive Plan	$330,750	$661,500	$1,323,000	—	—	—	—	—
		Performance-
Micheal L. Gravelle	11/8/2024	Based Restricted Stock	—	—	—	—	26,565	—	—	1,600,010
	4/5/2024	Annual Incentive Plan	$299,250	$598,500	$1,197,000	—	—	—	—	—

1.	With respect to the annual incentive plan, the amount shown in column (D) is 50% of the target amount shown in column (E), and the amount shown in column (F) is 200% of the target amount shown in column (E).

2.	The amounts shown in column (H) reflect the number of shares of performance-based restricted stock granted by FNF to each named executive officer under our omnibus plan.

3.	The amounts in column (J) reflect time-based awards of F&G restricted stock made by F&G to Messrs. Nolan and Quirk for their services on F&G’s board of directors. The F&G restricted stock awards vest in equal installments over a period of three years on each anniversary of the applicable grant date.

87	Fidelity National Financial, Inc.

4.	The amounts shown in column (K) represent the grant date fair value of each restricted stock award based upon a $60.23 per share grant date fair value of FNF common stock and a $46.05 per share grant date fair value of F&G common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers as of December 31, 2024.

		Stock Awards[1,2]
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Nolan	11/10/2022(1)	35,105	1,970,795	—	—
	12/1/2022(2)	3,059	126,765	—	—
	11/15/2023(1)	79,508	4,463,579	—	—
	11/15/2023(2)	3,448	142,885	—	—
	11/8/2024(1)	—	—	91,317	5,126,536
	11/8/2024(2)	—	—	6,515	269,982
Raymond R. Quirk	11/10/2022(1)	39,596	2,222,919	—	—
	12/1/2022(2)	3,059	126,765	—	—
	11/15/2023(1)	60,007	3,368,793	—	—
	11/15/2023(2)	3,448	142,885	—	—
	11/8/2024(1)	—	—	66,413	3,728,426
	11/8/2024(2)	—	—	6,515	269,982
Anthony J. Park	11/10/2022(1)	12,328	692,024	—	—
	11/15/2023(1)	24,528	1,377,002	—	—
	11/15/2024(1)	—	—	28,226	1,584,608
Peter T. Sadowski	11/10/2022(1)	11,797	662,284	—	—
	11/15/2023(1)	23,178	1,301,213	—	—
	11/8/2024(1)	—	—	26,565	1,491,359
Michael L. Gravelle	11/10/2022(1)	11,797	662,284	—	—
	11/15/2023(1)	23,178	1,301,213	—	—
	11/8/2024(1)	—	—	26,565	1,491,359

Fidelity National Financial, Inc.	88

1.	We awarded the November 2022, November 2023, and November 2024 stock awards under the omnibus incentive plan. The November 2022 grants vest in equal installments over a period of three years on each anniversary of the grant date provided that we achieve title operating margin of 7.5% in our title segment in at least two of the five quarters beginning October 1, 2022. The November 2023 grants vest in equal installments over a period of three years on each anniversary of the grant date provided that we achieve title operating margin of 7.5% in our title segment in at least two of the five quarters beginning October 1, 2023. The November 2024 grants vest in equal installments over a period of three years on each anniversary of the grant date provided that we achieve title operating margin of 9.5% in our title segment in at least two of the five quarters beginning October 1, 2024. Market values are based on the December 31, 2024 closing price of $56.14 per share of FNF common stock.

2.	In December 2022, Messrs. Nolan and Quirk each received an award of 9,175 shares of F&G restricted stock for their services as members of F&G’s board of directors, of which 3,059 shares remained unvested as of December 31, 2024, In November 2023, Messrs. Nolan and Quirk each received an award of 5,172 shares of F&G restricted stock, of which 3,448 remain unvested as of December 31, 2024. In November 2024, Messrs. Nolan and Quirk each received an award of 6,515 shares of F&G restricted stock. Market values are based on the December 31, 2024 closing price of $41.44 per share of F&G common stock. The 2022, 2023 and 2024 F&G restricted stock awards vest in equal installments over a period of three years on each anniversary of the applicable grant date; provided that, in the case of the 2022 and 2023 F&G restricted stock awards, F&G achieves a one-year Adjusted Net Earnings goal established at the start of the three-year period.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2024 for each of the named executive officers on an aggregated basis. None of named executive officers exercised options in 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Nolan	92,657	5,529,447
Raymond R. Quirk	112,035	6,627,723
Anthony J. Park	35,833	2,127,141
Peter T. Sadowski	34,124	2,025,502
Michael L. Gravelle	34,124	2,025,502

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with all of our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the "Potential Payments Upon Termination or Change in Control" section.

RAYMOND R. QUIRK

In connection with Mr. Quirk’s transition from Chief Executive Officer to Executive Vice-Chairman of our Board, we entered into a three-year Amended and Restated Employment Agreement with Mr. Quirk, effective as of February 1, 2022, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Pursuant to the terms of Mr. Quirk’s new employment agreement, his minimum annual base salary is $750,000 with an annual cash incentive target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Quirk and his eligible dependents were entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Quirk is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

89	Fidelity National Financial, Inc.

MICHAEL J. NOLAN

In connection with Mr. Nolan’s transition from President to Chief Executive Officer, we entered into a three-year Amended and Restated Employment Agreement, effective as of February 1, 2022, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Pursuant to the terms of Mr. Nolan’s new employment agreement, Mr. Nolan is entitled to an annual base salary of $900,000 and an annual incentive target of 150% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Nolan and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Nolan is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Nolan’s employment agreement contained provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the "Potential Payments Upon Termination or Change in Control" section.

ANTHONY J. PARK

We entered into a three-year amended and restated employment agreement with Mr. Park, effective as of October 10, 2008, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the 2008 agreement, Mr. Park’s minimum annual base salary is $375,000, with an annual cash incentive target equal to at least 100% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Park is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre- disability base salary, and Mr. Park and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Park is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Park’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the "Potential Payments Upon Termination or Change in Control" section.

PETER T. SADOWSKI

We entered into a three-year amended and restated employment agreement with Mr. Sadowski, effective as of July 23, 2008, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the 2008 agreement, Mr. Sadowski’s minimum annual base salary is $460,000, with an annual cash incentive target of 105% his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Sadowski is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Sadowski and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Sadowski is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Fidelity National Financial, Inc.	90

Mr. Sadowski’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the "Potential Payments Upon Termination or Change in Control" section.

MICHAEL L. GRAVELLE

We entered into a three-year amended and restated employment agreement with Mr. Gravelle, effective as of January 1, 2010, to serve as our Executive Vice President, General Counsel and Corporate Secretary, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement as amended effective November 1, 2019, Mr. Gravelle’s minimum annual base salary is $326,375 with, an annual cash incentive target equal to at least 105% of his base salary with a maximum of up to 210% of his target opportunity, with amounts payable depending on performance relative to targeted results. Mr. Gravelle is entitled to purchase supplemental disability insurance sufficient to provide at least 60% of his pre-disability base salary, and Mr. Gravelle and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Gravelle is also entitled to, but does not receive, the payment of initiation and membership dues in any social or recreational clubs that we deem appropriate to maintain our business relationships, and he is eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Gravelle’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the "Potential Payments Upon Termination or Change in Control" section.

ANNUAL INCENTIVE AWARDS

In April 2024, our compensation committee approved performance-based cash incentive opportunities for our named executive officers. The performance-based cash incentive opportunities are determined by multiplying base salary by the named executive officer’s applicable percentage approved by our compensation committee based on the level of performance that we achieved. More information about the annual incentive awards, including the targets and criteria for determining the amounts payable to our named executive officers, can be found in the "Compensation Discussion and Analysis" section.

LONG-TERM EQUITY INCENTIVE AWARDS

In October 2024, our compensation committee approved grants of performance-based restricted stock to all our named executive officers. The performance element applicable to the performance-based restricted stock is based upon achievement of adjusted pre-tax title margin of 9.5% in at least two of the five quarters beginning October 1, 2024. The restricted stock also vests proportionately each year over three years based on continued employment with us. More information about the long-term equity incentive awards can be found in the "Compensation Discussion and Analysis" section.

NONQUALIFIED DEFERRED COMPENSATION

Under our nonqualified deferred compensation plan, which was amended and restated effective January 1, 2009, participants, including our named executive officers, can defer up to 75% of their base salary and 100% of their monthly, quarterly and annual incentives. Deferral elections are made during specified enrollment periods. Deferrals and related earnings are not subject to vesting conditions.

91	Fidelity National Financial, Inc.

Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant and may be changed on any business day.

Upon retirement, which generally means separation of employment after attaining age 60, an individual may elect either a lump-sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a 5-year period. Account balances less than the applicable Internal Revenue Code Section 402(g) limit will be distributed in a lump sum. Participants can elect to receive in-service distributions in a plan year designated by the participant and these amounts will be paid within two and one-half months from the close of the plan year in which they were elected to be paid. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until termination of employment. Participants will receive their account balance in a lump-sum distribution if employment is terminated within two years after a change in control.

In 2004, Section 409A of the Internal Revenue Code was passed. Section 409A changed the tax laws applicable to nonqualified deferred compensation plans, generally placing more restrictions on the timing of deferrals and distributions. The deferred compensation plan contains amounts deferred before and after the passage of Section 409A.

For amounts subject to Section 409A, which in general terms includes amounts deferred after December 31, 2004, a modification to a participant’s payment elections may be made upon the following events:

•	Retirement: Participants may modify the distribution schedule for a retirement distribution from a lump-sum to annual installments or vice versa, however, a modification to the form of payment requires that the payment(s) commence at least five years after the participant’s retirement, and this election must be filed with the administrator at least 12 months prior to retirement.

•	In-service Distributions: Participants may modify each in-service distribution date by extending it by at least five years; however, participants may not accelerate the in-service distribution date and this election must be filed with the administrator at least 12 months prior to the scheduled in-service distribution date.

Deferral amounts that were vested on or before December 31, 2004 are generally not subject to Section 409A and are governed by more liberal distribution provisions that were in effect prior to the passage of Section 409A. For example, a participant may withdraw these grandfathered amounts at any time, subject to a withdrawal penalty of ten percent, or may change the payment elections for these grandfathered amounts if notice is timely provided.

The table below describes the contributions and distributions made with respect to the named executive officers’ accounts under our nonqualified deferred compensation plan. Only Mr. Gravelle deferred 2024 compensation under the plan. Mr. Quirk does not have a balance in the nonqualified deferred compensation plan.

Fidelity National Financial, Inc.	92

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael J. Nolan	—	—	4,387	—	32,976
Anthony J. Park	—	—	78,880	—	659,163
Peter T. Sadowski	—	—	89,104	—	714,909
Michael L. Gravelle	85,067	—	101,421	—	1,434,264

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section reflect amounts that would have been payable under (i) our plans, and (ii) where applicable, their employment agreements if their employment had terminated on December 31, 2024.

The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment and the value of accelerated vesting of share-based awards would be dependent on the value of the underlying stock.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. In addition to these generally available plans and arrangements, certain of our named executive officers would be entitled to benefits under our nonqualified deferred compensation plan, as described above in the “Nonqualified Deferred Compensation” table and accompanying narrative.

POTENTIAL PAYMENTS UNDER EMPLOYMENT AGREEMENTS

As discussed above, we have entered into employment agreements with our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits that the named executive officers would receive in connection with various employment or service termination scenarios if their terminations had occurred on December 31, 2024, based on their employment agreements in effect at that time. None of our named executive officers would receive payments upon a change of control without a related termination of employment.

93	Fidelity National Financial, Inc.

Termination Payment	Without Cause or by the Executive for Good Reason	Death or Disability[1]	For Cause or Without Good Reason
Accrued obligations (earned unpaid base salary, annual bonus payments relating to the prior year, and any unpaid expense reimbursements)	✓	✓	✓
Prorated Annual Bonus based on the actual incentive the named executive officer would have earned for the year of termination[2]	✓	✓	X
Lump-sum Payment equal to a percentage of the sum of the executive’s (a) annual base salary and (b) the target bonus opportunity in the year in which the termination of employment occurs[3]	✓	X	X
Right to convert any life insurance provided by us into an individual policy, plus a lump-sum cash payment equal to 36 months of premiums	✓	X	X

COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump-sum cash payment equal to the sum of monthly COBRA premium payments

	✓	X	X
Vesting of all stock option, restricted stock and other equity- based incentive awards, unless the equity incentive awards are based upon satisfaction of performance criteria and not based solely on the passage of time, which vest pursuant to the terms of the award	✓	✓	X

1.	Messrs. Park’s, Sadowski’s and Gravelle’s employment agreements provide for supplemental disability insurance sufficient to provide at least 2/3 of the executive’s pre-disability base salary (or in the case of Mr. Gravelle, 60% of his pre-disability base salary). An executive will be deemed to have a “disability” if he is entitled to receive long-term disability benefits under our long- term disability plan.

2.	The prorated annual bonus is based on the following:

•	In the event of a termination without Cause or by the executive for Good Reason, the actual incentive the named executive officer would have earned for the year of termination and the fraction of the year the executive was employed by us.

•	In the event of a termination for death or disability, the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined and (b) the fraction of the year the executive was employed.

3.	The percentage for the lump sum payment for each executive is as follows: Mr. Quirk 200%, Mr. Nolan 200%, Mr. Park 200%, Mr. Sadowski 200%, and Mr. Gravelle 100%. For Messrs. Park, Sadowski and Gravelle, the bonus used for the lump-sum payment is the higher of (1) the target bonus opportunity for the year of termination or (2) the highest annual bonus paid to the executive within the preceding three years.

Fidelity National Financial, Inc.	94

Definition: Cause. The following table shows for each of the named executive officers the reasons that the Company may terminate the executive’s employment for “Cause.”

Definition of "Cause" includes:	Quirk	Park	Nolan	Sadowski	Gravelle
Persistent failure to perform duties consistent with a commercially reasonable standard of care	✓	✓	✓	✓	✓
Willful neglect of duties	✓	✓	✓	✓	✓
Conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty	✓	✓	✓	✓	✓
Material breach of the employment agreement	✓	✓	✓	✓	✓
Impeding or failing to materially cooperate with an investigation authorized by our board of directors	✓	✓	✓	✓	✓

Definition: Good Reason. The table below shows for each of the named executive officers the reasons that each executive may terminate his employment for “Good Reason.”

Definition of “Good Reason” includes:	Quirk	Park	Nolan	Sadowski	Gravelle[3]
Material diminution in the executive’s title[1]	✓	✓	✓	✓	✓
Material diminution of the executive’s base salary or annual bonus opportunity[2]	✓	✓	✓	✓	✓
Material breach of any of our obligations under the employment agreement	✓	✓	✓	✓	✓

Within six months immediately preceding or within two years immediately following a change of control:[3]

•       A material adverse change in the executive’s status, authority or responsibility;

•      A material adverse change in the position to whom the executive reports or to the executive’s service relationship as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom the executive reports;

•      A material diminution in the budget over which the executive has managing authority; or

•      A material change in the geographic location of the executive’s place of employment.

	✓	✓	✓	✓	X

1.	For purposes of Messrs. Park’s, Sadowski’s and Gravelle’s employment agreements, this also includes a material diminution in the executive’s position or the assignment of duties to the executive that are materially inconsistent with the executive’s position or title.

2.	For purposes of our executives’ employment agreements, a “change of control” includes (1) an acquisition by an individual, entity or group of more than 50% of our voting power; (2) a merger in which we are not the surviving entity, unless our shareholders immediately prior to the merger hold more than 50% of the combined voting power of the resulting corporation after the merger; (3) a reverse merger in which we are the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately prior to such merger; (4) during any period of two consecutive years during the employment term, a change in the majority of our board, unless the changes are approved by 2/3 of the directors then in office; (5) a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (i) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (ii) 50% of the voting stock of which is owned by us after the sale, transfer or disposition; or (6) our shareholders approve a plan or proposal for the liquidation or dissolution of our Company.

95	Fidelity National Financial, Inc.

3.	For Mr. Gravelle’s employment agreement, “Good Reason” also includes (1) a material adverse change in the position to whom Mr. Gravelle reports or a material diminution in the authority, duties or responsibilities of the position to whom Mr. Gravelle reports and (2) a material change in the geographic location of Mr. Gravelle’s place of employment.

The agreements also contain provisions relating to the excess parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. The agreements provide that if any payments or benefits to be paid to the named executive officer would be subject to the excise tax on excess parachute payments, then the executive may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. If the executive does not elect to have such payments so reduced, the executive is responsible for payment of any excise tax resulting from such payments. None of the agreements provide for a gross-up payment for the excise tax.

POTENTIAL PAYMENTS UNDER THE OMNIBUS INCENTIVE PLAN

In addition to the post-termination rights and obligations set forth in the employment agreements of our named executive officers, our omnibus incentive plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under our omnibus incentive plan, except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control, any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of our omnibus plan, the term “change in control” means the occurrence of any of the following events:

•	An acquisition by an individual, entity or group of 25% or more of our voting power (except for acquisitions by us or any of our employee benefit plans);

•	During any period of two consecutive years, a change in the majority of our board of directors, unless the change is approved by 2/3 of the directors then in office;

•	A reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of our assets; excluding, however, a transaction pursuant to which we retain specified levels of stock ownership and board of directors seats; or

•	Our shareholders approve a plan or proposal for our liquidation or dissolution.

ESTIMATED CASH PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below includes the cash severance amounts that would have been payable to each executive in the event of a termination of employment by us not for cause or a termination by the executive for good reason. None of our executives would have received a termination payment if their employment had been terminated on December 31, 2024 for cause or without good reason by the executive, or due to death or disability. Our estimate of the cash severance amounts that would be provided to each executive assumes that their employment terminated on December 31, 2024. The severance amounts do not include a prorated 2024 annual incentive since the named executive officers would have been paid based on their service through the end of the year and therefore would have received the annual incentive whether or not the termination occurred.

Fidelity National Financial, Inc.	96

Reason for Termination Payment:	Nolan	Quirk	Park	Sadowski	Gravelle
Termination by Company without Cause	$9,377,255	$4,396,256	$4,688,603	$3,439,584	$1,900,952
Termination by Executive for Good Reason	$9,377,255	$4,396,256	$4,688,603	$3,439,584	$1,900,952

ESTIMATED EQUITY PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The table below includes the estimated values of the FNF restricted stock awards held by the named executive officers that would vest upon a change of control, or upon the termination of their employment without cause or by the executive for good reason, in each case assuming such event occurred on December 31, 2024. None of our executives’ restricted stock awards would have vested in the event of their termination with cause or by the executive without good reason. The amounts below were determined based upon the number of unvested shares of FNF restricted stock held by each executive as of December 31, 2024 (as set forth in the “Outstanding Equity Awards at Fiscal Year End” table above), multiplied by $56.14 per share, which was the closing price of our common stock on December 31, 2024. None of our named executive officers held any unvested stock options as of December 31, 2024.

Reason for Payment:	Nolan	Quirk	Park	Sadowski	Gravelle
Termination without Cause or by Executive for Good Reason	$6,768,050	$5,898,049	$2,178,267	$2,067,272	$2,067,272
Death	$11,934,766	$9,655,696	$3,775,294	$3,570,320	$3,570,320
Disability	$11,934,766	$9,655,696	$3,775,294	$3,570,320	$3,570,320
Change in Control	$11,934,766	$9,655,696	$3,775,294	$3,570,320	$3,570,320

In connection with certain change in control transactions, our named executive officers may require ServiceLink to purchase their ServiceLink profits interest awards for an amount equal to the fair market value of the interests.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee is composed of Thomas M. Hagerty (Chair), Daniel D. (Ron) Lane and Cary H. Thompson. During fiscal year 2024, no member of the compensation committee was a former or current officer or employee of FNF or any of its subsidiaries. In addition, during fiscal year 2024, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

97	Fidelity National Financial, Inc.

DISCUSSION OF OUR COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We reviewed our compensation policies and programs for all employees, including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our direct title operations, agency title operations, ServiceLink, F&G and corporate operations relative to total revenue, total pre-tax profits, total compensation expenses and incentive program expenses (including as a percentage of both revenue and total compensation expenses).

We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk-taking to achieve a reasonable level of secure compensation.

With respect to our executives’ incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee’s discretion to reduce awards, serve to mitigate excessive risk-taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee’s review and approval of the awards and payments under the awards, our ability to recover any incentive-based compensation pursuant to our clawback policy and the internal and external review of our financials. We also believe that our use of restricted stock and multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our shareholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk. In addition, we have market competitive stock ownership requirements for some executives and we include stock retention requirements in our executives’ restricted stock awards, both of which help to align our executives’ interests with our long-term performance and mitigate risk.

With respect to our non-officer incentive program, we believe that our use of clearly communicated performance goals and close monitoring by our corporate accounting group, corporate underwriting group and senior management serve to mitigate excessive risk-taking. Our sales commission incentive program is based on revenue generation, which is critical to our performance. We have controls in place that mitigate the risk that transactions might be recommended or executed to earn short- term, commission-based incentive compensation, including operational management oversight and approval, management reporting, and detailed underwriting guidelines and approval escalation.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2024, which we refer to as the CEO pay ratio. Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The ratio of the annual total compensation of our CEO, calculated as described above, to the median of the annual total compensation of all employees for 2024 was 130 to 1. This ratio was based on the following:

Fidelity National Financial, Inc.	98

●	The annual total compensation of our CEO, determined as described above, was $10,567,753; and

●	The median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules, was $80,982.

Methodology for Determining Our Median Employee. For purposes of the above CEO pay ratio disclosure, we are required to identify a median employee based on our worldwide workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). The median employee is determined by identifying the employee whose compensation is at the median of the compensation of our employee population (other than our CEO). Accordingly, to identify the median of the compensation of our employee population, the methodology and the material assumptions and estimates that we used were as follows:

Employee Population. We determined that, as of December 31, 2023, the date we selected to identify the median employee, our total global employee population consisted of approximately 22,000 individuals working for FNF.

Compensation Measure Used to Identify the Median Employee. Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected base salary/wages and overtime pay, plus paid incentive bonus through December 31, 2023 as the compensation measure.

●	We annualized the compensation of employees to cover the full calendar year, and also annualized any new hires in 2023 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.

●	We did not make any cost-of-living adjustments in identifying the median employee.

Annual Total Compensation of Median Employee. To determine the annual total compensation of the median employee, we identified and calculated the elements of that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $80,982.

Annual Total Compensation of Chief Executive Officer. With respect to the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Nolan in the "Total" column for 2024 in the Summary Compensation Table included in this proxy statement.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to "Executive Compensation – Compensation Discussion and Analysis."

99	Fidelity National Financial, Inc.

Year	Summary Compensation Table Total for PEO (Michael J. Nolan)[1]	Compensation Actually Paid to PEO (Michael J. Nolan)[2]	Summary Compensation Table Total for Former PEO (Raymond R. Quirk)[3]	Compensation Actually Paid to Former PEO (Raymond R. Quirk)[4]	Average Summary Compensation Table Total for Non-PEO NEOs[5]	Average Compensation Actually Paid to Non-PEO NEOs[6]	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[9]	Adjusted Pre-Tax Title Margin[10]
							Total Shareholder Return[7]	Peer Group Total Shareholder Return[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	10,567,753	11,535,648	—	—	4,433,149	4,983,964	158.17	136.36	1,270	15.1%
2023	9,891,585	12,671,960	—	—	4,237,374	5,796,869	138.67	131.27	517	13.7%
2022	7,721,602	6,469,384	8,060,911	5,039,215	2,720,737	1,895,590	97.57	100.69	1,294	16.7%
2021	—	—	10,457,921	13,611,443	4,113,156	5,087,504	124.34	151.24	2,797	21.7%
2020	—	—	9,716,868	7,994,932	3,768,475	3,244,234	89.97	95.45	1,501	19.6%

1.	Mr. Nolan was appointed to serve as our Chief Executive Officer on February 1, 2022. The dollar amounts reported in columns (b) are the amounts of total compensation reported for Mr. Nolan for his role as our Chief Executive Officer for each corresponding year in the "Total" column of the Summary Compensation Table. Refer to "Executive Compensation – Summary Compensation Table.”

2.	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Nolan, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Nolan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Nolan’s total compensation for 2024 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO (Michael J. Nolan)	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO (Michael J. Nolan)
2024	10,567,753	(5,800,039)	6,767,934	11,535,648

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table. We did not award any options to our executives from 2020 to 2024.

(b)	The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted during 2024 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2024 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in 2024, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair value did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fidelity National Financial, Inc.	100

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	5,396,518	546,262	—	825,154	—	—	6,767,934

3.	Mr. Quirk ceased to be our Chief Executive Officer and transitioned to Executive Vice-Chairman of our Board as of February 1, 2022. The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Quirk for each corresponding year in the "Total" column of the Summary Compensation Table. Refer to "Executive Compensation – Summary Compensation Table."

4.	The dollar amounts reported in column (e) represent the amount of "compensation actually paid" to Mr. Quirk, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Quirk during the applicable year.

5.	The dollar amounts reported in column (f) represent the average of the amounts reported for our named executive officers (NEOs) as a group (excluding Mr. Nolan (who has served as our Chief Executive Officer since February 1, 2022) for 2022, 2023 and 2024 and Mr. Quirk (who served as our Chief Executive Officer through January 31, 2022) for 2022, 2021 and 2020) in the "Total" column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Messrs. Nolan and/or Quirk, as applicable) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 and 2023, Raymond R. Quirk, Anthony J. Park, Peter T. Sadowski and Michael L. Gravelle, (ii) for 2022, Anthony J. Park, Peter T. Sadowski, Michael L. Gravelle and Roger S. Jewkes; and (iii) for 2021 and 2020, Michael J. Nolan, Roger S. Jewkes, Anthony J. Park and Peter T. Sadowski.

6.	The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to the NEOs as a group (excluding Mr. Nolan for 2024 and 2023, Messrs. Nolan and Quirk for 2022 and excluding Mr. Quirk for 2021 and 2020), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Nolan for 2024 and 2023, Messrs. Nolan and Quirk for 2022 and excluding Mr. Quirk for 2021 and 2020) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Nolan for 2024 and 2023, Messrs. Nolan and Quirk for 2022 and excluding Mr. Quirk for 2021 and 2020) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2024	4,433,149	(2,300,036)	2,850,851	—	—	4,983,964

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award
2024	2,141,433	250,932	—	458,486	—	—	2,850,851

7.	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

101	Fidelity National Financial, Inc.

8.	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is First American Financial Corporation and Stewart Information Services Corp.

9.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

10.	Adjusted Pre-tax Title Margin is calculated by dividing the earnings before income taxes and non-controlling interests from our title segment, excluding recognized gains and losses, purchase accounting amortization and other unusual items, by total revenues of the title segment excluding recognized gains and losses.

Tabular List of Financial Performance Measures. As described in greater detail in "Executive Compensation – Compensation Discussion and Analysis," the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted Pre-Tax Title Margin

•	Adjusted Title Revenue

Analysis of the Information Presented in the Pay versus Performance Table. As described in more detail in the section "Executive Compensation – Compensation Discussion and Analysis," the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The Company utilizes two performance measures to align executive compensation with Company performance, both of which are presented in the "Pay Versus Performance" table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the "Pay Versus Performance" table.

Compensation Actually Paid and Cumulative TSR. As demonstrated by the following graph, the amount of compensation actually paid to Mr. Quirk in 2020 and 2021, the average compensation paid to Messrs. Quirk and Nolan in 2022, the amount of compensation actually paid to Mr. Nolan in 2024 and 2023, and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Nolan for 2024 and 2023, Messrs. Nolan and Quirk for 2022 and excluding Mr. Quirk for 2021 and 2020) is generally aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Messrs. Nolan and Quirk and to the other NEOs is comprised of equity awards.

Fidelity National Financial, Inc.	102

CAP VS TOTAL SHAREHOLDER RETURN

Compensation Actually Paid and Net Income. As demonstrated by the following table, the amount of compensation actually paid to our principal executive officer and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Nolan for 2024 and 2023, Messrs. Nolan and Quirk for 2022 and excluding Mr. Quirk for 2021 and 2020) is generally aligned with the Company’s net income over the five years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted Pre-tax Margin, which the company does use for when setting goals in the Company’s annual incentive plan and the performance-based restricted stock awards that are granted to the NEOs.

CAP VS NET INCOME

103	Fidelity National Financial, Inc.

Compensation Actually Paid and Adjusted Pre-tax Title Margin. As demonstrated by the following graph, the amount of compensation actually paid to our principal executive officer and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Nolan for 2024 and 2023, Messrs. Nolan and Quirk for 2022 and excluding Mr. Quirk for 2021 and 2020) is generally aligned with the Adjusted Pre-tax Title Margin of our title segment over the five years presented in the table. As described above, Adjusted Pre-tax Title Margin is determined by dividing the earnings before income taxes and non-controlling interests from our title segment, excluding recognized gains and losses, purchase accounting amortization and other unusual items, by total revenues of the title segment excluding recognized gains and losses. The Company has determined that Adjusted Pre-tax Title Margin is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted Pre-tax Title Margin when setting goals in the Company’s annual incentive plan, as well as for setting goals for the performance-based restricted stock awards granted to the NEOs.

CAP VS ADJUSTED PRETAX TITLE MARGIN

Cumulative TSR of the Company and Cumulative TSR of the Peer Group. As demonstrated by the following graph, the Company’s cumulative TSR over the five-year period presented in the table was 58%, while the cumulative TSR of the peer group presented for this purpose, First American Financial Corporation and Stewart Information Services Corp., was 36% over the five years presented in the table. The Company’s cumulative TSR generally outperformed the First American Financial Corporation and Stewart Information Services Corp. during the five years presented in the table, representing the Company’s superior financial performance as compared to the companies comprising the First American Financial Corporation and Stewart Information Services Corp. peer group. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to "Executive Compensation – Compensation Discussion and Analysis."

Fidelity National Financial, Inc.	104

TOTAL SHAREHOLDER RETURN VS PEER GROUP

DIRECTOR COMPENSATION

COMPENSATION OF OUR NON-EXECUTIVE CHAIRMAN

Our compensation consultant reviews the compensation paid to our directors on a regular basis, and then makes recommendations on any changes to our director compensation practices. Our compensation committee discusses the compensation consultant’s recommendations and determines whether to make any changes to our director compensation in that year.

With respect to Mr. Foley’s compensation in 2024, our directors discussed the critical role Mr. Foley plays in the formation and execution of our long-term strategic vision. Mr. Foley founded FNF in 1984 and transformed it into a leading provider of title insurance, escrow and other title-related services. Under Mr. Foley’s leadership, we issue through our title insurance underwriters more title insurance policies than any other title company in the United States. In addition to the incredible value Mr. Foley has created at FNF, he led the teams that created additional value for FNF’s shareholders through strategic transactions such as:

•	Our acquisition of F&G and subsequent distribution to our shareholders, on a pro rata basis, of approximately 15% of the common stock of F&G. Since our acquisition of F&G in June 2020 for approximately $2.7 billion, F&G’s assets under management have increased by 103% to $53.8 billion and, as of December 31, 2024, F&G’s market capitalization was $5.3 billion and F&G had returned $227 million in cash dividends to shareholders.

•	The split-off of our non-core businesses which formerly comprised our FNF Ventures Group into Cannae Holdings, Inc. (Cannae). As of December 31, 2024, Cannae had a market capitalization of $1.2 billion.

•	FNF’s acquisition of Lender Processing Services, Inc. (LPS), where Mr. Foley unlocked the value of technology, data and analytics businesses by separating the businesses of Black Knight, Inc. (Black Knight) from LPS’ transaction services businesses that are now part of ServiceLink and led the management team through a process of maximizing operational efficiencies and creating a culture of cross-selling. In 2023, Black Knight was acquired by Intercontinental Exchange, Inc. for approximately $11.8 billion.

105	Fidelity National Financial, Inc.

While Mr. Foley is no longer an executive of FNF or involved in our day-to-day operations, he continues to be the driving force behind the development and execution of our strategic direction.

In recognition of Mr. Foley’s superior service, strategic input and high value to FNF and its stakeholders and FNF’s superior financial performance, Mr. Foley receives an annual cash retainer of $530,000. Beginning in September 2023, Mr. Foley also receives an annual base salary of $36,000 as a non-executive employee of FNF and is eligible to participate in our health and welfare benefits. In light of the Special Award discussed below, Mr. Foley did not receive an annual equity award in 2024.

Under the terms of Mr. Foley’s director services agreement, if his service is terminated by us for any reason other than for cause, due to death or disability, by him for good reason or if he is not nominated to run for re-election as Chairman of the board, is nominated, but does not receive enough votes to be re-elected to the board, or is removed as Chairman of the board for reasons other than cause, then he is entitled to receive:

•	Any accrued obligations, and

•	Immediate vesting and/or payment of all FNF equity awards.

If we terminate Mr. Foley’s service for cause or he resigns without good reason, our only obligation is the payment of any accrued obligations.

For purposes of Mr. Foley’s agreement, "cause" includes Mr. Foley’s persistent failure to perform duties consistent with a commercially reasonable standard of care, willful neglect of duties, conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty, material breach of his agreement, or impeding or failing to materially cooperate with an investigation authorized by our board. The term "good reason" is defined in the agreement to include a material diminution in his position or title or the assignment of duties to him that are materially inconsistent with his position or title; a material diminution of his annual retainer; within six months immediately preceding or within two years immediately following a change in control, (1) a material adverse change in this status, authority or responsibility, (2) a material adverse change in the position to whom he reports or to his service relationship as a result of such reporting structure change, or (3) a material diminution in the authority, duties or responsibilities of the position to whom he reports; our material breach of any of our obligations under the agreement; or election of a new director to the board of directors who Mr. Foley did not consent to or vote for.

2024 SPECIAL THREE-YEAR EQUITY AWARD TO MR. FOLEY

Mr. Foley has been the principal architect of FNF’s performance over the past 40 years. Mr. Foley’s leadership and vision have been instrumental in driving significant shareholder value growth for both FNF ($5.2 billion growth in market capitalization and more than $1.0 billion of dividends paid to shareholders over the past two years) and F&G ($2.6 billion growth over the past four years and $227 million in dividends paid to shareholders). In light of the difficulty of predicting long-term title market and economic conditions and other factors that could impact our long-term growth and performance, as well as statements Mr. Foley has made publicly regarding his desire to focus less on public company work and more on investing in private companies where he believes he can have a greater impact, our compensation committee believed it is important for FNF’s continued success to retain Mr. Foley’s leadership and focus for at least three additional years, through 2027, to continue guiding FNF’s strategic direction.

Fidelity National Financial, Inc.	106

In recognition of Mr. Foley’s contributions to the significant value growth at both FNF and F&G, and the importance of retaining Mr. Foley as our Chairman, our compensation committee (with Mr. Thompson abstaining due to his involvement in the negotiation with Mr. Foley and his role with Bank of America, which has made payments to and received payments from FNF in the past), and the related person committee, approved a grant of 830,152 shares of restricted stock to Mr. Foley with a grant date of November 8, 2024, and a grant date value of $50 million (the Special Award). The Special Award is a three-year award with an annual cost of about $12.5 million for 2024 through 2027. In light of the size of the Special Award, it was determined that Mr. Foley will not receive any additional FNF equity awards for 2025 or 2026.

In connection with their consideration of the Special Award, our compensation committee and our related person committee, in consultation with the compensation committee’s independent compensation consultant, carefully evaluated Mr. Foley’s strategic value to FNF, Mr. Foley’s compensation history at FNF and F&G, market compensation for chief executive officers and executive chairpersons, market data concerning large or multiyear grants made by peer or other companies, the annual cost of the Special Award, and the dilution impact of the Special Award on FNF shareholders. Our compensation committee and related person committee determined that it was in the best interests of FNF and its shareholders to grant the Special Award.

Investing for the Future.

Mr. Foley has high value unique skills related to identifying strategic mergers and acquisitions and investing company assets for future returns. As of December 31, 2024, FNF’s cash and short-term liquid investments at the holding company were $786 million. Mr. Foley will be an integral part in determining how to deploy company assets to provide future returns to our shareholders. The cost of Mr. Foley’s special three year equity award is approximately $12.5 million per year for 2024 through 2027. Our compensation committee and our related person transaction committee (the related person committee) considered the dilution impact of the Special Award and determined it to be within an acceptable range. The board believes that Mr. Foley’s Special Award is a good investment for both FNF and F&G.

Material Terms of the Special Award. The number of shares of our common stock subject to the Special Award was determined based on the closing price of our common stock on November 8, 2024, which was $60.23.

The Special Award vested with respect to 25% of the award on the grant date, with an additional 25% vesting on each of the next three anniversaries of the grant date, subject to Mr. Foley’s continued service to the Company on the applicable vesting dates (except as otherwise provided in his director services agreement). Mr. Foley will not be eligible to receive any additional equity awards from FNF in 2025 or 2026.

Pursuant to the terms of Mr. Foley’s director services agreement, if his service is terminated by us for any reason other than for cause, due to death or disability, by him for good reason or if he is not nominated to run for re-election as Chairman of the board, is nominated, but does not receive enough votes to be re-elected to the board, or is removed as Chairman of the board for reasons other than cause, then any unvested portion of the Special Award will become fully vested.

As with our other restricted stock awards, Mr. Foley has voting rights on the restricted shares underlying the Special Award and he is entitled to receive credit for dividends paid on the restricted shares, but no dividends will be paid to Mr. Foley with respect to the Special Award unless and until the underlying shares to which those dividends relate vest.

107	Fidelity National Financial, Inc.

Reasons for the Three-Year Special Award.

Mr. Foley provides a unique strategic value to FNF. His responsibilities extend beyond those of our other directors and align more closely with responsibilities of an executive chairman or chief executive officer for driving long-term strategic and shareholder value. As part of his primary responsibilities, he plays a significant role in FNF’s strategic and long-term planning, as well as our value-enhancing strategies, objectives and initiatives, particularly with respect to the consideration and execution of strategic transactions to drive significant shareholder value.

Mr. Foley has been the driving force of FNF’s long-term success, evidenced by FNF’s market value being the highest in its history. FNF’s performance has outpaced and outperformed its competition year after year. Mr. Foley has exceptional knowledge and insight into the identification, analysis and execution of long-term strategic investments and M&A transactions, as evidenced by the shareholder value he has driven through the F&G, Cannae, and LPS/Black Knight strategic transactions discussed above.

Looking forward, Mr. Foley's strategic insight and leadership will continue to be pivotal in navigating opportunities and challenges over the next three years. Specifically:

•      For FNF, Mr. Foley’s expertise will be crucial in developing strategies to enhance shareholder value, identifying opportunities for revenue growth, and exploring strategic options to optimize our substantial cash and short-term liquid investment balance at the holding company, which was $786 million as of December 31, 2024. Mr. Foley’s leadership will guide the formulation of our future plans for strategic actions to enhance shareholder value.

•      Mr. Foley’s strategic and investment acumen will also be vital as it relates to FNF’s majority ownership in F&G (valued at approximately $4.4 billion as of December 31, 2024). He will play a key role in identifying future options for this investment, optimizing the $4.67 billion cash and short-term investments balance, defining strategies to maximize shareholder value at F&G, and determining corporate actions that will enhance F&G’s growth and cash flow.

Mr. Foley conceived the idea to purchase an annuity/insurance company, anticipating a future rising interest rate environment. FNF acquired F&G in 2020 for approximately $2.7 billion and conducted a partial IPO (15%) in 2022. Mr. Foley’s strategic foresight was validated as the Federal Reserve began raising interest rates in 2022. Currently, F&G's market capitalization is approximately $5.3 billion, reflecting a 95% return over four years, which added $2.6 billion in value to F&G, and F&G has returned $227 million in cash dividends to its shareholders.

F&G’s acquisition diversified FNF’s business and financial returns at a critical time when the title industry faced a severe downturn due to the COVID and economic factors such as rising interest rates.

As a result of Mr. Foley’s strategic visions, FNF delivered a 62% return to shareholders over the past two years despite these challenges, outperforming the S&P 500, partly due to F&G's positive impact.

Mr. Foley founded FNF in 1984 and has built it into the leading title company globally, surpassing competitors by a significant margin.

Under his leadership, FNF has generated a 62% return over the past two years, creating $5.2 billion in shareholder value and returning more than $1.0 billion in cash dividends to shareholders. In the past 12 months, FNF achieved a 14% return, creating $1.5 billion in value. As of December 31, 2024, FNF’s market capitalization was at a record high of approximately $15.4 billion.

The annual cost of the equity grant is approximately $12.5 million for 2024 through 2027, and our compensation committee determined the dilution to our shareholders would be minimal. In light

Fidelity National Financial, Inc.	108

of all of these factors, FNF’s Board took decisive action to retain Mr. Foley to ensure continued success for FNF.

Process to Arrive at the Grant Recommendation. Mr. Thompson, who serves on our compensation committee and is an independent director, and Mr. Foley initially discussed a proposed three-year award of 1 million restricted shares, with an estimated value of approximately $60 million. This proposal aimed to incentivize Mr. Foley to continue his services through 2027, motivate Mr. Foley to lead FNF’s merger and acquisitions strategy through the next phase of building additional shareholder value and return, and to reward him for his leadership in delivering significant value growth for both FNF and F&G.

Following this initial discussion, Mr. Thompson consulted with the compensation committee’s independent compensation consultant on the size and terms of the proposed award. To assist our compensation committee, the compensation consultant conducted a marketplace review of the compensation paid to the chief executive officers and executive chairpersons of our peer companies as well as large or multiyear grants made over the last three years by our peer and other companies. Based on this research, the compensation consultant recommended a proposed grant with a grant date value of $44 million, positioning it between the 50th and 75th percentiles of compensation for similar roles at peer companies.

After further discussions between Mr. Thompson and Mr. Foley, a three-year award with a grant date value of $50 million was proposed.

The compensation committee determined that the Special Award would reward Mr. Foley for his leadership role in the success of the F&G investment, for which Mr. Foley has not previously received any compensation, while also serving to help retain Mr. Foley through 2027.

Market Research Analysis. To assist our compensation committee in its consideration of the Special Award, the compensation consultant conducted a comprehensive review of the compensation landscape for chief executive officers, company founders and executive chairpersons of our peer companies, as well as for non-executive chairpersons. For chief executive officers and executive chairpersons, the three-year cumulative value of total compensation paid by our peer companies was approximately $34 million at the 50th percentile and $50 million at the 75th percentile. For non-executive chairpersons, the three-year cumulative value of total compensation paid by our peer companies was approximately $1.4 million at the 50th percentile and $1.5 million at the 75th percentile. As discussed above, our compensation committee determined that Mr. Foley’s role and responsibilities extend far beyond those of a typical director, aligning more closely with the long-term strategic and shareholder value responsibilities akin to an executive chairperson or chief executive officer. Therefore, the committee determined it was appropriate to design Mr. Foley’s Special Award based on the market compensation paid to executive officers and executive chairpersons of our peer companies.

The compensation consultant also conducted a marketplace review of large and multiyear grants made by our peers and other companies in the past three years. The compensation consultant identified chairpersons and/or chief executive officers across 63 companies who met the criteria of multi-year grants made over three years. The data averages were similar to the results mentioned above for FNF’s peer companies. The median total compensation had a range of $35 million to $45 million and the 75th percentile total compensation had a range between $50 million and $60 million.

109	Fidelity National Financial, Inc.

Based on the market data, our compensation committee determined that offering Mr. Foley a special three-year equity award with a grant date value of approximately $50 million is appropriate and in line with our compensation policy to maintain compensation between the 50th and 75th percentiles.

Dilution Impact on Shareholders. The compensation consultant also evaluated the dilution impact of the Special Award on our shareholders. Taking into account the 2024 FNF equity awards granted to all employees and Mr. Foley’s Special Award, the dilution to shareholders was estimated to be approximately 0.60% of the total shares outstanding, commonly referred to as the "annual run rate." This annual run rate is well below the peer group annual run rate of 0.67% and ISS’s annual run rate benchmark for FNF of 0.86%.

Overview of the Approval Process. During the meeting of the compensation committee and the related person committee, Messrs. Hagerty, Lane and Thompson of the compensation committee discussed Mr. Foley’s integral role in FNF’s strategic acquisition of F&G in 2020, which has had a direct positive impact on FNF’s business performance, as well as Mr. Foley’s ongoing contributions to FNF and F&G, and that Mr. Foley continues to be the driving force behind the development and execution of FNF’s strategic direction.

The compensation committee members noted the importance of retaining Mr. Foley as FNF’s Chairman for at least the next three years, especially in light of anticipated market conditions and FNF’s potential deployment of capital for business and strategic purposes, and considered the magnitude of compensation that would be required to incentivize Mr. Foley to continue as our Chairman upon nomination by our board. Statements made by Mr. Foley in which he had indicated a desire to move away from public companies in order to spend more time on private company investments were also considered.

The compensation consultant presented the parameters and terms of the Special Award and the findings of their market research analysis discussed above. In connection with the discussion of the terms of the Special Award, the compensation committee discussed that Article 24 of our omnibus plan provides that awards granted under the Plan (other than to non-employee directors) generally will not contain a vesting schedule that provides for vesting to occur more quickly than ratably over two years, unless such requirement is waived in extraordinary circumstances. The compensation committee discussed the terms of Mr. Foley’s Special Award and the extraordinary nature and goal of the award to incentivize and retain Mr. Foley’s services until at least 2027, and determined to waive the minimum vesting period.

While the compensation committee has authority to determine equity awards to members of the Board, the compensation committee desired that the Special Award also be reviewed and approved by our related person committee. Pursuant to its charter, the related person committee, comprised of Mr. Dhanidina and Ms. Morgan, who are both independent directors, has the authority to review, consider, and approve or ratify any related person transaction. In light of the significance of the Special Award, the compensation committee determined that the related person committee should also review the Special Award, and that the compensation committee’s approval would be subject to approval, disapproval, or modification of the Special Award by the related person committee.

The compensation committee, with Mr. Thompson abstaining, approved the Special Award on October 14, 2024. The related person committee subsequently discussed and approved the Special Award, which was effective on November 8, 2024.

Fidelity National Financial, Inc.	110

COMPENSATION OF MR. FOLEY AS EXECUTIVE CHAIRMAN OF F&G

In connection with the F&G spin-off, Mr. Foley has also served as Executive Chairman of F&G since November 2022. Since our acquisition of F&G in June 2020, Mr. Foley has led the development of F&G’s diversification growth strategy and his continued service and focus on F&G is integral to F&G’s continued execution of that strategy and its financial performance. Mr. Foley does not receive a base salary at F&G or participate in F&G’s short-term annual cash incentive plan. In November 2024, Mr. Foley received a long-term incentive award of 141,151 restricted shares of F&G common stock that vests in three equal annual installments beginning on November 8, 2025, subject to achievement of performance criteria specified in the award agreement. The compensation paid by F&G to Mr. Foley for his service as Executive Chairman of F&G is included in these discussions and the tables that follow because FNF owns a majority of F&G’s outstanding common stock.

The table below reflects the compensation earned by Mr. Foley as (1) non-executive Chairman of FNF, and (2) as Executive Chairman of F&G. Details relating to the compensation Mr. Foley earned as Executive Chairman of F&G can be found in F&G’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Mr. Foley’s Compensation as Non-Executive Chairman of FNF	129,892	50,000,055	442,166	50,572,113
Mr. Foley’s Compensation as Executive Chairman of F&G	—	6,500,004	—	6,500,004
Total	129,892	56,500,059	442,166	57,072,117

COMPENSATION OF OUR OTHER DIRECTORS

Mr. Quirk received no additional compensation for services as a member of our board in 2024. In October 2024, our compensation committee approved an increase to our directors’ annual retainer from $100,000 to $120,000, payable quarterly, for all non-executive directors other than Mr. Foley. The chairman and each member of the audit committee receives an additional annual fee (payable in quarterly installments) of $100,000 and $35,000, respectively, for their service on the audit committee. The chairman and each member of the compensation committee receives an additional annual fee (payable in quarterly installments) of $25,000 and $15,000, respectively, for their service on such committee. The chairman and each member of the corporate governance and nominating committee receives an additional annual fee (payable in quarterly installments) of $20,000 and $10,000, respectively, for their service on such committee. The chairman and each member of the related person committee receives an additional annual fee (payable in quarterly installments) of $50,000 and $25,000, respectively, for their service on the related person committee. Mr. Ammerman, who serves as our Lead Independent Director, receives an annual Lead Director fee of $25,000 (payable quarterly in arrears).

In addition, in 2024 each non-employee director other than Mr. Foley received a long-term incentive award of 6,310 shares of restricted stock, including an annual equity grant with the grant date value of approximately $280,000 and a special one-time long-term incentive award with a grant date value of approximately $100,000 in recognition of FNF’s superior financial performance. These restricted stock awards were granted under our omnibus plan and vest proportionately each year over three years from the date of grant based upon continued service on our board. In November

111	Fidelity National Financial, Inc.

2024, in consideration of their service on the board of directors of F&G, Mr. Ammerman and Mr. Rood also received a long-term incentive award of 6,515 restricted shares of F&G common stock. The F&G restricted stock awards vest over a period of three years from the grant date.

We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings and director education programs. Each non-employee member of our board is eligible to participate in our deferred compensation plan to the extent he or she elects to defer any board or committee fees. Mr. Ammerman, Ms. Morgan, Mr. Rood and Mr. Shea each deferred some or all of the fees they earned in 2024 for their service on the board and the committees on which they serve.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ending December 31, 2024.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
William P. Foley, II	129,892	56,500,059	442,166	57,072,117
Douglas K. Ammerman	224,131	680,067	178,888	1,083,086
Halim Dhanidina	142,881	380,051	27,647	550,579
Thomas M. Hagerty	114,825	380,051	21,860	516,736
Daniel D. (Ron) Lane	114,131	380,051	21,860	516,042
Sandra D. Morgan	131,631	380,051	21,922	533,604
Heather H. Miller	118,424	380,051	21,860	520,335
John D. Rood	144,611	680,067	183,327	1,008,005
Peter O. Shea, Jr.	141,103	380,051	21,860	543,014
Cary H. Thompson	119,294	380,051	21,860	521,205

1.	Represents the cash portion of annual board and committee retainers and meeting fees earned for services as a FNF director in 2024 for all directors. Amounts shown are not reduced to reflect directors’ elections, if any, to defer receipt of retainers into our deferred compensation plan.

2.	Amounts shown for all directors represent the grant date fair value of a restricted stock award granted in 2024, computed in accordance with FASB ASC Topic 718. Except for Mr. Foley, the awards vest over a period of three years from the grant date. For Mr. Foley’s Special Award, one-fourth of the award vested on the date of grant, with an additional one-fourth vesting on each of the first three anniversaries of the date of grant. Assumptions used in the calculation of the amounts of the FNF awards are included in Note U to our audited financial statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2025. Restricted stock awards granted for the fiscal year ended December 31, 2024 for each director were as follows: Mr. Foley 830,152; Mr. Ammerman 6,310; Mr. Dhanidina 6,310; Mr. Hagerty 6,310; Mr. Lane 6,310; Ms. Morgan 6,310; Ms. Miller 6,310; Mr. Rood 6,310; Mr. Shea 6,310; and Mr. Thompson 6,310. The fair value of the FNF restricted stock awards as shown above is based on a per share grant date fair value of $60.23 for each director. As of December 31, 2024, FNF restricted stock awards outstanding for each director were as follows: Mr. Foley 634,648; Mr. Ammerman 12,675; Mr. Dhanidina 12,675; Mr. Hagerty 12,675; Mr. Lane 12,675; Ms. Morgan 12,675; Ms. Miller 12,675; Mr. Rood 12,675; Mr. Shea 12,675; and Mr. Thompson 12,675. For Mr. Foley, Mr. Ammerman and Mr. Rood, the amount also includes the grant date fair value of their respective F&G restricted stock awards granted in November 2024, computed in accordance with FASB ASC Topic 718. The F&G restricted stock awards vest over a period of three years from the grant date and, in Mr. Foley’s case, subject to achievement of the performance condition described in the award agreement. Assumptions used in the calculation of the amounts of the F&G restricted stock awards are included in Note

Fidelity National Financial, Inc.	112

R of F&G’s Annual Report on Form 10-K filed with the SEC on February 28, 2025. F&G restricted stock awards granted for the fiscal year ended December 31, 2024 for each director were as follows: Mr. Foley 141,151; Mr. Ammerman 6,515; and Mr. Rood 6,515. The fair value of the F&G restricted stock awards as shown above is based on a per share grant date fair value of $46.05. As of December 31, 2024, F&G restricted stock awards outstanding for Messrs. Foley, Ammerman and Rood were 385,473, 13,022 and 13,022, respectively.

3.	Amounts shown for all directors reflect dividends paid with respect to restricted stock that vested in 2024, which were withheld during the period of restriction and paid upon vesting. Amounts for Mr. Foley include his base salary as a non-executive employee ($39,944); health insurance fees paid by under our executive medical plan ($58,761); dividends paid with respect to restricted stock that vested in 2024 ($42,477); and personal use of corporate aircraft ($300,934). In addition to dividends paid with respect to restricted stock that vested during 2024, amounts for Mr. Ammerman include $157,028 of F&G common stock related to annual board and committee retainers paid for services as a F&G director in 2024, and amounts for Mr. Rood include $161,467 of annual board and committee retainers paid in cash for services as a F&G director in 2024.

113	Fidelity National Financial, Inc.

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that our compensation programs are structured to appropriately balance guaranteed base salary and performance-based at-risk annual and long-term incentives so as to incent our executives to drive strong short and long-term performance while providing enough assured annual compensation in the form of base salary to discourage excessive risk-taking. We believe that the success of this approach is evidenced by our long history of delivering consistent, industry- leading operating results and investment returns to our shareholders. FNF continued to outperform the industry in 2024 as we generated $13.9 billion of total revenue (excluding $189 million of noncash, valuation losses on investment securities) and $1.4 billion of net earnings from continuing operations. For 2024, the annual return to our shareholders was 14%, exceeding that of our peer group

We urge our shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail our compensation philosophy and how our compensation programs operate and are designed to achieve our business and compensation objectives, as well as the Summary Compensation Table and other related compensation tables and disclosures, which provide detailed information on the compensation of our named executive officers.

We ask our shareholders to vote on the following resolution at the annual meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and executive and Director Compensation section, the compensation tables and related narrative.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares of our common stock represented and entitled to vote. However, as this is an advisory vote, the results will not be binding on the Company, the board or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the board, although the compensation committee and the board will consider the outcome of this vote when making compensation decisions.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Fidelity National Financial, Inc.	114

PROPOSAL NO. 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL INFORMATION ABOUT ERNST & YOUNG LLP

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP (EY) to our shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on "Auditor Independence," including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of EY are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee has appointed EY to audit the consolidated financial statements of the Company for the 2025 fiscal year. EY has continuously acted as our independent registered public accounting firm since August 2, 2017. For services rendered to us during or in connection with our years ended December 31, 2024 and December 31, 2023, we were billed the following fees by EY:

	2024 (In thousands)	2023 (In thousands)
Audit Fees	$8,790	$ 8,731
Audit-Related Fees	$467	$ 520
Tax Fees	$99	$240
All Other Fees	$14	$16

Audit Fees. Audit fees consisted principally of fees for the audits, registration statements and other filings related to the Company’s 2024 and 2023 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out-of-pocket expenses incurred.

Audit-Related Fees. Audit-related fees in 2024 and 2023 consisted principally of fees for Service Organization Control Reports.

115	Fidelity National Financial, Inc.

Tax Fees. Tax fees for 2024 and 2023 consisted principally of fees for tax compliance, tax planning and tax advice.

All Other Fees. All other fees for 2024 and 2023 consisted principally of fees associated with the use of EY’s accounting research product.

APPROVAL OF ACCOUNTANTS’ SERVICES

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit- related work and all non-audit work performed by EY is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by EY has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following tables is based on 274,639,798 shares of our common stock outstanding as of April 14, 2025. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of our common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of such class:

Name	Shares Beneficially Owned[1]	Percent of Series
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	39,322,196	14.3%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	26,934,553	9.8%
The Windacre Partnership, LLC 2200 Post Oak Blvd., Suite 1580, Houston, TX 77056	15,728,700	5.7%

1.	Based on information as of December 31, 2024 that has been publicly filed with the SEC.

Fidelity National Financial, Inc.	116

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding beneficial ownership as of April 14, 2025 of our common stock by:

•	Each of our directors and nominees for director;

•	Each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission; and

•	All of our executive officers and directors as a group.

Name[1]	Number of Shares	Percent of Total
Douglas K. Ammerman	168,466	*
Halim Dhanidina	14,316	*
William P. Foley, II2	10,023,025	3.6%
Micheal L. Gravelle	286,486	*
Thomas M. Hagerty	344,642	*
Daniel D. (Ron) Lane	277,805	*
Heather H. Miller	36,750	*
Sandra D. Morgan	32,386	*
Michael J. Nolan[3]	517,112	*
Anthony J. Park[4]	388,990	*
Raymond R. Quirk[5]	2,319,763	*
John D. Rood	240,569	*
Peter T. Sadowski[6]	250,521	*
Peter O. Shea, Jr.[7]	274,422	*
Cary H. Thompson	46,627	*
All directors and officers (15 persons)	15,221,878	5.5%

* Represents less than 1% of our common stock.

1.	The business address of each beneficial owner is c/o Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

2.	Includes 2,245,122 shares of our common stock held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole shareholders; 708,106 shares of our common stock owned by the Foley Family Charitable Foundation, and 1,265,826 shares held by Bilcar LLC. Includes 2,300,000 directly owned shares and 1,700,000 shares owned by Folco Development Corporation that are pledged as security in accordance with a previously granted waiver to our hedging and pledging policy.

3.	Includes 14,585 shares held by the Michael J. Nolan Trust.

4.	Includes 272,759 shares owned by the Anthony J. Park and Deborah L. Park Living Trust.

5.	Includes 2,150,995 shares held by the Quirk 2002 Trust.

6.	Includes 74,898 shares held by the Sadowski Living Trust and 473 shares held in an individual retirement arrangement account.

7.	Includes 15,101 shares held by the Peter O. Shea, Jr. Family Trust, 3,773 shares held by the Sarah H. Shea Trust, 3,773 shares held by the Selva Family Trust, 18,874 shares held by Siam II Partners and 3,773 shares held by Toyopa Partners, LP.

117	Fidelity National Financial, Inc.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2024 about our common stock which may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	—	$0.00	8,385,068[1]
Equity compensation plans not approved by security holders	100,000	$39.10	1,673,587[2]
Total	100,000	$39.10	10,058,655[1]

1.	In addition to being available for future issuance upon exercise of options and SARs under the FNF omnibus plan, these shares of common stock may be issued in connection with new awards of restricted stock, restricted stock units, performance shares, performance units, options or other stock-based awards.

2.	1,673,587 shares may be issued under the FNF FGL Holdings 2017 Omnibus Incentive Plan, which was assumed and amended by FNF in connection with the acquisition of F&G. In accordance with New York Stock Exchange Rules, no stockholder approval was required for the listing of the shares under the plan or for the assumption and amendment of the plan by FNF. Awards under the plan may be made to employees, directors and consultants of FNF and its subsidiaries, other than individuals who were employed or providing services to FNF or any of its subsidiaries immediately prior to date of the merger, June 1, 2020. No awards may be made under the plan after July 24, 2027.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

AGREEMENTS WITH F&G

On December 1, 2022, FNF distributed, on a pro rata basis, approximately 15% of the common stock of F&G (the F&G Distribution). The purpose of the F&G Distribution was to enhance and more fully recognize the overall market value of each company. FNF retains control of F&G through ownership of approximately 84% of F&G common stock.

We and F&G have overlapping executive officers and directors. William P. Foley, II, our non- executive Chairman, also serves as Executive Chairman and is a director of F&G. In addition, our Executive Vice-Chairman Raymond R. Quirk and our Chief Executive Officer Michael J. Nolan each serve as directors of F&G; Douglas K. Ammerman and John D. Rood, each of whom serve as directors of FNF, also serve as directors of F&G; and Michael L. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, also serves as Executive Vice President, General Counsel and Corporate Secretary of F&G since May 2024. In order to govern certain of the ongoing relationships between us, we have entered into certain agreements with F&G, the terms of which are summarized below.

Fidelity National Financial, Inc.	118

CORPORATE SERVICES AGREEMENT

On November 30, 2022, FNF entered into a Corporate Services Agreement with F&G. Pursuant to such agreement, FNF provides F&G with certain corporate services, including internal audit services, litigation and dispute management services, compliance services, corporate and transactional support services, Securities and Exchange Commission & reporting services, insurance and risk management services, human resources support services and real estate services. FNF will also provide knowledge transfer services and take such steps as are reasonably required to facilitate a smooth and efficient transition of records and responsibilities to F&G prior to the termination of the agreement. The Corporate Services Agreement terminates after the date upon which all corporate services or transition assistance have been terminated or upon the mutual agreement of the parties. F&G may terminate corporate services by providing 90 days written notice to FNF.

REVERSE CORPORATE SERVICES AGREEMENT

On November 30, 2022, F&G entered into a Reverse Corporate Services Agreement with FNF. Pursuant to such agreement, F&G provides FNF with certain services, including the services of certain F&G employees and investor relations services. F&G will also provide knowledge transfer services and take such steps as are reasonably required in order to facilitate a smooth and efficient transition of records and responsibilities to FNF prior to the termination of the agreement. The Reverse Corporate Services Agreement terminates after the date upon which all corporate services or transition assistance has been terminated or upon the mutual agreement of the parties. FNF may terminate corporate services by providing 90 days written notice to F&G.

TAX SHARING AGREEMENT

On November 30, 2022, FNF entered into a Tax Sharing Agreement with F&G and its domestic subsidiaries. Pursuant to such agreement, FNF will file, and F&G and its domestic subsidiaries that are treated as corporations for U.S. federal income tax purposes, will join in the filing of, a consolidated U.S. federal income tax return on behalf of FNF and its domestic subsidiaries. F&G and its subsidiaries will periodically make payments to FNF equal to the U.S. federal income taxes that F&G and its subsidiaries would otherwise be required to pay if each were to file a separate U.S. federal income tax return for the applicable tax period. FNF will pay to F&G and its subsidiaries any actual U.S. federal income tax savings attributable to any losses or tax credits generated by F&G and its subsidiaries and used by FNF and its subsidiaries. FNF will generally control the conduct of any tax examination, audit or challenge involving such consolidated tax returns. To the extent appropriate, the provisions of the Tax Sharing Agreement apply with the same force and effect to any state or local income tax liabilities that are computed on a combined, consolidated or unitary method. The Tax Sharing Agreement will generally remain in effect with respect to any taxable periods for which F&G and FNF are affiliated for U.S. federal income tax purposes until the expiration of the applicable statute of limitations.

INVESTMENT OF $250 MILLION IN F&G

On January 12, 2024, we completed a $250 million preferred stock investment in F&G. F&G will use the net proceeds from the investment to support growth of its assets under management. Under the terms of the agreement, we invested $250 million in exchange for 5 million shares of F&G's 6.875% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the Mandatory Convertible Preferred Stock). Each share of Mandatory Convertible Preferred Stock has a liquidation preference of $50.00 per share. Unless earlier converted at the option of the holder,

119	Fidelity National Financial, Inc.

each outstanding share of the Mandatory Convertible Preferred Stock will automatically convert into shares of common stock of F&G on January 15, 2027 (the Mandatory Conversion Date). Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock will be no more than 1.1111 shares of common stock and no less than 0.9456 shares of common stock per share of Mandatory Convertible Preferred Stock, depending on the value of F&G's common stock.

F&G COMMON STOCK OFFERING

On March 24, 2025, F&G completed the public offering of 8 million shares of its common stock. In connection with the offering, F&G entered into an underwriting agreement (the Underwriting Agreement), pursuant to which F&G granted the underwriters of the offering a 30-day option to purchase up to an additional 1.2 million shares of its common stock. Pursuant to the Underwriting Agreement, the underwriters of the offering agreed to resell to FNF 4.5 million of FG Common Stock in the offering, at the same price paid by the underwriters.

AGREEMENTS WITH CANNAE

On November 17, 2017, we completed the split-off, which we refer to as the Split-Off, of our former wholly-owned subsidiary Cannae Holdings, Inc., or Cannae, which consists of the businesses, assets and liabilities formerly attributed to our FNF Ventures Group. While we no longer hold an ownership interest in Cannae, our non-executive Chairman William P. Foley, II has served as Cannae’s Chairman, Chief Executive Officer and Chief Investment Officer since February 2024. He has served as Cannae’s Chairman since July 2017. In addition, Peter T. Sadowski, our Executive Vice President and Chief Legal Officer, also serves as Executive Vice President and Chief Legal Officer of Cannae, and Michael L. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, serves as Executive Vice President, General Counsel and Corporate Secretary of Cannae. In order to govern certain of the ongoing relationships between us and Cannae and to provide mechanisms for an orderly transition, we are party to certain agreements with Cannae, the terms of which are summarized below.

TAX MATTERS AGREEMENT

We are party to a tax matters agreement with Cannae that governs our respective rights, responsibilities and obligations with respect to taxes, the filing of tax returns, the control of audits and other tax matters. Under the tax matters agreement, the parties agreed to indemnify one another for certain agreed specified losses incurred by the other.

CORPORATE SERVICES AGREEMENT

We are party to a corporate services agreement with Cannae (the corporate services agreement) pursuant to which we provide Cannae with certain specified services, including insurance administration and risk management; other services typically performed by our legal, tax, human resources, accounting and internal audit departments; and such other similar services that Cannae may from time-to-time request or require. The corporate services agreement was to continue in effect until the earlier of (i) the date on which the corporate services agreement is terminated by mutual agreement of Cannae and FNF and (ii) the third anniversary of the date on which the corporate services agreement was entered into. On October 7, 2020, we entered into an Extension of Corporate Services Agreement (the Extension) with Cannae that extended the corporate services agreement for two years until November 17, 2022. The Extension will automatically renew for successive one-year terms unless FNF and Cannae mutually agree to terminate the agreement.

Fidelity National Financial, Inc.	120

During the initial three-years, we provided these corporate services at no cost, other than reimbursement for reasonable out-of-pocket costs and expenses incurred by us in connection with providing such services to Cannae. Under the Extension, FNF will provide certain of the corporate services at a standard allocated cost plus 10%. Pursuant to the Extension, we received $140,246 from Cannae in consideration of services provided by us under the corporate services agreement during 2024.

REVOLVER NOTE

We entered into a revolver note with Cannae, which allows Cannae to borrow revolving loans from us from time to time in an aggregate amount not to exceed $100 million. The revolving loans accrue interest at Term SOFR plus 450 basis points and mature on November 17, 2025. The maturity date is automatically extended for additional five-year terms unless notice of non-renewal is otherwise provided by either FNF or Cannae, in their sole discretion. On May 15, 2022, we entered into an amended and restated revolver note with Cannae (the Amended Cannae Revolver), which limited the use of proceeds from borrowings to the repurchase of Cannae common stock from us. Cannae completed the repurchase of common stock from us in the second quarter of 2022. On January 29, 2024, the Amended Cannae Revolver was amended to reduce the borrowing capacity to $60.0 million and change the interest rate to a fixed rate of 7.0% per annum.

As of December 31, 2024, there was an outstanding balance of $59.7 million under the Amended Cannae Revolver. In fiscal year 2024, Cannae paid $4.6 million of interest to us related to borrowings under the Amended Cannae Revolver.

On March 20, 2025, we acquired the property located at 1701 Village Center Circle, Las Vegas, Nevada from Cannae’s for a purchase price of $12 million. As consideration for the property, we agreed to reduce the outstanding principal under the Amended Cannae Revolver by the purchase price. Additionally, the Amended Cannae Revolver was amended to reduce the borrowing capacity to $47.5 million with a current applicable interest rate of 5.0% per annum.

OFFICE SPACE

We paid $368,802 of rent in 2024 to Cannae with respect to our use of office space at 1701 Village Center Circle, Las Vegas, Nevada.

OTHER RELATED PARTY TRANSACTIONS

During 2024, we paid, in the ordinary course of business, amounts to certain companies owned in whole or part by Mr. Foley including: $761,501 to Rock Creek Cattle Company, Ltd. and affiliated companies related primarily to hosting Company events, $877,969 to Black Knight Sports and Entertainment, LLC related primarily to the purchase of season tickets and other tickets used for client entertainment and employee recognition, $334,044 to Foley Family Wines for wine purchases related to employee recognitions, and $189,226 to Mr. Foley’s other affiliated companies primarily for travel to and hosting Company events. We believe the amounts charged to us in the foregoing transactions were fair and reasonable and represent market rates that would be charged to unaffiliated third-party customers for the same types of services. We believe that FNF receives intangible business benefits as a result of these activities as they foster increased loyalty to the Company.

In 2024, we received $295,814 from Trasimene Capital Management, LLC related to aircraft operational costs. As of December 31, 2024, we accrued receivables of $36,785 from Trasimene related to aircraft operational costs.

121	Fidelity National Financial, Inc.

Certain of the subsidiaries of F&G are party to investment management agreements (IMAs) with Blackstone ISG-I Advisors LLC (BIS) pursuant to which BIS is appointed as investment manager of substantially all assets in the general and separate accounts of those entities (the F&G Accounts).

MVB Management, LLC (MVB Management), an entity that is 50% owned by BilCar, LLC (BilCar, which is an affiliate of our non-executive Chairman and F&G’s Executive Chairman William P. Foley, II) receives a participation fee from BIS in connection with assets of F&G and its subsidiaries that are managed by BIS. BIS also receives services from MVB Management. Pursuant to the investment management agreements between F&G and BIS, BIS paid MVB Management a participation fee of approximately 15% of certain fees paid to BIS and its affiliates for assets under management (AUM) relating to new business AUM (New AUM) generated prior to March 31, 2023 and pays MVB Management a fee of approximately 7.5% of certain fees paid to BIS and its affiliates relating to New AUM generated after March 31, 2023. In March 2023, BilCar waived its right to receive any portion of payments made by BIS to MVB in respect of such New AUM. Additionally, in March 2023, F&G entered into an agreement with BilCar to pay BilCar the fees that it would have received through MVB Management from BIS over the 10-year period ending March 31, 2033. BilCar received payments totaling $8.8 million from MVB in 2024. BilCar received payments totaling $900,000 from F&G in 2024 based on the terms of the agreement.

Our related person transaction committee has reviewed and approved each of the transactions described above in accordance with the terms of our RPT Policy.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

In August 2022, our board adopted the RPT Policy setting forth the policies and procedures for the reporting, review and approval or ratification of transactions with Related Persons covered by the RPT Policy. The RPT policy covers any transaction, arrangement or series of transactions or arrangements in which the Company or any of its subsidiaries participates (whether or not we are a party) and a Related Person has or will have a direct or indirect material interest in such transaction and the amount involved exceeds $120,000 (a Related Person Transaction). Related Persons under the RPT Policy are (i) our directors, director nominees or executive officers, (ii) any beneficial owner of more than 5% of our common stock or any immediate family member of such holder, or (iii) any firm, corporation or entity in which any director or executive officer is a partner, principal, managing member, executive officer or who holds a 50% or greater beneficial ownership interest. The Policy is overseen by our related person transaction committee. The Chief Legal Officer or General Counsel (together with the Chair of the related person transaction committee) will review reported transactions to determine if they could be a Related Person Transaction. Any Related Person Transaction will be reported to the related person transaction committee with a summary of material facts for review and approval or ratification. Under the RPT Policy, in reviewing any Related Person Transaction, our related person transaction committee considers the relevant facts and circumstances, and whether the transaction is in, or not inconsistent with, the best interests of the Company.

In addition to the RPT Policy, the provisions of the Company’s Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers may apply to potential conflict of interest situations.

Fidelity National Financial, Inc.	122

Pursuant to our codes of ethics, a "conflict of interest" occurs when an individual’s private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it were related to a member of his or her family. Our code of ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

•	Any significant ownership interest in any supplier or customer;

•	Any consulting or employment relationship with any customer, supplier or competitor; and

•	Selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.

Our policy has been to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding potential conflicts of interest. Any relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, then reviews the relationship, and considers the material terms of the relationship, including the importance of the relationship to us, the nature of the related person’s interest in the relationship, whether the relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of each relationship, the Chief Compliance Officer, with assistance from the legal staff, determines whether the relationship is permissible under our Code of Conduct.

With respect to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, except to the extent authority has been delegated to the related person transaction committee under the RPT Policy, our codes of ethics require that each such officer must:

•	Discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;

•	In the case of our Chief Financial Officer and Chief Accounting Officer, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

•	In the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

In the case of any material transactions or relationships involving our Chief Financial Officer or our Chief Accounting Officer, the General Counsel must submit a list of any approved material transactions semiannually to the audit committee for its review.

Under Securities and Exchange Commission rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain shareholders and certain other

123	Fidelity National Financial, Inc.

related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our related person transaction committee has reviewed and approved or ratified any such transactions that are required to be disclosed. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.

DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the Securities and Exchange Commission. Executive officers and directors are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Annual Report on Form 10-K any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2024. Based solely upon a review of these reports, we believe that Mr. Park and Ms. Miller each filed a Form 5 to adjust the shares held by each of them to accurately reflect their ownership in the Company’s common stock as of December 31, 2024. Mr. Hagerty filed one late report and Messrs. Ammerman and Shea filed two late reports. We believe that no other directors or executives failed to file any report by the relevant due date and all directors and executive officers of the Company complied with the requirements of Section 16(a) in 2024.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2026, including submissions of shareholder director nominations in accordance with the proxy access procedures set forth in our bylaws, must be received by the Company no later than December 29, 2025. Any other proposal or director nomination that a shareholder wishes to bring before the 2026 Annual Meeting of Shareholders without inclusion of such matter in the Company’s proxy materials must also be received by the Company no later than December 29, 2025. All proposals and nominations must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and the Company’s bylaws, which require among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals and nominations must be directed to the Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated as proxies by the Company in connection with the 2026 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act of 1934, as amended, no later than April 12, 2026 and must comply with the additional requirements of Rule 14a-19(b).

Fidelity National Financial, Inc.	124

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, your proxy card confers discretionary authority on the persons named in your proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in your proxy card to vote the shares in accordance with their best judgment.

AVAILABLE INFORMATION

The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission.

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Financial, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

By Order of the Board of Directors

Michael J. Nolan

Chief Executive Officer

Dated: April 28, 2025

125	Fidelity National Financial, Inc.

THIS PAGE LEFT

INTENTIONALLY BLANK

Fidelity National Financial, Inc.	126

ANNEX A:

PLAN OF CONVERSION

PLAN OF CONVERSION

This Plan of Conversion (this “Plan”) sets forth certain terms of the conversion of Fidelity National Financial, Inc., a Delaware corporation (the “Delaware Corporation”), to a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Chapters 78 and 92A of the Nevada Revised Statutes (as amended, the “NRS”).

RECITALS:

A.	The Delaware Corporation was incorporated on May 24, 2005

B.	Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and NRS 92A.195, the Delaware Corporation will be converted to a Nevada Corporation.

C.	The Board of Directors of the Delaware Corporation (the “Board”) has (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Delaware Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Delaware Corporation and (ii) approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and the Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion (as each is defined below).

D.	The stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan.

E.	In connection with the Conversion, at the Effective Time (as hereinafter defined), each share of common stock, par value $0.0001 per share (the “Delaware Common Stock”) of the Delaware Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.0001 per share (the “Nevada Common Stock”) of the Nevada Corporation.

F.	The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time (as hereinafter defined), the Delaware Corporation will be converted to the Nevada Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and NRS 92A.195 (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada. The Board and the stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation of the Nevada Corporation.

1.2 Certificate of Conversion. The Delaware Corporation shall file a certificate of conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and shall file articles of conversion in the form attached hereto as Exhibit B (the “Nevada Articles of Conversion”) and articles of incorporation in the form attached hereto as Exhibit C (the “Nevada Articles of Incorporation”) with the Nevada Secretary of State, and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Effective Time. The Conversion will become effective upon the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State and the Nevada Articles of Conversion and Nevada Articles of Incorporation filed with the Nevada Secretary of State or at a such later time as specified in the Delaware Certificate of Conversion and the Nevada Articles of Conversion (the “Effective Time”).

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Nevada Articles of Incorporation and the Bylaws of the Nevada Corporation in the form attached hereto as Exhibit D (together with the Nevada Articles of Incorporation, the “Nevada Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or its stockholders, the members of the Board and the officers of the Delaware Corporation holding their respective offices in the Delaware Corporation existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board and officers of the Nevada Corporation.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS. Without limitation of the foregoing, for all purposes of the laws of the State of Delaware and Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation, and may be enforced against the Nevada Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation or the stockholders, each share of Delaware Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Nevada Common Stock, and all options, warrants or other entitlement to receive a share of Delaware Common Stock shall automatically be converted into an option, warrant or other entitlement to receive a share of Nevada Common Stock.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time prior to the filing of the Certificate of Conversion with the Delaware Secretary of State, the Delaware Corporation may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan of Conversion is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code.

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

2

ANNEX B:

NEVADA ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION

OF

FIDELITY NATIONAL FINANCIAL, INC.

ARTICLE 1

NAME OF CORPORATION

The name of the corporation is Fidelity National Financial, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED AGENT AND REGISTERED OFFICE

The initial registered agent of the Corporation shall be C T Corporation System. The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE 3

BOARD OF DIRECTORS

(A)        Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”). Except as otherwise provided for in these articles of incorporation (as amended from time to time, these “Articles”), including any certificate of designation relating to any then- outstanding series of Preferred Stock, the total number of directors shall be determined from time to time within the fixed minimum and maximum established in the bylaws of the Corporation (as amended from time to time, the “Bylaws”) and the Board of Directors shall be elected in such manner as shall be provided in the Bylaws.

(B)        Classification. The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes respectively designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Any director of any class elected or appointed to fill a newly created directorship resulting from an increase in the size of a class of directors shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors cause the removal, or shorten the term, of any incumbent director. If any change in the classification of the directors would otherwise increase the term of a director, and unless such change is effected by way of a duly adopted amendment to these Articles and otherwise provides, the term of each incumbent director on the effective date of such change terminates on the date that such term would have terminated had there been no such change in the classification of directors. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

1 of 10

(C)        Voting Rights of Preferred Stock. Notwithstanding any of the foregoing provisions, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles, including any certificate of designation relating to any series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article 3 unless expressly provided by such terms.

(D)        As of the effective date of these Articles, the Board of Directors comprises the eleven individuals set forth below:

Raymond R. Quirk	Class I
Sandra D. Morgan	Class I
Heather H. Miller	Class I
John D. Rood	Class I
Halim Dhanidina	Class II
Daniel D. (Ron) Lane	Class II
Cary H. Thompson	Class II
William P. Foley, II	Class III
Douglas K. Ammerman	Class III
Thomas M. Hagerty	Class III
Peter O’Shea, Jr.	Class III

As of the effective date of these Articles, each director (i) is classified as indicated above opposite such director’s name and (ii) has the following as their business address with respect to the Corporation: 1701 Village Center Circle, Las Vegas, NV 89134.

ARTICLE 4

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful, act, business or activity for which corporations may now or hereafter be organized under the laws of the State of Nevada.

ARTICLE 5

AUTHORIZED SHARES

(A)        Capital Stock. The Corporation is authorized to issue an aggregate of 650,000,000 shares of capital stock of the Corporation, consisting of (a) 600,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). The capital stock of the Corporation may be issued from time to time for such consideration as shall be determined by the Board of Directors. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be fully paid and non-assessable.

(B)        Preferred Stock. The Board of Directors is hereby vested, to the fullest extent permitted under the Nevada Revised Statutes (as amended from time to time, the “NRS”), with the

2 of 10

authority to designate from time to time, by duly adopted resolution(s), one or more series of the Preferred Stock, to fix the number of shares constituting such series and to prescribe the voting powers, designations, preferences, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. Any such resolution prescribing a series of Preferred Stock must include a distinguishing designation for such series. If any series of Preferred Stock is established by resolution of the Board of Directors pursuant to this provision, a certificate of designation relating to such series and complying with the applicable provisions of the NRS must be filed with the Nevada Secretary of State and become effective before the issuance of any shares of such series. Except as otherwise required by law, the holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by these Articles, including the certificate of designation relating to such series of Preferred Stock. To the extent provided in these Articles, including any certificate of designation relating to a series of Preferred Stock, the Board of Directors may increase (but not above the total number of then authorized and undesignated shares of Preferred Stock) or decrease (but not below the number of shares of that series then outstanding) the number of shares of such series.

(C)        Dividends. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles or the NRS, the holders of Common Stock shall be entitled to receive dividends in the form of cash, property or shares of the Corporation when, as and if declared by the Board of Directors out of funds of the Corporation to the extent and in the manner permitted by law.

(D)        Assessment of Stock. The capital stock of the Corporation, after the consideration therefor has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these Articles shall not be amended in this particular.

(E)         No Preemptive Rights. No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

(F)        No Cumulative Voting. The stockholders of the Corporation shall not be entitled to cumulative voting in the election of any directors.

(G)        No Reverse Stock Splits without Stockholder Approval. The Corporation is prohibited from effectuating any reverse split of any class or series of the Corporation’s capital stock pursuant to NRS 78.207 without stockholder approval.

ARTICLE 6

LIMITATION OF LIABILITY,

INDEMNIFICATION AND PAYMENT OF EXPENSES

(A)        Limitation of Liability. The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS, provided that no such elimination or limitation of liability under the NRS shall apply to any director’s or officer’s act or failure to act that is proven to constitute a breach of such director’s or officer’s fiduciary duties as a director or officer, which breach (i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which such director or officer derived an improper

3 of 10

personal benefit. Directors of the Corporation shall be liable for the payment of any unlawful distributions to the extent provided under NRS 78.300.

(B)        Indemnification. To the fullest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751 and NRS 78.752) and other applicable law, the Corporation shall indemnify and defend any current and former directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation.

(C)        Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement or otherwise, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such directors or officers in their respective capacities as directors or officers of the Corporation must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

(D)        Repeal and Conflict. Any repeal or modification of this Article 6 approved by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between any section of this Article 6 and any other provision of these Articles, the terms and provisions of this Article shall control.

ARTICLE 7

BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of the Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE 8

CORPORATE OPPORTUNITIES

(A)        In anticipation of the possibility (i) that the officers and/or directors of the Corporation (as defined below) may also serve as officers and/or directors of F&G (as defined below) and (ii) that the Corporation and F&G may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with F&G, if any, the provisions of this Article 8 are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to F&G and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(B)        (i)       Except as may be otherwise provided in a written agreement between the Corporation and F&G, F&G shall have no duty to refrain from engaging in the same or similar

4 of 10

activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither F&G or any officer or director thereof (except in the event of any violation of Section C of this Article 8, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of F&G.

(ii)         The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with F&G. Subject to Section C of this Article 8, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries or F&G, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of F&G. Subject to Section C of this Article 8 to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of F&G shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries or on behalf of F&G in respect of any such agreement or performing any such agreement in accordance with its terms.

(C)        In the event that a director or officer of the Corporation who is also a director or officer of F&G acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation and F&G, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(i)          a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of F&G, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person’s capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

(ii)         a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of F&G, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as a director of the Corporation; and

(iii)        a corporate opportunity offered to any person who is an officer of both the Corporation and F&G shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as an officer of the Corporation.

Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

(D)       (i)        For purposes of this Article 8 only, a director of any company who is the chair of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

5 of 10

(ii)         For purposes of this Article 8 only, the term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. For purposes of this Article 8 only, the term “F&G” shall mean F&G Annuities & Life, Inc., and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

(E)        Anything in these Articles to the contrary notwithstanding, the foregoing provisions of this Article 8 shall terminate, expire and have no further force and effect on the date that no person who is a director or officer of the Corporation is also a director or officer of F&G. Neither the alteration, amendment, termination, expiration or repeal of this Article 8 nor the adoption of any provision of these Articles inconsistent with this Article 8 shall eliminate or reduce the effect of this Article 8 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE 9

STOCKHOLDER ACTION BY WRITTEN CONSENT

(A)        Action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting or a vote if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted and in accordance with this Article 9.

(B)        Actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent (each, a “Consent”) of (i) the holders of Common Stock but only if such action is taken in accordance with the provisions of this Article 9, or (ii) the holders of any class or series of Preferred Stock issued pursuant to these Articles, including any certificate of designation relating to such series of Preferred Stock, but only if the terms of such series of Preferred Stock expressly provide for such action by Consent.

(C)        The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article 9. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than 15% of all issued and outstanding shares of Common Stock, as determined in accordance with any applicable requirements of the Bylaws, who shall continue to own not less than 15% of all issued and outstanding shares of Common Stock through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section D of this Article 9. By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information

6 of 10

requested by the Corporation pursuant to Section D of this Article 9, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article 9 and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article 9 or if such no determination shall have been made by the date required by this Article 9, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section H of this Article 9; except that, if prior action by the Board of Directors is required under the provisions of the NRS, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(D)        Any Request (i) must be delivered by the holders of record owning not less than 15% of all issued and outstanding shares of Common Stock, as determined in accordance with any applicable requirements of the Bylaws (with evidence of such ownership attached), who shall continue to own not less than 15% of all issued and outstanding shares of Common Stock through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (ii) must describe the action proposed to be authorized or taken by Consent; and (iii) must contain (a) such other information and representations, to the extent applicable, then required by the Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (b) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws), and (c) any agreement of the requesting stockholders required by the Bylaws. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Bylaws with respect to information provided concerning nominations for elections to the Board of Directors or other business at annual stockholders meetings.

(E)        Stockholders are not entitled to authorize or take action by Consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (iii) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or other applicable law.

(F)        Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.

7 of 10

(G)        Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section H of this Article 9, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

(H)        Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation at its principal place of business, or at its registered office in the State of Nevada no earlier than 60 days after the delivery of a valid Request. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate (an “Other Officer”), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article 9. If after such investigation the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section, the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(I)         No action may be authorized or taken by the stockholders by Consent except in accordance with this Article 9. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article 9, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article 9, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section H of this Article 9 represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Nevada law and these Articles.

(J)        Nothing contained in this Article 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of

8 of 10

any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(K)            Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article 9 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

ARTICLE 10

NEVADA “COMBINATIONS WITH
INTERESTED STOCKHOLDERS” STATUTES

The Corporation expressly elects to be subject to the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time.

ARTICLE 11
DISSENTER’S RIGHTS

The provisions of NRS 92A.390(1) shall not be applicable to the holders of any class or series of shares of the Corporation’s capital stock with respect to any corporate action (i) for which corporate action dissenter’s rights would otherwise be available pursuant to NRS 92A.380, and (ii) the terms of which corporate action require the holders of such class or series to accept for such shares consideration consisting only of cash.

ARTICLE 12
MISCELLANEOUS PROVISIONS

(A)            Severability. If any provision or provisions of these Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Articles (including, without limitation, each portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Articles (including, without limitation, each such portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

(B)            Deemed Notice and Consent. To the fullest extent permitted by law, any current stockholder of the Corporation at the time these Articles are effective, and each and every person or entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of capital stock of the Corporation by reason of and from and after the time of such purchase or other acquisition, shall be deemed to have notice of and to have consented to all of the provisions

9 of 10

of (i) these Articles, (ii) the Bylaws and (iii) any amendment to the Articles or the Bylaws enacted or adopted in accordance with the Articles, the Bylaws and applicable law.

*       *       *       *

10 of 10

ANNEX C:

NEVADA BYLAWS

BYLAWS

of

FIDELITY NATIONAL FINANCIAL, INC.

a Nevada corporation

ARTICLE I
OFFICES

Section 1.1        Principal Office. The principal office and place of business of Fidelity National Financial, Inc. (the “Corporation”) shall be at such location as established from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2       Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

ARTICLE II
STOCKHOLDERS

Section 2.1       Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. No business may be transacted at the annual meeting other than the election of directors and such other business as may be properly brought before the meeting pursuant to these Bylaws (as amended from time to time, these “Bylaws”). Except as otherwise restricted by the articles of incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.2       Special Meetings. Unless otherwise prescribed by the Nevada Revised Statutes (as amended from time to time, the “NRS”) or the Articles of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called only by the chair of the board or the chief executive officer or, if there be no chair of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request (which request shall state the purpose or purposes of the meeting) of (i) at least a majority of the Board of Directors or (ii) the stockholders of the Corporation owning twenty-five percent (25%) or more of the issued and outstanding shares of the Corporation’s capital stock entitled to vote. Special meetings may not be called by any other person or persons. The chair of the board, chief executive officer, president or secretary so calling any such meeting shall fix the time, date and place for holding such special meeting. Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders. No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.3       Place of Meetings. Unless a meeting is to be held solely by remote communication pursuant to Section 2.14, any meeting of the stockholders of the Corporation may be held at the Corporation’s registered office in the State of Nevada or at such other place in or out of the State of Nevada as may be designated in the notice of meeting. A waiver of notice signed by all stockholders entitled to vote thereat may designate any place for the holding of such meeting. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held by means of remote communications or other available technology in accordance with Section 2.14.

1

Section 2.4       Notice of Meetings; Waiver of Notice.

(a)          The chief executive officer, the president, any vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any stockholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of remote communication, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410.

(b)          In the case of an annual meeting, subject to Section 2.13, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

(c)          A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting (unless the NRS requires delivery to all stockholders of record, in which case such notice shall be delivered to all such stockholders) at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws may be given pursuant to the forms of electronic transmission listed herein, if such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(d)          The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

2

(e)          Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5      Determination of Stockholders of Record.

(a)           For the purpose of determining the stockholders entitled to (i) notice of and to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable.

(b)          The record date for determining the stockholders entitled to take action by written consent pursuant to Section 2.9 of these Bylaws shall be as determined in accordance with Article 9 of the Articles of Incorporation.

(c)          If no record date is fixed, the record date for determining the stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.6     Quorum; Adjourned Meetings.

(a)          Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the Corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), within each such class or series is necessary to constitute a quorum of each such class or series.

(b)          If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

3

Section 2.7     Voting.

(a)       Unless otherwise provided in the NRS, the Articles of Incorporation, or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent, as applicable.

(b)        Except as otherwise provided in these Bylaws, all votes with respect to shares (including pledged shares) standing in the name of an individual at the close of business on the record date (or the date established by the Board of Directors in connection with stockholder action by written consent, as applicable) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c)        With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chair of the board, if any, the chief executive officer, the president or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d)       Notwithstanding anything to the contrary contained in these Bylaws and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned or held by it, and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e)       Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f)        With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, spouses as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(i)            If only one person votes, the vote of such person binds all.

4

(ii)            If more than one person casts votes, the act of the majority so voting binds all.

(iii)          If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g)        If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act and decision of the stockholders if approved by the vote of the holders of a majority of the stock represented and entitled to vote at such meeting.

(h)       If a quorum is present, each director shall be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors, provided that, if as of the date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”), the number of director nominees exceeds the number of directors to be elected in such election (a “contested election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.7(h), a “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non- votes” not counted as a vote either “for” or “against” that directors’ election). If directors are to be elected by a plurality of the votes cast in a contested election, stockholders shall not be permitted to vote against a nominee. In an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his or her resignation to the Board of Directors. The Board of Directors will decide, after considering the recommendation of the Corporation’s corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”), whether to accept or reject the tendered resignation, or whether other action should be taken. The nominee in question will not participate in the recommendation or decision-making process. The explanation by the Board of Directors of its decision will be publicly disclosed within ninety (90) days from the date of publication of the election results. The Corporate Governance and Nominating Committee and the Board of Directors may consider any factor deemed appropriate in making this determination. If a director’s resignation is accepted by the Board of Directors pursuant to this section, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.7.

Section 2.8        Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9        Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting upon the written consent of the stockholders, but only if such action is taken in accordance with the provisions of Article 9 of the Articles of Incorporation.

Section 2.10     Organization.

(a)        Meetings of stockholders shall be presided over by the chair of the board, or, in the absence of the chair of the board, by the vice chair of the board, if any, or if there be no vice chair or in the absence of the vice chair, by the chief executive officer, or if there be no chief executive officer or in the absence of the chief executive officer, by the president, or, in the absence of the president, or, in the

5

absence of any of the foregoing persons, by a chair designated by the Board of Directors, or by a chair chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The individual acting as chair of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chair of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b)         The chair of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

Section 2.11      Consent to Meetings. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12      Director Nominations and Business Conducted at Meetings of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made (i) at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (B) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in Section 2.13 and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and who complies with the notice procedures set forth in this Section 2.13 (other than with respect to nominations made in accordance with Section 2.13(e)), or (ii) at any annual meeting, by an Eligible Stockholder (as defined in Section 2.13(e) of these Bylaws) that meets the requirements of Section 2.13(e) of these Bylaws.

6

Section 2.13       Advance Notice of Director Nominations and Stockholder Proposals by Stockholders.

(a)       Only such persons who are nominated in accordance with the procedures set forth in Section 2.12 and this Section 2.13 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.12 and this Section 2.13.

(b)       In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred and twenty (120) days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made. To be in proper written form, a stockholder's notice to the secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the chair of the meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be discussed or transacted.

(c)       In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 2.13, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, such stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than one-hundred and twenty (120) days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was first made.

(d)       For a nomination made pursuant to Section 2.12(i)(B) to be in proper written form, a stockholder’s notice of nomination submitted to the secretary of the Corporation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age,

7

business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each such nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including each such nominee’s written consent to be named as a nominee and to serve as a director if elected); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and record address of such stockholder and the name and address of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (C) a description of all agreements, arrangements or understandings between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and is a holder of record of stock of the Corporation entitled to vote at such meeting, and (F) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) a representation as to whether either such stockholder or such beneficial owner, alone or as part of a group, intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and qualifications of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(e)       Subject to the requirements of this Section 2.13(e), the Corporation shall include in its proxy statement and on its proxy card for any annual meeting the name of any proxy access nominee for election to the Board of Directors who is properly submitted pursuant to this Section 2.13(e) (each a “Proxy Access Nominee”) provided that (i) timely written notice of such Proxy Access Nominee satisfying this Section 2.13(e) (a “Proxy Access Nomination Notice”) is delivered to the Corporation by or on behalf of a stockholder or group of stockholders that, at the time the Proxy Access Nomination Notice is delivered, satisfy the ownership and other requirements of this Section 2.13(e) (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible

8

Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Nomination Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 2.13(e), and (iii) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy the requirements of this Section 2.13(e) and the director qualification requirements set forth in the Corporation’s corporate governance guidelines or other document(s) setting forth qualifications for directors (the “Corporate Governance Guidelines”).

(i)            To be timely, an Eligible Stockholder’s Proxy Access Nomination Notice must meet the advance notice requirements set forth in Section 2.13(c) of these Bylaws.

(ii)           In addition to including the name of the Proxy Access Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (B) a Statement (as defined below) (collectively, the “Required Information”). To be timely, the Required Information must be delivered to the secretary of the Corporation within the time period specified in Section 2.13(c)(i) of these Bylaws. Nothing in this Section 2.13(e) shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee.

(iii)           The number of Proxy Access Nominees (including Proxy Access Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.13(e) but either are subsequently withdrawn or that the Board of Directors decides to nominate appearing in the Corporation’s proxy statement with respect to a meeting of stockholders and Proxy Access Nominees who were previously elected based upon a nomination pursuant to this Section 2.13(e) at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of the Directors) shall not exceed the greater of two (2) or twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2.13(e) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.13(e) exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Proxy Access Nomination Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(iv)          An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents three percent (3%) or more of the total voting power of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Nomination Notice is delivered to or received by the Corporation in accordance with this Section 2.13(e) and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 2.13(e), the voting power represented by the shares of the Corporation’s capital stock owned by one or more

9

stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty-five (25), and a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. With respect to any annual meeting, no person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13(e).

(v)            For purposes of this Section 2.13(e), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the Corporation’s proxy statement, or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.13(e), the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(vi)          Within the time period specified in Section 2.13(e)(i), an Eligible Stockholder must provide with its Proxy Access Nomination Notice the following information in writing to the secretary of the Corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Nomination Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide (1) within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting; (B) documentation satisfactory to the Corporation demonstrating that a group of funds are entitled to be treated as one (1) stockholder or person for purposes of this Section 2.13(e); (C) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (1) intends to continue to own the Required Shares

10

through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 2.13(e), (4) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors, (5) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (6) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (D) the written consent of each Proxy Access Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (E) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (F) the information and representations that would be required to be set forth in the stockholder’s notice of a nomination pursuant to Section 2.13(d) of these Bylaws; (G) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (H) an undertaking that the Eligible Stockholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, or its officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, or its officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.13(e), (3) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

(vii)          The Eligible Stockholder may with its Proxy Access Nomination Notice, provide to the secretary of the Corporation, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words per Proxy Access Nominee, in support of each Proxy Access Nominee it names in its Proxy Access Nomination Notice (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation, or listing standard.

(viii)         Within the time period specified in Section 2.13(e)(i), a Proxy Access Nominee must deliver to the secretary of the Corporation a written representation and agreement that the Proxy Access Nominee: (A) has read and agrees to adhere to the Corporation’s code of conduct, Corporate Governance Guidelines, and conflict of interest, confidentiality and stock ownership and securities trading policies, and any other policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or

11

question that has not been disclosed to the Corporation (a “Voting Commitment”), (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director and/or service as a director, in each case that has not been disclosed to the Corporation. At the request of the Corporation, the Proxy Access Nominee must (A) complete, sign and submit all questionnaires required of the Board of Directors within five (5) business days of receipt of each such questionnaire from the Corporation; and (B) provide within five (5) business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Nominee meets the requirements of this Section 2.13(e) and/or the Corporation’s requirements with regard to qualifications and policies and guidelines applicable to members of the Board of Directors, including whether: (1) such Proxy Access Nominee is independent under the listing standards of each principal U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of members of the Board of Directors (the “Independence Standards”), (2) such Proxy Access Nominee has any direct or indirect relationship with the Corporation, and (3) such Proxy Access Nominee is not and has not been subject to (x) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (y) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(ix)          In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(x)           The Corporation shall not be required to include pursuant to this Section 2.13(e), any Proxy Access Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) if (A) the Eligible Stockholder who has nominated such Proxy Access Nominee has nominated for election to the Board of Directors at the annual meeting any other person pursuant to Section 2.12(i)(B), (B) the Eligible Stockholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or any other nominee, (C) the Proxy Access Nominee is determined by the Board of Directors not to be independent under the Independence Standards, (D) the Proxy Access Nominee’s election as a director would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the Corporate Governance Guidelines, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (E) the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment or Compensation Arrangement, (F) the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (G) the Proxy Access Nominee’s then-current or within the preceding ten (10) years’ business or personal interests place such Proxy Access Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Nominee to violate any fiduciary duties of directors established pursuant to the laws of the State of Nevada, including but not limited to the duty of loyalty and duty of care, (H) the Proxy Access Nominee is a named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (I) the Proxy Access Nominee is subject to any order of the type

12

specified in Rule 506(d) of Regulation D under the Securities Act, or (J) the Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, and/or obligations pursuant to this Section 2.13(e).

(xi)          Notwithstanding anything to the contrary set forth herein, if (A) the Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 2.13(e), as determined by the Board of Directors or the person presiding at the meeting, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.13(e), (x) the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(xii)          Any Proxy Access Nominee who is included in the Corporation’s proxy statement for a particular annual meeting but withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Nominee pursuant to this Section 2.13(e) for the next two annual meetings.

(xiii)         The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.13(e) and to make any and all determinations necessary or advisable to apply this Section 2.13(e) to any persons, facts or circumstances, including the power to determine (A) whether a person or group of persons qualifies as an Eligible Stockholder, (B) whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 2.13(e), (C) whether a notice complies with the requirements of this Section 2.13(e), (D) whether a person satisfies the qualifications and requirements to be a Proxy Access Nominee, (E) whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards, and (F) whether any and all requirements of this Section 2.13(e) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

(f)            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(g)           Subject to Section 2.13(e) of these Bylaws and except as otherwise required by law, nothing in this Section 2.13 shall be construed to permit any stockholder of the Corporation to

13

include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(h)            For purposes of Section 2.13 of these Bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.14       Meetings Through Remote Communications. Stockholders may participate in a meeting of the stockholders by any means of remote communications, including electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting. Notwithstanding anything to the contrary in these Bylaws, a meeting of stockholders may be held solely by remote communication pursuant to and in accordance with NRS 78.320(4).

ARTICLE III
DIRECTORS

Section 3.1       General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things except as otherwise provided in NRS Chapter 78 or the Articles of Incorporation.

Section 3.2        Number, Tenure, and Qualifications. Subject to the rights, if any, of holders of preferred stock of the Corporation to elect directors of the Corporation, the Board of Directors shall consist of not less than one nor more than fourteen members with the exact number of directors within the foregoing fixed minimum and maximum to be determined from time to time exclusively by resolution duly adopted by the Board of Directors, without amendment to these Bylaws or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, each director shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor shall be elected or appointed and qualified, or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws.

Section 3.3       Chair of the Board. The Board of Directors shall elect a chair of the board from the members of the Board of Directors, who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law. The chair of the board shall possess the same power as the chief executive officer or the president to sign all contracts, certificates and other instruments of the Corporation. During the absence or disability of the chief executive officer or the president, the chair of the board shall exercise all the powers and

14

discharge all the duties of the chief executive officer or the president. The chair of the board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors

Section 3.4       Vice Chair of the Board. The Board of Directors may elect a vice chair of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and the chair of the board is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 3.5       Classification and Elections. The directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, to be known as “Class I,” “Class II” and “Class III.” Each director shall hold office for a three-year term or until the next annual meeting of stockholders at which his or her successor is elected and qualified. At each annual meeting of stockholders, successors to the directors of the class whose term of office expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one class of directors shall expire at each annual meeting. The number of directors in each class, which shall be such that as near as possible to one-third and at least one-fourth (or such other fraction as required by the NRS) in number are elected at each annual meeting, shall be established from time to time by resolution of the Board of Directors and shall be increased or decreased by resolution of the Board of Directors, as may be appropriate whenever the total number of directors is increased or decreased.

Section 3.6       Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. In addition, the Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been (a) declared incompetent by an order of a court of competent jurisdiction, or (b) convicted of a felony. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the chair of the board, the president or the secretary, or in the absence of all of them, any other officer of the Corporation.

Section 3.7       Vacancies; Newly Created Directorships. Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when their successors are elected or appointed, at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.8       Regular Meetings. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings, and if the Board of Directors so provides with respect to a regular meeting, notice of such regular meeting shall not be required.

Section 3.9       Special Meetings. Subject to any rights of the holders of preferred stock, if any, and except as otherwise required by law, special meetings of the Board of Directors may be called only

15

by the chair of the board, if any, or if there be no chair of the board, by the chief executive officer, the president or the secretary, and shall be called by the chair of the board, if any, the chief executive officer, the president, or the secretary upon the request of at least a majority of the Board of Directors. If the chair of the board, or if there be no chair of the board, each of the chief executive officer, the president, and the secretary, fails for any reason to call such special meeting, a special meeting may be called by a notice signed by at least a majority of the Board of Directors.

Section 3.10      Place of Meetings. Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.11      Notice of Meetings. Except as otherwise provided in Section 3.8, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation a copy of a written notice of any meeting (i) by delivery of such notice personally at least forty-eight (48) hours before the time of such meeting,, (ii) by mailing such notice postage prepaid at least forty-eight (48) hours before the time of such meeting, (iii) by facsimile at least twenty-four (24) hours before the time of such meeting, (iv) by overnight courier at least forty-eight (48) hours before the time of such meeting, or (v) by electronic transmission or electronic writing, including, without limitation, e-mail, at least twenty-four (24) hours before the time of such meeting. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If sent via facsimile, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent by electronic transmission (including, without limitation, e-mail), the notice shall be deemed delivered when directed to the e-mail address of the director appearing on the records of the Corporation and otherwise pursuant to the applicable provisions of NRS Chapter 75. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.12      Quorum; Adjourned Meetings.

(a)        A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b)         At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.13      Manner of Acting. Except as provided in Section 3.15, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

16

Section 3.14      Meetings Through Remote Communications. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of remote communications, including electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.14 constitutes presence in person at the meeting.

Section 3.15     Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.16      Powers and Duties.

(a)        Except as otherwise restricted by NRS Chapter 78 or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as it deems fit.

(b)         The Board of Directors, in its discretion, or the officer presiding at a meeting of stockholders, in his or her discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

(c)        The Board of Directors may, by resolution passed by at least a majority of the Board of Directors, designate one or more committees, provided that each such committee must have at least one director of the Corporation as a member. Unless the Articles of Incorporation, the charter of the committee, or the resolutions designating the committee expressly require that all members of such committee be directors of the Corporation, the Board of Directors may appoint natural persons who are not directors of the Corporation to serve on such committee. The Board of Directors may designate one or more individuals as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another individual to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by

17

resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

(d)           The Board of Directors, by resolution adopted by at least a majority of the Board of Directors, may designate three or more directors to constitute an audit committee of the Corporation, to serve as such until the next annual meeting of the Board of Directors or until their respective successors are designated. The audit committee will carry out its responsibilities as set forth in an audit committee charter adopted, and as amended from time to time, by the Board of Directors.

Section 3.17        Compensation. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity, which may include the payment of expenses, if any, of attendance at each meeting of the Board of Directors, or a fixed sum for attendance at each meeting or a stated salary as director. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.17, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. At the discretion of the Board of Directors, members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.18         Organization. Meetings of the Board of Directors shall be presided over by the chair of the board, or in the absence of the chair of the board by the vice chair, if any, or in his or her absence by a chair chosen at the meeting. The secretary, or in the absence, of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting.

ARTICLE IV

OFFICERS

Section 4.1          Election. The Board of Directors shall elect or appoint a chief executive officer, a president, a secretary and a treasurer or the equivalents of such officers. Such officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, including but not limited to a chair of the board and vice chair of the board (each of whom must be a director), a chief financial officer, assistant chief financial officer, controller, and one or more vice presidents, assistant treasurers and assistant secretaries, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold two or more offices.

Section 4.2           Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3           Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4          Chief Executive Officer. The chief executive officer shall, subject to the control of the Board of Directors, have general executive charge, management and control of the properties,

18

business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities, and the chief executive officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. In the absence or disability of the chair of the board or vice chair of the board, or if there is none, the chief executive officer shall preside at all meetings of the stockholders and the Board of Directors. The chief executive officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 4.5           President. The president, subject to the supervision and control of the Board of Directors, the chief executive officer and, if there is one, the chair of the board (or vice chair of the board), shall in general actively supervise and control the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. In the absence or disability of the chief executive officer and, if there is one, the chair of the board (or vice chair of the board), the president shall preside at all meetings of the stockholders and the Board of Directors. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, these Bylaws or as provided by law.

Section 4.6          Vice Presidents. The Board of Directors may elect one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the president, these Bylaws or as provided by law.

Section 4.7          Secretary. The secretary shall attend all meetings of the stockholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or any appropriate committee may direct. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law.

Section 4.8          Assistant Secretaries. An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law.

Section 4.9          Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board of

19

Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the chair of the board, the vice chair of the board, the president and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as chief financial officer and of the financial condition of the Corporation. The chief financial officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the chief executive officer, the chair of the board, the vice chair of the board or the president.

Section 4.10        Assistant Chief Financial Officer. The assistant chief financial officer, or if there is more than one, the assistant chief financial officers, in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of the chief financial officer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the chief executive officer, the chair of the board, the vice chair of the board, the president or the chief financial officer.

Section 4.11       Controller. The Board of Directors may elect a controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him or her by the Board of Directors.

Section 4.12       Treasurer. The treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.

Section 4.13        Assistant Treasurers. An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, the treasurer, these Bylaws or as provided by law. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.14        Execution of Negotiable Instruments, Deeds and Contracts. All (i) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (ii) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (iii) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors or the chief executive officer may from time to time designate. The Board of Directors may authorize the use of the facsimile and electronic signatures of any such persons. Any officer of the Corporation shall be authorized to attend,

20

act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

ARTICLE V

CAPITAL STOCK

Section 5.1           Issuance. Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2           Stock Certificates and Uncertificated Shares.

(a)           Every holder of stock in the Corporation shall be entitled to have a certificate issued and signed by or in the name of the Corporation by (i) the chief executive officer, the president, or a vice president, and (ii) the secretary, an assistant secretary, the treasurer or the chief financial officer, if any, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b)           Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation, and, at least annually thereafter, to the extent required by law, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

(c)           Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are

21

without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS or such other federal, state or local laws or regulations then in effect.

Section 5.3           Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4          Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5          Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new, equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded in the records of the Corporation. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

Section 5.6          Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7          Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

22

ARTICLE VI

DISTRIBUTIONS

Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in money, shares of corporate stock, property or any other medium not prohibited under applicable law. The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

ARTICLE VII

RECORDS AND REPORTS; CORPORATE SEAL; FISCAL YEAR

Section 7.1           Records. All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2           Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except as otherwise specifically provided in these Bylaws, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3          Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

Section 8.1           Indemnification and Insurance.

(a)	Indemnification of Directors and Officers.

(i)          For purposes of this Article VIII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii)         Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law (including, without limitation, NRS 78.751(3)), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that, notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action,

23

suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii)        Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or any predecessor entity thereof or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv)        The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b)           Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c)           Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute (including, without limitation, NRS 78.7502), provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d)           Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e)           Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f)           Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a

24

director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2          Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX

CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE X

AMENDMENT OR REPEAL

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend or repeal these Bylaws or to adopt new bylaws; provided that these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class.

ARTICLE XI

SEVERABILITY

If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of the Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Bylaws (including, without limitation, each such portion of any paragraph of the Bylaws containing any

25

such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

*      *      *      *

26

THIS PAGE LEFT

INTENTIONALLY BLANK

FIDELITY NATIONAL FINANCIAL, INC. 601 RIVERSIDE AVENUE JACKSONVILLE, FLORIDA 32204

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V72953-P30790 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! FIDELITY NATIONAL FINANCIAL, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 1. Election of Class II directors to serve until the 2028 annual meeting of shareholders. The Board of Directors recommends you vote FOR ALL for Proposal 1: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 4. Approval of a non-binding advisory resolution on the compensation paid to our named executive officers. 2. Approval of the redomestication of the Company from the State of Delaware to the State of Nevada by conversion. 3. Approval of a shareholder proposal to elect each director annually. 5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year. The Board of Directors recommends you vote FOR Proposals 2, 4 and 5 and makes no recommendation with respect to Proposal 3: NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. 01) Hon. Halim Dhanidina 02) Daniel E. (Ron) Lane 03) Cary H. Thompson SCAN TO VIEW MATERIALS & VOTEw FIDELITY NATIONAL FINANCIAL, INC. 601 RIVERSIDE AVE. JACKSONVILLE, FL 32204 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025 for shares held directly and by 11:59 p.m. Eastern Time on June 8, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FNF2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025 for shares held directly and by 11:59 p.m. Eastern Time on June 8, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V72954-P30790 FIDELITY NATIONAL FINANCIAL, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIDELITY NATIONAL FINANCIAL, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 11, 2025 The undersigned hereby appoints the Chief Executive Officer, Corporate Secretary and Assistant Corporate Secretary of Fidelity National Financial, Inc. ("FNF"), and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock held of record by the undersigned as of April 14, 2025, at the Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, or any postponement or adjournment thereof. The meeting will be held virtually at www.virtualshareholdermeeting.com/FNF2025. This instruction and proxy card is also solicited by the Board of Directors of FNF for use at the Annual Meeting of Shareholders on June 11, 2025 at 10:00 a.m., Eastern Time, or any postponement or adjournment thereof, from persons who participate in the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"). By signing this instruction and proxy card, the undersigned hereby instructs Delaware Charter Guarantee & Trust Company, doing business as Principal Trust Company (the "Trustee" for the 401(k) Plan), to exercise the voting rights relating to any shares of common stock allocable to his or her account(s) as of April 14, 2025. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Fidelity National Financial, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717). All voting instructions for shares in the 401(k) Plan, whether voted by mail, telephone or internet, must be received by 11:59 p.m., Eastern Time, on June 8, 2025. The Trustee will tabulate the votes from all 401(k) Plan participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Fidelity National Financial, Inc. Meeting Information 2025 Annual Meeting of Shareholders June 11, 2025 10:00 a.m. Eastern Time www.virtualshareholdermeeting.com/FNF2025